                                                                    EXHIBIT 10.2

SEVENTH AMENDING AGREEMENT to the Credit Agreement dated as of November 28, 2000, as amended by a First Amending Agreement dated January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003 and a Sixth Amending Agreement dated as of October 8, 2003, entered into in the City of Montreal, Province of Quebec, as of November 19, 2004

AMONG:                             VIDEOTRON LTEE, a company constituted in accordance with the laws of Quebec, having its registered office at 300 Viger
                                   Street East, 6th floor, in the City of Montreal, Province of
                                   Quebec (hereinafter called the "BORROWER")

                                   PARTY OF THE FIRST PART

AND:                               THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT
                                   (the "LENDERS")

                                   PARTIES OF THE SECOND PART

AND:                               ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE
                                   LENDERS, a Canadian bank, having a place of business at 200
                                   Bay Street, 12th floor, South Tower, Royal Bank Plaza, in
                                   the City of Toronto, Province of Ontario (hereinafter called the "AGENT")

                                   PARTY OF THE THIRD PART

    WHEREAS the parties hereto are parties to a Credit Agreement dated as of November 28, 2000, as amended by a First Amending Agreement dated January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003 and a Sixth Amending Agreement dated as of October 8, 2003 (as so amended, the "PRIOR CREDIT AGREEMENT");

    WHEREAS the Borrower has requested certain amendments to the Prior Credit Agreement to provide it with greater flexibility and, in particular, to allow it to repay Term Facility C, to increase the Credit under the Revolving Facility, and to make certain amendments to pricing and to other covenants; and

    WHEREAS the parties hereto wish to amend and restate the Prior Credit Agreement, as amended pursuant to this Seventh Amending Agreement, in its entirety, the whole without novation;

    WHEREAS the requisite majority of the Lenders has agreed with the Borrower to the amendments contemplated hereby, and as such, the Lenders have complied with the provisions of Section 18.14 of the Credit Agreement, as evidenced by the signature of each Lender and of the Agent on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.  INTERPRETATION

    1. All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Prior Credit Agreement unless otherwise indicated herein.

    2. The parties have agreed to indicate the amendments to the Prior Credit Agreement by showing all (a) additions, by using double-underlined text, and
(b) deletions, by striking out the deleted text.

II. AMENDMENTS

    All amendments are shown on the Amended and Restated Credit Agreement attached as Schedule 1. A clean, unmarked version of the Amended and Restated Credit Agreement is also attached as Schedule 2, which clean version will become the new Credit Agreement (the "CREDIT AGREEMENT") once all conditions precedent hereunder and in Section 10.2 of the attached Amended and Restated Credit Agreement have been met.

III. EFFECTIVE DATE AND CONDITIONS

    1. This Seventh Amending Agreement shall become effective as of November 19, 2004 (the "EFFECTIVE DATE"), subject to the fulfilment of all conditions precedent set out herein and in Section 10.2 of the attached Amended and Restated Credit Agreement.

    2. On the Effective Date, the new Credit Agreement shall supersede the Prior Credit Agreement in its entirety, except as provided in this section. The parties hereto agree that the changes to the terms and conditions of the Prior Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security shall continue to apply to the Prior Credit Agreement, as amended and restated by the Credit Agreement, and all other obligations secured thereby. Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders and the Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, INTER ALIA, the Prior Credit Agreement, as amended and restated by the Credit Agreement.

    3. The Borrower shall pay all fees and costs, including legal fees associated with this Agreement incurred by the Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement.

    4. The Borrower shall provide the opinion of its counsel, in form and substance acceptable to the Agent and the Lenders' counsel, with respect to the power, capacity, and authority of the Borrower and each of the Guarantors to enter into or intervene in this Seventh Amending Agreement and to perform its obligations hereunder, as well as with respect to the enforceability of this Seventh Amending Agreement and the attached Amended and Restated Credit Agreement in accordance with its terms, and the continued enforceability (unaffected hereby) of all of the Security.

    5. The Borrower undertakes to integrate VTL into it, by way of amalgamation or otherwise, on or before January 1, 2006 (the "MERGER").

    6. The Borrower undertakes to provide the opinion of its counsel, in form and substance acceptable to the Agent and the Lenders' counsel, with respect to the power, capacity, and authority of the Borrower to enter into and to perform its obligations under the Security created or registered following the occurrence of the Merger as well as with respect to the enforceability of such Security.

IV. MISCELLANEOUS

    1. All of the provisions of the Prior Credit Agreement which are not amended hereby shall remain in full force and effect.

    2. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

    3. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.

    IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

VIDEOTRON LTEE                                        ROYAL BANK OF CANADA,
                                                      AS AGENT FOR THE LENDERS

Per: /s/ JACQUES MALLETTE                             Per: /s/ GAIL WATKIN
------------------------------------                  ------------------------------------
                                                      Manager, Agency

Per:                                                  Per:

ROYAL BANK OF CANADA                                  THE TORONTO-DOMINION BANK

Per:/s/ VINCENT JOLI-COEUR                            Per: /s/ (ILLEGIBLE)
------------------------------------                  ------------------------------------
Authorized Signatory                                  Per: /s/ (ILLEGIBLE)
                                                      ------------------------------------

Per:

BANK OF MONTREAL                                      BANK OF AMERICA, N.A.,
                                                      CANADA BRANCH

Per: /s/ (ILLEGIBLE)                                  Per: /s/ NELSON LAM
------------------------------------                  ------------------------------------
                                                      Vice President

Per:                                                  Per:

CANADIAN IMPERIAL BANK OF COMMERCE                    THE BANK OF NOVA SCOTIA

Per: /s/ ALEX TESSIER                                 Per: /s/ (ILLEGIBLE)
------------------------------------                  ------------------------------------
Director

Per: /s/ STEVE NISHIMURA                              Per: /s/ (ILLEGIBLE)
------------------------------------                  ------------------------------------
Managing Director

CITIBANK N.A.,                                        CREDIT SUISSE FIRST BOSTON
CANADIAN BRANCH                                       TORONTO BRANCH

Per: /s/ (ILLEGIBLE)                                  Per: /s/ ALAIN DAOUST
------------------------------------                  ------------------------------------
                                                      Director

Per:                                                  Per:/s/ PETER CHAUVIN
                                                      ------------------------------------
                                                      Vice President

CAISSE CENTRALE DESJARDINS                            BANK OF TOKYO-MITSUBISHI (CANADA)

Per: /s/ (ILLEGIBLE)                                  Per: /s/ AMOS W. SIMPSON
------------------------------------                  ------------------------------------
                                                      Senior Vice President and General Manager

Per: /s/ (ILLEGIBLE)                                  Per:
------------------------------------

LAURENTIAN BANK OF CANADA                             NATIONAL BANK OF CANADA

Per: /s/ ALAIN GOYETTE                                Per: /s/ STEPHEN REDDING
------------------------------------                  ------------------------------------

Per: /s/ MICHEL GENDRON                               Per: /s/ (ILLEGIBLE)
------------------------------------                  ------------------------------------

HSBC BANK CANADA

Per: /s/ ERIC SCHUMACHER
------------------------------------
Per:

    The undersigned acknowledge having taken cognizance of the provisions of the foregoing Seventh Amending Agreement and agree that the Guarantees and Security executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Prior Credit Agreement, as amended by a First Amending Agreement dated as of January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated as of October 8, 2003 and by this Seventh Amending Agreement, and as amended and restated pursuant to the Credit Agreement:

LE SUPERCLUB VIDEOTRON LTEE                      GROUPE DE DIVERTISSEMENT SUPERCLUB INC.

Per: /s/ JACQUES MALLETTE                        Per: /s/ JACQUES MALLETTE
------------------------------------             ------------------------------------

VIDEOTRON (1998) LTEE                            CF CABLE TV INC.

Per: /s/ JACQUES MALLETTE                        Per: /s/ JACQUES MALLETTE
------------------------------------             ------------------------------------

VIDEOTRON (REGIONAL) LTD                         9139-3256 QUEBEC INC.

Per: /s/ JACQUES MALLETTE                        Per: /s/ JACQUES MALLETTE
------------------------------------             ------------------------------------

VIDEOTRON TVN INC.                               LES PROPRIETES SUPERCLUB INC./
(FORMERLY 9096-5807 QUEBEC INC.)                 SUPERCLUB PROPERTIES INC.

Per: /s/ JACQUES MALLETTE                        Per: /s/ JACQUES MALLETTE
------------------------------------             ------------------------------------

SUPERCLUB VIDEOTRON CANADA INC.
Per: /s/ JACQUES MALLETTE
------------------------------------

    The undersigned acknowledges having taken cognizance of the provisions of the foregoing Seventh Amending Agreement and agrees that the pledge of the shares of the Borrower executed by GVL pursuant to subsection 9.1.2 of the Credit Agreement and assumed by it (A) remains enforceable against it in accordance with its terms, and (B) continues to secure all of the obligations of the Persons specified in such Security Document in connection with the Prior Credit Agreement, as amended by a First Amending Agreement dated as of January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated October 8, 2003 and by this Seventh Amending Agreement, and as amended and restated pursuant to the Credit
Agreement:

QUEBECOR MEDIA INC.
Per: /s/ JACQUES MALLETTE
------------------------------------

                                                                      SCHEDULE 2

                          VIDEOTRON LTEE, AS BORROWER

                                       -and-

         RBC DOMINION SECURITIES INC., AS LEAD ARRANGER AND BOOKRUNNER

                                       -and-

                      BANK OF AMERICA, N.A., CANADA BRANCH
                             BMO NESBITT BURNS INC.
                           THE TORONTO-DOMINION BANK
                            THE BANK OF NOVA SCOTIA

                                  as Co-Arrangers

                                       -and-

                        THE FINANCIAL INSTITUTIONS NAMED
                         ON THE SIGNATURE PAGES HERETO

                                     as Lenders

                 ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT

                                       as of
                         November 28, 2000, as amended

--------------------------------------------------------------------------------

                                    $450,000,000

                                CREDIT AGREEMENT

           (AS AMENDED BY A FIRST AMENDING AGREEMENT DATED AS OF JANUARY 5, 2001, A SECOND AMENDING AGREEMENT DATED AS OF JUNE 29, 2001, A THIRD AMENDING AGREEMENT DATED DECEMBER 12, 2001 AND ACCEPTED BY THE LENDERS AS OF DECEMBER 21, 2001, A FOURTH AMENDING AGREEMENT DATED AS OF DECEMBER 23, 2002, A FIFTH AMENDING AGREEMENT DATED AS OF
           MARCH 24, 2003, A SIXTH AMENDING AGREEMENT DATED AS OF OCTOBER 8, 2003 AND A SEVENTH AMENDING AGREEMENT DATED AS OF NOVEMBER 19, 2004)

--------------------------------------------------------------------------------

                               HEENAN BLAIKIE LLP

                           1250 Rene-Levesque Blvd. West
                                   Suite 2500
                           Montreal (Quebec) H3B 4Y1
                           Telephone: (514) 846-1212
                           Telecopier: (514) 846-3427

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
1.      INTERPRETATION.............................................................       1
        1.1            Definitions.................................................       1
        1.2            Interpretation..............................................      16
        1.3            Currency....................................................      16
        1.4            Generally Accepted Accounting Principles....................      16
        1.5            Division and Titles.........................................      16

2.      THE CREDIT.................................................................      16
        2.1            The Facility................................................      16
        2.2            The Revolving Facility......................................      16

3.      PURPOSE....................................................................      17
        3.1            Purpose of the Advances.....................................      17

4.      ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS............................      17
        4.1            Notice of Borrowing -- Direct Advances......................      17
        4.2            LIBOR Advances and Conversions..............................      17
        4.3            Cash Management Facilities..................................      17
        4.4            Operation of Accounts.......................................      18
        4.5            Apportionment of Advances...................................      18
        4.6            Limitations on Advances.....................................      18
        4.7            Notices Irrevocable.........................................      18
        4.8            Market for Bankers' Acceptances and Libor Advances..........      18
        4.9            Suspension of BA Advance and Libor Advance Option...........      18
        4.10           Limits on BA Advances and Libor Advances....................      19
        4.11           Specific Clause with Regard to Foreign Lenders..............      19

5.      INTEREST AND FEES..........................................................      19
        5.1            Interest on the Prime Rate Basis............................      19
        5.2            Payment of Interest on the Prime Rate Basis.................      19
        5.3            Interest on the Libor Basis.................................      19
        5.4            Payment of Interest on the Libor Basis......................      20
        5.5            Limits to the Determination of LIBOR........................      20
        5.6            Fixing of LIBOR.............................................      20
        5.7            Hedging.....................................................      20
        5.8            Interest on the Loan........................................      20
        5.9            Arrears of Interest.........................................      20
        5.10           Maximum Interest Rate.......................................      20
        5.11           Fees........................................................      21
        5.12           Interest Act................................................      21

6.      BANKERS' ACCEPTANCES.......................................................      21
        6.1            Advances by Bankers' Acceptances and Conversions into             21
                       Bankers' Acceptances........................................
        6.2            Acceptance Procedure........................................      22
        6.3            Purchase of Bankers' Acceptances and Discount Notes.........      23
        6.4            Maturity Date of Bankers' Acceptances.......................      23
        6.5            Deemed Conversions on the Maturity Date.....................      23
        6.6            Conversion and Extension Mechanism..........................      23
        6.7            Amounts given to the Lenders do not constitute a                  23
                       prepayment..................................................
        6.8            Prepayment of Bankers' Acceptances..........................      24
        6.9            Apportionment Amongst the Lenders...........................      24
        6.10           Cash Deposits...............................................      24
        6.11           Days of Grace...............................................      24

                                                                                        PAGE
                                                                                      --------
        6.12           Obligations Absolute........................................      24
        6.13           Depository Bills and Notes Act..............................      25

7.      ILLEGALITY, INCREASED COSTS AND INDEMNIFICATION............................      25
        7.1            Illegality, Increased Costs.................................      25
        7.2            Indemnity...................................................      26

8.      PAYMENT, REPAYMENT AND PREPAYMENT..........................................      26
        8.1            Repayment of the Loan.......................................      26
        8.2            Amount and Apportionment of Mandatory Repayments............      26
        8.3            Voluntary Repayment and Prepayment of the Loan or                 26
                       Cancellation of the Credit..................................
        8.4            Payment of Losses Resulting From a Prepayment or a Mandatory      27
                       Repayment...................................................
        8.5            Currency of Payments........................................      27
        8.6            Payments by the Borrower to the Agent.......................      27
        8.7            Payment on a Business Day...................................      28
        8.8            Payments by the Lenders to the Agent........................      28
        8.9            Payments by the Agent to the Borrower.......................      28
        8.10           Netting.....................................................      28
        8.11           Application of Payments.....................................      28
        8.12           No Set-Off or Counterclaim by Borrower......................      28
        8.13           Debit Authorization.........................................      28
        8.14           Withholding Taxes...........................................      29

9.      SECURITY...................................................................      29
        9.1            Security for Advances Prior to the Phase II Date............      29
        9.2            Security for Advances Following the Phase II Date...........      30
        9.3            Limitations on Guarantees and Security for Advances.........      31
        9.4            Further Limitations on Guarantees and Security for                32
                       Advances....................................................

10.     CONDITIONS PRECEDENT.......................................................      32
        10.1           Initial Advance under the Revolving Facility and Term             32
                       Facility A-1................................................
        10.2           Initial Advance under the Revolving Facility................      34
        10.3           Conditions Precedent to any Advance.........................      35
        10.4           Waiver of Conditions Precedent..............................      35
        10.5           Release of Quebecor Media Guarantee.........................      35

11.     REPRESENTATIONS AND WARRANTIES.............................................      35
        11.1           Incorporation...............................................      35
        11.2           Authorization...............................................      35
        11.3           Compliance with Laws and Contracts..........................      36
        11.4           Current Business............................................      36
        11.5           Financial Statements........................................      36
        11.6           Contingent Liabilities and Indebtedness.....................      36
        11.7           Title to Assets.............................................      36
        11.8           Litigation..................................................      36
        11.9           Taxes.......................................................      37
        11.10          Insurance...................................................      37
        11.11          No Adverse Change...........................................      37
        11.12          Regulatory Approvals........................................      37
        11.13          Compliance with Laws and Licences...........................      37
        11.14          Pension and Employment Liabilities..........................      37
        11.15          Priority....................................................      37
        11.16          Complete and Accurate Information...........................      37
        11.17          Share Capital...............................................      37
        11.18          Absence of Default..........................................      38

                                                                                        PAGE
                                                                                      --------
        11.19          Agreements with Third Parties...............................      38
        11.20          Environment.................................................      38
        11.21          Survival of Representations and Warranties..................      38

12.     COVENANTS..................................................................      38
        12.1           Preservation of Juridical Personality.......................      38
        12.2           Preservation of Licences....................................      39
        12.3           Compliance with Applicable Laws.............................      39
        12.4           Maintenance of Assets.......................................      39
        12.5           Business....................................................      39
        12.6           Insurance...................................................      39
        12.7           Payment of Taxes and Duties.................................      39
        12.8           Access and Inspection.......................................      40
        12.9           Maintenance of Account......................................      40
        12.10          Performance of Obligations..................................      40
        12.11          Maintenance of Ratios.......................................      40
        12.12          Mandatory Repayments........................................      41
        12.13          Maintenance of Security.....................................      41
        12.14          Payment of Legal Fees and Other Expenses....................      41
        12.15          Financial Reporting.........................................      42
        12.16          Notice of Certain Events....................................      43
        12.17          CF Cable Inter-Creditor Agreement...........................      43
        12.18          Accuracy of Reports.........................................      43

13.     NEGATIVE COVENANTS.........................................................      43
        13.1           Liquidation and Amalgamation................................      43
        13.2           Charges.....................................................      44
        13.3           Asset Dispositions..........................................      44
        13.4           Preservation of Capital.....................................      45
        13.5           Restrictions on Subsidiaries................................      45
        13.6           Issuance and Transfer of Shares.............................      45
        13.7           Acquisitions................................................      46
        13.8           Debt and Guarantees.........................................      46
        13.9           Financial Assistance by the VL Group........................      46
        13.10          Subordinated Debt...........................................      47
        13.11          Members of the VL Group, Related Party Transactions.........      47
        13.12          Derivative Instruments......................................      47

14.     EVENTS OF DEFAULT AND REALIZATION..........................................      48
        14.1           Event of Default............................................      48
        14.2           Remedies....................................................      49
        14.3           Bankruptcy and Insolvency...................................      49
        14.4           Notice......................................................      49
        14.5           Costs.......................................................      50
        14.6           Relations with the Borrower.................................      50
        14.7           Application of Proceeds.....................................      50

15.     JUDGMENT CURRENCY..........................................................      50
        15.1           Rules of Conversion.........................................      50
        15.2           Determination of an Equivalent Currency.....................      50

16.     ASSIGNMENT.................................................................      51
        16.1           Assignment by the Borrower..................................      51
        16.2           Assignments and Transfers by the Lenders....................      51
        16.3           Transfer Agreement..........................................      51

                                                                                        PAGE
                                                                                      --------
        16.4           Notice......................................................      52
        16.5           Sub-Participations..........................................      52
        16.6           General.....................................................      52

17.     MISCELLANEOUS..............................................................      53
        17.1           Notices.....................................................      53
        17.2           Amendment and Waiver........................................      53
        17.3           Determinations Final........................................      53
        17.4           Entire Agreement............................................      53
        17.5           Indemnification and Compensation............................      53
        17.6           Benefit of Agreement........................................      54
        17.7           Counterparts................................................      54
        17.8           Applicable Law..............................................      54
        17.9           Severability................................................      54
        17.10          Further Assurances..........................................      54
        17.11          Good Faith and Fair Consideration...........................      54
        17.12          Responsibility of the Lenders...............................      54
        17.13          Indemnity...................................................      54
        17.14          Language....................................................      55
        17.15          Foreign Lenders.............................................      55

18.     THE AGENT AND THE LENDERS..................................................      55
        18.1           Authorization of Agent......................................      55
        18.2           Agent's Responsibility......................................      56
        18.3           Rights of Agent as Lender...................................      57
        18.4           Indemnity...................................................      57
        18.5           Notice by Agent to Lenders..................................      57
        18.6           Protection of Agent.........................................      57
        18.7           Notice by Lenders to Agent..................................      58
        18.8           Sharing Among the Lenders...................................      58
        18.9           Derivative Obligations......................................      59
        18.10          Procedure with respect to Advances..........................      59
        18.11          Accounts kept by each Lender................................      59
        18.12          Binding Determinations......................................      60
        18.13          Amendment of Article 18.....................................      60
        18.14          Decisions, Amendments and Waivers of the Lenders............      60
        18.15          Authorized Waivers, Variations and Omissions................      60
        18.16          Provisions for the Benefit of Lenders Only -- Power of            60
                       Attorney for Quebec Purposes................................
        18.17          Provisions for the Benefit of Lenders Only..................      61
        18.18          Resignation of Agent........................................      61
        18.19          No Novation.................................................      61

19.     FORMAL DATE................................................................      61
        19.1           Formal Date.................................................      61


        SCHEDULE "A" -- LIST OF LENDERS AND COMMITMENTS
        SCHEDULE "B" -- NOTICE OF BORROWING AND CERTIFICATE
        SCHEDULE "B-1" -- NOTICE OF REPAYMENT
        SCHEDULE "C" -- TRANSFER AGREEMENT
        SCHEDULE "D" -- GUARANTEE
        SCHEDULE "E" -- SHARE PLEDGE
        SCHEDULE "F" -- OFFICER'S CERTIFICATE
        SCHEDULE "G" -- LEGAL OPINION (Initial Closing)
        SCHEDULE "G-1" -- LEGAL OPINION (Post Regulatory Approval)


        SCHEDULE "H" -- EXISTING SECURITY
        SCHEDULE "I" -- PROPERTY OF THE VL GROUP
        SCHEDULE "I" -- PROPERTY OF THE VL GROUP
        SCHEDULE "J" -- OFFICER'S COMPLIANCE CERTIFICATE
        SCHEDULE "K" -- LIMITS TO CERTAIN GUARANTEES AS AT THE PHASE II DATE
        SCHEDULE "K" (Part 2, subsection 10.2.5) -- LIMITS TO CERTAIN GUARANTEES AS AT THE
        SEVENTH AMENDMENT CLOSING DATE
        SCHEDULE "L" -- GUARANTORS AS AT JUNE 29, 2001
        SCHEDULE "M" -- MEMBERS OF THE VL GROUP AS AT THE SEVENTH AMENDMENT CLOSING DATE;
        GUARANTORS AS AT THE SEVENTH AMENDMENT CLOSING DATE
        SCHEDULE "N" -- FORM OF SUBORDINATION AGREEMENT FOR BACK-TO-BACK SECURITIES

    AMENDED AND RESTATED CREDIT AGREEMENT entered into in the City of Montreal, Province of Quebec, as of November 28, 2000, as amended by a First Amending Agreement dated as of January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated December 12, 2001 and accepted by the Lenders as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated as of October 8, 2003 and a Seventh Amending Agreement dated as of November 19, 2004.

AMONG:                                  VIDEOTRON LTEE, a company constituted in accordance with the laws of Quebec, having its registered office at 300 Viger
                                        Street East, 6th floor, in the City of Montreal, Province of
                                        Quebec (hereinafter called the "BORROWER")

                                        PARTY OF THE FIRST PART

AND:                                    THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGE
                                        HEREOF OR FROM TIME TO TIME PARTIES HERETO (the "LENDERS")

                                        PARTIES OF THE SECOND PART

AND:                                    ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE
                                        LENDERS, a Canadian bank, having a place of business at 200
                                        Bay Street, 12th floor, South Tower, Royal Bank Plaza, in
                                        the City of Toronto, Province of Ontario (hereinafter called the "AGENT")

                                        PARTY OF THE THIRD PART

    WHEREAS the Borrower wishes to borrow certain amounts from the Lenders and the Lenders have agreed to lend such amounts to the Borrower, subject to and in accordance with the provisions hereof;

    NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.  INTERPRETATION

    1.1     DEFINITIONS

    The following words and expressions, when used in this Agreement or in any agreement supplementary hereto, unless the contrary is stipulated, have the following meaning:

       1.1.1 "ACQUISITION" means, with respect to any Person, any transaction or series of related transactions whereby such Person acquires, directly or indirectly, (a) a business, division, or all or a substantial portion of the assets of any other Person; (b) any Investment; or (c) by way of reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale, lease or other combination, the assets or shares of any other Person; and "ACQUIRE" and "ACQUIRED" have meanings correlative thereto;

       1.1.2 "ADDITIONAL OFFERING" means an Offering of unsecured Debt incurred or issued by the Borrower having a term expiring after the expiry of the Term, the terms and conditions of which Offering will be substantially the same as those of the HYD Offering, unless otherwise approved by the Lenders; provided that if the Additional Offering permits more prepayments than the HYD Offering, unanimous Lender approval will be required;

       1.1.3 "ADVANCE" means any advance by a Lender under this Agreement, including direct Advances by way of Prime Rate Advances and indirect Advances by way of BA Advances (or, in the case of Lenders who are Foreign Lenders who cannot make such forms of Advances, Libor Advances in Cdn. $, or, in the circumstances set out in Section 4.11, Libor Advances in US$);

       1.1.4 "AFFILIATE" has the meaning ascribed thereto in the Canada Business Corporations Act and, with respect to any Lender that is a fund that invests in bank loans, includes any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor;

       1.1.5 "AGENCY BRANCH" means the branch of the Agent located at Royal Bank Plaza, South Tower, 12th Floor, in the City of Toronto, Province of Ontario, M5J 2W7, or such other address in Canada of which the Agent may notify the Borrower from time to time;

       1.1.6 "AGENT" means Royal Bank of Canada in its capacity as agent for all of the Lenders;

       1.1.7 "AGREEMENT", "CREDIT AGREEMENT", "THESE PRESENTS", "HEREIN", "HEREBY", "HEREUNDER" and other similar expressions refer collectively to this Credit Agreement and the Schedules and appendices hereto as same may be amended or amended and restated from time to time, and include any deed or document which is supplementary or accessory or which is made in order to complete this Agreement, as all of same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time;

       1.1.8    "ANNUAL BUSINESS PLAN" means, for any financial year,
       (a) detailed projected balance sheets, income statements, statements of cash flows and Capital Expenditures budgets of the VL Group, prepared on a Consolidated basis, in respect of such financial year and each financial quarter therein and in respect of, and as at the last day of, each of the next two following financial years, in each case supported by appropriate explanations, notes and information and commentary; and
       (b) a detailed narrative of the businesses of the VL Group for the financial year then ended and for the following financial year which shall include a management discussion and analysis, in sufficient detail, all as approved by the board of directors of the Borrower;

       1.1.9 "ASSET DISPOSITION" has the meaning ascribed to it in subsection 1.1.85.1;

       1.1.10 "ASSIGNMENT" means an assignment of all or a portion of a Lender's rights and obligations under this Agreement in accordance with Sections 16.2 and 16.3, and "Assignee" has the meaning ascribed to it in subsection 16.2.1;

       1.1.11 "ASSOCIATE" has the meaning ascribed thereto in the Canada Business Corporations Act;

       1.1.12 "BA ADVANCE" means at any time the part of the Advances under the Revolving Facility which the Borrower has chosen to borrow by Bankers' Acceptances, calculated based on the face amount of such Bankers' Acceptances;

       1.1.13 "BA PROCEEDS" means, (a) for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable Acceptance Date (as defined in subsection 6.1.1) by multiplying: i) the face amount of the Bankers' Acceptance by ii) the following fraction:

                                       1
       __________________________________________________________________
         (1+ (Bankers' Acceptance Discount Rate X Designated Period (in
                            days) DIVIDED BY 365)),

       with such fraction being rounded up or down to the fifth decimal place and .00005 being rounded up; and (b) with respect to Assignees that are not banks or that do not accept Bankers' Acceptances, the face amount of Discount Notes issued to them, less a discount established in the same manner as provided in (a) above (with references to "Bankers' Acceptances" being replaced by references to "Discount Notes");

       1.1.14 "BA SCHEDULE I REFERENCE LENDER" means Royal Bank of Canada or such other Lender which is a Schedule I bank under the BANK ACT (Canada) appointed by the Agent with the consent of the Borrower in replacement of the said Lender;

       1.1.15 "BA SCHEDULE II REFERENCE LENDERS" means Bank of America, N.A. Canada Branch and Credit Suisse First Boston, Toronto Branch, or such other Lenders which are Schedule II or Schedule III banks under the BANK ACT (Canada) appointed by the Agent with the consent of the Borrower in replacement of such Lenders;

       1.1.16 "BACK-TO-BACK DEBT" means any loans made or debt instruments issued as part of a Back-to-Back Transaction and in which each party to such Back-to-Back Transaction, other than a member of the VL Group, executes a subordination agreement in favor of the Agent in substantially the form attached hereto as Schedule "N";

       1.1.17   "BACK-TO-BACK PREFERRED SHARES" means preferred shares issued:

       (a) to a member of the VL Group by an Affiliate of the Borrower in circumstances where, immediately prior to the issuance of such preferred shares, an Affiliate of such member of the VL Group has loaned on an unsecured basis to such member of the VL Group, or an Affiliate of such member of the VL Group has subscribed for preferred shares of such member of the VL Group in an amount equal to, the requisite subscription price for such preferred shares;

       (b) by a member of the VL Group to one of its Affiliates in circumstances where, immediately prior to or immediately after, as the case may be, the issuance of such preferred shares, such member of the VL Group has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

       (c) by a member of the VL Group to one of its Affiliates in circumstances where, immediately after the issuance of such preferred shares, such member of the VL Group has used all of the proceeds of such issuance to subscribe for preferred shares issued by an Affiliate;

           in each case on terms whereby:

             (i) the aggregate redemption amount applicable to the preferred shares issued to or by such member of the VL Group is identical:

              (A) in the case of (a) above, to the principal amount of the loan made or the aggregate redemption amount of the preferred shares subscribed for by such Affiliate prior to the issuance thereof;

              (B) in the case of (b) above, to the principal amount of the loan made to such Affiliate with the proceeds of the issuance thereof; or

              (C) in the case of (c) above, to the aggregate redemption amount of the preferred shares issued by such Affiliate with the proceeds of the issuance thereof;

            (ii) the dividend payment date applicable to the preferred shares issued to or by such member of the VL Group will:

              (A) in the case of (a) above, be immediately prior to the interest payment date relevant to the loan made or the dividend payment date on the preferred shares subscribed for by such Affiliate immediately prior to the issuance thereof;

              (B) in the case of (b) above, be immediately after the interest payment date relevant to the loan made to such Affiliate with the proceeds of the issuance thereof; or

              (C) in the case of (c) above, be immediately after the dividend payment date on the preferred shares issued by such Affiliate with the proceeds of the issuance thereof;

            (iii) the amount of dividends provided for on any payment date in the share conditions attaching to the preferred shares issued:

              (A) to a member of the VL Group in the case of (a) above, will be equal to or in excess of the amount of interest payable in respect of the loan made or the amount of dividends provided for in respect of the preferred shares subscribed for by such Affiliate prior to the issuance thereof;

              (B) by a member of the VL Group in the case of (b) above, will be equal to or less than the amount of interest payable in respect of the loan made to such Affiliate with the proceeds of the issuance thereof; or

              (C) by a member of the VL Group in the case of (c) above, will be equal to the amount of dividends in respect of the preferred shares issued by such Affiliate with the proceeds of the issuance thereof.

       Provided, for greater certainty, that in all cases, (I) the redemption of any preferred shares by a member of the VL Group, (II) the repayment of any Back-to-Back Debt by a member of the VL Group, (III) the payment of any dividends by a member of the VL Group in respect of its preferred shares, and (IV) the payment of any interest on Back-to-Back Debt of a member of the VL Group, may, in each case, be made by a member of the VL Group solely by delivering the relevant Back-to-Back Securities to the Affiliate in question, or by paying to the Affiliate an amount in cash not in excess of the amount already received in cash from such Affiliate;

       1.1.18 "BACK-TO-BACK SECURITIES" means the Back-to-Back Preferred Shares or the Back-to-Back Debt or both, as the context requires;

       1.1.19 "BACK-TO-BACK TRANSACTIONS" means any of the transactions described under the definition of Back-to-Back Preferred Shares;

       1.1.20 "BANKERS' ACCEPTANCE" means a non-interest bearing draft or bill of exchange in Canadian Dollars drawn and endorsed by the Borrower and accepted by a Lender in accordance with the provisions of Article 6, and includes a Discount Note where the context permits. Subject to the Lenders electing to use a clearing house as contemplated by the Depository Bills and Notes Act (S.C. 1998 c. 13) (the "Act"), "Bankers' Acceptance" shall mean a depository bill (as defined in the Act) in Canadian Dollars signed by the Borrower and accepted by a Lender. Drafts or bills of exchange that become depository bills may nevertheless be referred to herein as "drafts";

       1.1.21 "BANKERS' ACCEPTANCE DISCOUNT RATE" means (a) in respect of Bankers' Acceptances to be purchased by the Lenders which are Schedule I banks under the BANK ACT (Canada), the average rate for Canadian Dollar bankers' acceptances having Designated Periods of 1, 2, 3, or 6 months quoted on Reuters Service, page CDOR "Canadian Interbank Bid BA Rates" (the "CDOR RATE"), having an identical Designated Period to that of the Bankers' Acceptance to be issued on such day, and (b) in respect of Bankers' Acceptances to be purchased by the Lenders which are
       Schedule II or Schedule III banks under the BANK ACT (Canada) and in respect of Discount Notes, the lesser of (i) the arithmetic average (rounded upward to the nearest one hundredth of one percent (.01%)) of the discount rates for Canadian Dollar bankers' acceptances quoted by the BA Schedule II Reference Lenders, and (ii) the rate specified in
       (a) above plus 10 basis points (.10%) (in each of cases (a) and (b), the "DISCOUNT RATES"). In all cases, the Discount Rates shall be quoted at approximately 10:00 a.m. (Montreal time) on the Acceptance Date calculated on the basis of a year of 365 days.

       In the absence of any such quote, the Bankers' Acceptance Discount Rate which would have been determined in accordance with paragraph (a) or paragraph (b) above, respectively, shall be equal to the rate determined from time to time by the Agent as the discount rates for bankers' acceptances of

           (A) in the case of paragraph (a), the BA Schedule I Reference Lender; and

           (B) in the case of paragraph (b), the BA Schedule I Reference Lender plus 10 basis points (.10%);

       established in accordance with its normal practices in amounts equal to the Selected Amount, having an identical Designated Period to that of the proposed Bankers' Acceptances to be issued on such day;

       1.1.22 "BANKING DAY" means any day which is at the same time a Business Day and a day on which banking institutions are not authorized by law or by local proclamation to close for business in New York (USA) and in London (England);

       1.1.23 "BRANCH" means the branch of Royal Bank of Canada located at 1 Place Ville Marie, or any other branch designated by the Agent from time to time by notice to the Borrower;

       1.1.24 "BUSINESS DAY" means any day, except Saturdays, Sundays and other days which in Montreal or Toronto (Canada) are holidays or a day upon which banking institutions are not authorized or required by law or by local proclamation to close;

       1.1.25 "CANADIAN DOLLARS" or "CDN. $" means the lawful currency of Canada;

       1.1.26 "CAPITAL EXPENDITURES" means the aggregate amount actually paid in cash in any period by the VL Group for or in connection with the acquisition or maintenance of assets required to be capitalized, including expenditures of the type described in the last sentence of
       Section 13.9, determined on a Consolidated basis and otherwise in accordance with GAAP other than, for greater certainty, expenditures for Acquisitions permitted by Section 13.7;

       1.1.27 "CAPITAL LEASE" means any lease (a) which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP, or
       (b) for which the amount of the asset and liability thereunder should be disclosed in a note to such balance sheet as if so capitalized in accordance with GAAP;

       1.1.28 "CASH EQUIVALENTS" means, as of the date of any determination thereof, instruments of the following types:

              1.1.28.1 obligations of or unconditionally guaranteed by the governments of Canada or the United States of America ("USA"), or any agency of any of them backed by the full faith and credit of the governments of Canada or the USA, respectively, maturing within 364 days of acquisition;

              1.1.28.2 marketable direct obligations of the governments of one of the provinces of Canada, one of the states of the USA, or any agency thereof, or of any county, department, municipality or other political subdivision of Canada or the USA, the payment or guarantee of which constitutes a full faith and credit obligation of such province, state, municipality or other political subdivision, which matures within 364 days of acquisition and which is currently accorded a short-term credit rating of at least A-1 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S & P") or at least Prime-1 by Moody's Investors Service, Inc. ("MOODY'S") or the equivalent thereof from Dominion Bond Rating Service Inc. ("DBRS");

              1.1.28.3 commercial paper, bonds, notes, debentures and bankers' acceptances issued by a Person residing in Canada or the USA and not referred to in subsections 1.1.28.1, 1.1.28.2 or 1.1.28.4, and maturing within 364 days from the date of issuance which, at the time of acquisition, is accorded a short-term credit rating of at least A-1 by S & P or at least Prime-1 by Moody's or the equivalent thereof from DBRS;

              1.1.28.4 (a) certificates of deposit maturing within 364 days from the date of issuance thereof, issued by a bank or trust company organized under the laws of the USA, any state thereof, or Canada or any province thereof, or (b) US Dollar certificates of deposit maturing within 364 days of acquisition and issued by a bank in western Europe or the United Kingdom, in all cases having capital, surplus and undivided profits aggregating at least US $500,000,000 (or its equivalent in Canadian Dollars) and whose short-term credit rating is, at the time of acquisition thereof, rated A-1 or better by S & P or Prime-1 or better by Moody's (or the equivalent thereof from DBRS);

       1.1.29 "CASH MANAGEMENT FACILITIES" means the cash management facilities described in the two agreements (the "CASH MANAGEMENT AGREEMENTS") entered into among Videotron Telecom Ltee, the Borrower, Groupe de Divertissement Superclub Videotron Ltee, Le Superclub Videotron Ltee, Protectron Inc., Videotron TVN Inc., CF Cable TV Inc., 2841-8044 Quebec Inc., 2759-8911 Quebec Inc., 9028-9778 Quebec Inc., 2516527
       Canada Inc., Videotron Incotel Ltee, Videotron (1998) Ltee, Videotron Communications Inc., Videotron Telecom (1998) Ltee, as participants, the Borrower as concentrator and The Toronto-Dominion Bank dated August 9, 1999, providing for an aggregate maximum net daily overdraft of $20,000,000 (which amount has been decreased to $15,000,000), as same has or may be amended or replaced from time to time;

       1.1.30 "CF CABLE NOTES" means the US $94,675,000 9 1/8% Senior Secured First Priority Notes issued by CF Cable TV Inc.;

       1.1.31 "CHANGE IN CONTROL" means (a) the acquisition by any Person or group of Persons acting in concert (other than Quebecor Media Inc. or any of its wholly-owned Subsidiaries) of a majority of the votes attached to the outstanding voting shares of the Borrower or any of the Initial VL Group Guarantors, or (b) any event which results in more than a majority of the votes attached to the outstanding shares of Quebecor Media Inc. being held by a Person other than Quebecor Inc. and its Subsidiaries;

       1.1.32 "CHARGE" means any right to any property, or the income or benefits flowing therefrom, which secures an obligation due to a Person or a claim of such Person, whether such interest is based on the common law, statute or contract, and includes any security interest, hypothec, pledge, pawn, mortgage, privilege, prior claim, lien, charge, assignment, transfer, cession, encumbrance, Capital Lease, Synthetic Lease, instalment sale, conditional sale or trust receipt or a consignment or bailment for security purposes. The term "Charge" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements having the effect of restricting the ability, in any material respect, of a Person to fulfill its obligations hereunder, voting trust agreements and all similar arrangements) affecting property, but shall exclude, for greater certainty, the rights of lessors under operating leases (but not Synthetic Leases). Solely for the purposes of determining whether a Charge exists for the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Charge;

       1.1.33   "CLOSING DATE" means November 28, 2000;

       1.1.34 "COMMITMENT" means the portion of the Credit for which a Lender is responsible, as set out in Schedule "A" hereof;

       1.1.35 "COMPLIANCE CERTIFICATE" has the meaning ascribed to it in subsection 12.15.1;

       1.1.36 "CONSOLIDATED" means produced by aggregating the relevant financial statements or accounts of the VL Group on a line-by-line basis (i.e.: adding together corresponding items of assets, liabilities, revenues and expenses), eliminating inter-company balances and transactions and providing for any minority interest, all as otherwise (i.e. except for the fact that the financial information in question relates to the members of the VL Group, all of which are owned, directly or indirectly, by the same Person, Quebecor Media Inc., but are not themselves Subsidiaries of one another) determined in accordance with GAAP;

       1.1.37 "CONTINGENT OBLIGATION" of any Person means all contingent liabilities required to be included in the financial statements of such Person in accordance with GAAP, excluding any notes thereto;

       1.1.38   "CORE BUSINESS" means the business described in Section 11.4;

       1.1.39 "CREDIT" means the aggregate amount available to the Borrower under the Revolving Facility;

       1.1.40   "CRTC" means the Canadian Radio-television and
       Telecommunications Commission, or a successor regulatory body, commission or agency;

       1.1.41 "DEBENTURE" means the Debenture to be issued in favour of each Lender (or in favour of a collateral agent designated by the Agent) by the Borrower and the Guarantors after the Phase II Date in accordance with the provisions of subsection 9.2.4 or 9.2.9;

       1.1.42 "DEBENTURE PLEDGE" means the pledge of the Debenture in favour of the Agent or any designated collateral agent by the Borrower and the Guarantors;

       1.1.43   "DEBT" includes, for any Person,

              1.1.43.1 obligations in respect of borrowed money, whether or not evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person;

              1.1.43.2 obligations in respect of borrowed money and the Negative Value of Derivative Instruments, but without duplication of any underlying Debt that may be hedged by same, and, in particular, without taking into account the currency hedging in respect of the US$ denominated Debt referred to in the final paragraph of this definition;

              1.1.43.3 obligations representing the deferred purchase price of goods and services, other than such obligations incurred in the ordinary course of business of the VL Group and payable within a period not exceeding 120 days from the date of their incurrence,

              1.1.43.4 the obligations, whether or not assumed, which are secured by Charges on the property belonging to such Person or payable out of the proceeds flowing therefrom,

              1.1.43.5 Contingent Obligations;

              1.1.43.6 obligations under Capital Leases and Synthetic Leases, and

       1.1.43.7 obligations under letters of credit, letters of guarantee, bankers' acceptances or Guarantees,

       but shall not include Debt under the Back-to-Back Securities. In addition, any Debt denominated in US$ which is validly and effectively hedged through the use of one or more Derivative Instruments will be calculated at the exchange rate applicable to such US$ Debt under the applicable Derivative Instrument;

       1.1.44 "DEFAULT" means an event or circumstances, the occurrence or non-occurrence of which would, with the giving of a notice, lapse of time or combination thereof, constitute an Event of Default unless remedied within the prescribed delays or renounced to in writing by the Agent, as authorized by the Lenders;

       1.1.45 "DERIVATIVE INSTRUMENT" means an agreement entered into from time to time by a Person in order to control, fix or regulate currency exchange fluctuations, or the rate of interest payable on borrowings, including a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or index equity swap, equity or index equity option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions and any combination of these transactions);

       1.1.46 "DERIVATIVE OBLIGATIONS" means obligations of the Borrower to one or more Lenders under Derivative Instruments;

       1.1.47 "DESIGNATED PERIOD" means, with respect to a Libor Advance or a BA Advance, a period designated by the Borrower in accordance with Sections 4.2, 6.1 and 6.4, respectively;

       1.1.48 "DISBURSEMENT PERIOD" means, with respect to the Revolving Facility, the period from the Closing Date until the expiry of the Term, subject to satisfying the applicable conditions precedent set out in
       Article 10;

       1.1.49 "DISCOUNT NOTE" means a non-interest bearing promissory note denominated in Canadian Dollars issued by the Borrower to a Lender or a sub-participant which is a Non-BA Lender (as defined in subsection 6.1.2
       (b)), such note to be in the form normally used by such Lender or sub-participant;

       1.1.50 "EBITDA" means, during a financial period, earnings of the VL Group before non-controlling interests, extraordinary items, Interest Expense, taxes, depreciation and amortization, foreign exchange translation gains or losses not involving the payment of cash and other non-cash financial charges, without taking into account any goodwill adjustments, calculated on a Consolidated basis, and otherwise in accordance with GAAP; for greater certainty, there shall be excluded from the calculation of EBITDA, to the extent included in such calculation, the amount of any income or expense relating to Back-to-Back Securities and the costs arising out of the termination of the Derivative Instruments associated with Term Facility B upon its repayment, in an approximate amount of $8,000,000;

       1.1.51 "EXCESS CASH FLOW" means the VL Group's EBITDA calculated as at the end of each financial quarter, plus an amount equal to any spread paid to the Borrower resulting from Back-to-Back Securities, to the extent not previously included in EBITDA, and less

              1.1.51.1 the amount of taxes paid or otherwise due during the period in question;

              1.1.51.2 the amount of any Interest Expense paid in cash (and not accrued); however, for the purposes of this definition alone, "Interest Expense" shall include all fees and expenses relating to the HYD Offering, any Additional Offering and all other future Debt Offerings, except to the extent that the fees and expenses in question are paid for out of the proceeds of such Debt Offerings and not out of the VL Group's cash flow;

              1.1.51.3 the amount of all voluntary prepayments of Debt, other than (a) payments under the Revolving Facility or under the unsecured cash management facility not exceeding $10,000,000 permitted hereunder, (b) voluntary prepayments using the proceeds of Asset Dispositions and Offerings, and (c) voluntary prepayments of the QMI Subordinated Debt made in accordance with
              Section 13.10 hereof;

              1.1.51.4 the amount of extraordinary items not included in earnings but which required the payment of cash;

              1.1.51.5 the amount of any mandatory principal repayment (other than Mandatory Repayments under subsections 8.2.1 and 8.2.2) of Debt that is permitted hereunder; and

              1.1.51.6 the sum of (1) the amount of Capital Expenditures made during such period that have not been financed separately out of
              (i) the proceeds of Debt permitted hereunder; (ii) equity obtained after the date hereof; or (iii) the Net Proceeds arising out of Asset Dispositions made during the period which are not used to make Mandatory Repayments under subsection 8.2.1 and (2) the amount, if any, by which $18,750,000 exceeds the actual Capital Expenditures made during such period;

       provided, however, that no amount will be so deducted if such amount has already been deducted from the VL Group's EBITDA;

       1.1.52 "EXISTING CREDIT AGREEMENT" means the $800,000,000 credit agreement, dated as of December 11, 1997, among the Borrower, CF Cable TV Inc., Videotron.Net Ltee and the lenders named therein, as amended prior to the Closing Date;

       1.1.53   "EVENT OF DEFAULT" means one or more of the events described in
       Section 14.1;

       1.1.54 "FACILITY" or "REVOLVING FACILITY" means the Credit available pursuant to Section 2.1;

       1.1.55 "FACILITY FEE" has the meaning ascribed to it in subsection 5.11.1;

       1.1.56 "FEES" means the fees payable to the Agent and to the Lenders in accordance with the provisions of Section 5.11;

       1.1.57   "FIRST CURRENCY" has the meaning ascribed to it pursuant to
       Section 15.1;

       1.1.58   "FOREIGN LENDERS" has the meaning ascribed to it in
       Section 17.15;

       1.1.59 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means the generally accepted accounting principles acknowledged by the Canadian Institute of Chartered Accountants and published in the Canadian Institute of Chartered Accountants' Handbook;

       1.1.60 "GUARANTEES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation against loss, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the Primary Obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money, and a Guarantee in respect of any other obligation or liability or any dividend, shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend, unless the Guarantee is limited in amount, in which case such limit shall be used for such computation;

       1.1.61   "GUARANTORS" means, (a) prior to the Phase II Date, Videotron
       (1998) ltee, Le SuperClub Videotron ltee and 9096-5807 Quebec Inc. (successor to the business of Videotron TVN Inc.) (collectively the "INITIAL VL GROUP GUARANTORS"), as well as GVL and Quebecor Media Inc., and (b) following the Phase II Date, (i) Quebecor Media Inc. but only as specified in Section 10.5, (ii) GVL, if not amalgamated with or wound up into Quebecor Media Inc. or another wholly-owned Subsidiary of Quebecor Media Inc. at such time, (iii) the Initial VL Group Guarantors, and
       (iv) all of the wholly-owned Subsidiaries of the Borrower and of the Initial VL Group Guarantors, excluding Consortium Cable-Axion
       Digitel Inc. and its Subsidiaries, and including, (a) after the CF Cable Notes have been paid or as permitted thereunder, CF Cable TV Inc. and its Subsidiaries, and (b) all Subsidiaries of the Initial VL Group Guarantors created or acquired after the Closing Date. A list of the Guarantors as of June 29, 2001 is provided in Schedule "L" hereto, and as of the Seventh Amendment Closing Date is provided in Schedule "M" hereto;

       1.1.62   "GVL" means Le Groupe Videotron ltee;

       1.1.63 "HYD OFFERING" means the Offering by the Borrower of approximately US$335,000,000 in senior unsecured notes due January 15, 2014 which shall have occurred on the Sixth Amendment Closing Date, the terms and conditions of which Offering will be satisfactory to the Lenders;

       1.1.64 "INITIAL VL GROUP GUARANTORS" has the meaning ascribed to it in the definition of "Guarantors";

       1.1.65 "INDEBTEDNESS" of any Person means (without duplication) all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event includes all Debt of such Person;

       1.1.66 "INTER-CREDITOR AGREEMENT" means that certain Inter-Creditor Agreement dated as of June 29, 2001 executed by the Agent on behalf of the Lenders, The Chase Manhattan Bank, as trustee, CF Cable TV Inc. and others in relation to the rights of various creditors of CF Cable
       TV Inc. and its Subsidiaries, as same may be amended or replaced from time to time;

       1.1.67 "INTEREST COVERAGE RATIO" means, for any period, the ratio of EBITDA to Interest Expense in respect of the VL Group for such period;

       1.1.68 "INTEREST EXPENSE" for any period means all interest and all amortization of debt discount and expense (excluding fees and expenses relating to the Transaction and the financing thereofor to the HYD Offering, any Additional Offering or to any other future financing) on any particular Indebtedness for which such calculations are being made in respect of the VL Group, excluding interest on the Back-to-Back Debt to the extent offset by an equal amount of dividends on the Back-to-Back Preferred Shares, as well as any interest not paid in cash or other assets of the Borrower on the QMI Subordinated Debt, calculated on a Consolidated basis, including the interest component of Capital Leases, and discounts and fees payable in respect of bankers' acceptances or accounts receivable sold in connection with any asset securitization program approved by the Lenders;

       1.1.69 "INVESTMENTS" means all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include investments in cash or Cash Equivalents or routine investments in inventory, equipment and supplies to be used or consumed, or trade credit granted, in the ordinary course of business;

       1.1.70 "ISDA MASTER AGREEMENT" means the 1992 ISDA Master Agreement (Multi-Currency -- Cross Border) as published by the International Swaps and Derivatives Association, Inc. and, where the context permits or requires, includes all schedules, supplements, annexes and confirmations attached thereto or incorporated therein, as such agreement may be amended, supplemented or replaced from time to time;

       1.1.71 "LAWS" or "LAW" means all applicable provisions of all laws, ordinances, decrees, orders, rules, regulations and directives of governmental bodies, and all applicable provisions of treaties, as well as all rulings, orders and other decrees of tribunals and arbitrators;

       1.1.72 "LENDER" or "LENDERS" means the Revolving Facility Lenders listed in Schedule "A", together with any Assignee(s), or, as the context permits, any of them alone. When used in connection with "Derivative Instruments", the term "Lender" shall include any Affiliate of a Lender. When used in connection with the Security, the term "Lender" shall include any counterparty to a Derivative Instrument, provided that the counterparty was a Lender or an Affiliate of a Lender at the time any such Derivative Instrument was entered into;

       1.1.73 "LEVERAGE RATIO" means, as of any date of determination, the ratio of Debt (excluding the QMI Subordinated Debt) as of such date to EBITDA for the preceding four quarters ending on such date;

       1.1.74 "LIBOR" means, with respect to any Designated Period of 1, 2, 3 or 6 months relating to a Libor Advance, the average rate for deposits in Cdn. $ for Foreign Lenders under the Revolving Facility (except in the circumstances described in Section 4.11, in which case the applicable rate will be for US$ deposits) for a period comparable to the Designated Period which, if in US $, is quoted on Libor01 Page of Reuters, and if in Cdn. $, is quoted on Libor02 Page of Reuters or, in case of the unavailability of either such page, which is quoted on the British Bankers Association Libor Rates Telerate (page 3750 for US $ or 3740 for Cdn. $, or other applicable page), in either case at or about 11:00 a.m. (London, England time), determined two Banking Days prior to the date on which a Libor Advance is to be made in accordance with Section 5.6; if neither of such quotes is available, then LIBOR shall be determined by the Agent as the average of the rate at which deposits in US$ or Cdn. $, as the case may be, for a period similar to the Designated Period and in amounts comparable to the amount of such Libor Advance are offered by the Libor Reference Lenders to prime banks in the London inter-bank market at or about 11:00 a.m. London, England time on the date of such determination;

       1.1.75 "LIBOR ADVANCE" means, at any time, any Cdn. $ Advances made by Foreign Lenders, or, in the circumstances described in Section 4.11, US$ Advances made by Foreign Lenders;

       1.1.76 "LIBOR BASIS" means the basis of calculation of interest on Libor Advances, or any part thereof, made in accordance with the provisions of Sections 5.3 and 5.4;

       1.1.77 "LIBOR REFERENCE LENDERS" means any two Lender(s) appointed by the Agent with the consent of such Lenders and the Borrower, acting reasonably;

       1.1.78 "LICENCES" means all licences, permits and authorizations issued to the VL Group by the CRTC pursuant to the BROADCASTING ACT (Canada) and the orders, rules, regulations and directions promulgated pursuant to such Act;

       1.1.79 "LOAN" means, at any time, the aggregate of the Advances outstanding in accordance with the provisions hereof, including the face amount of any Bankers' Acceptances issued in accordance with the provisions hereof, together with all unpaid interest thereon and any other amount in principal, interest and accessory costs payable to the Agent or the Lenders by the Borrower pursuant hereto, including, for greater certainty, amounts contemplated by Section 5.7;

       1.1.80 "MAJORITY LENDERS" means Lenders having at least 51% of the Commitments;

       1.1.81 "MANDATORY REPAYMENT" means the repayment of all or any part of the Loan which the Borrower is obliged to effect in accordance with
       Section 8.2;

       1.1.82 "MARGIN" means, for Prime Rate Advances, Stamping Fees and Facility Fees, as well as Libor Advances by Foreign Lenders, under the Revolving Facility, the following annual percentages depending on the VL Group's then-applicable Leverage Ratio, determined at the times and in the manner set out below the table:

        ----------------------------------------------------------------------
                                                             STAMPING FEES OR
        LEVERAGE RATIO   FACILITY FEES    PRIME RATE PLUS     CDN$ LIBOR PLUS
        ----------------------------------------------------------------------
               X             0.50%             0.50%               1.50%
        greater than or equal to4
        ----------------------------------------------------------------------
        4> X greater than or equal to3.50      0.375%      0.375%      1.375%
        ----------------------------------------------------------------------
        3.5> X greater than or equal to3.00      0.375%      0.125%      1.125%
        ----------------------------------------------------------------------
        3.0> X greater than or equal to2.00      0.375%      0.00%      0.875%
        ----------------------------------------------------------------------
            X < 2.0          0.375%            0.00%              0.625%
        ----------------------------------------------------------------------

       Each change resulting from a change in the Leverage Ratio shall be effective with respect to all outstanding Loans retroactively from the first day of each fiscal quarter of the Borrower, and shall be based on the VL Group's financial statements and Compliance Certificates required by subsections 12.15.1 and 12.15.2, as applicable, and the Leverage Ratio derived from such financial statements. Thus, the financial statements and Compliance Certificates which shall be delivered 60 days after quarter-end and 75 days after year-end (based on unaudited results and subject to readjustment upon delivery of a second Compliance Certificate in accordance with the provisions of subsection 12.15.2 (b)) will be used to calculate the Leverage Ratio applicable from the first day of the quarter in which such financial statements and Compliance Certificates were to be delivered. For example, the financial statements and Compliance Certificates to be delivered in respect of the quarter ending May 31 of any year of the Term shall be delivered by July 30 of that year, and shall be used to calculate the Leverage Ratio for the period from June 1 of that year to August 31 of that year. If, as a result of an increase in the Leverage Ratio, the Margin has increased, the Agent will advise the Borrower and the Lenders and the Borrower will pay all additional amounts that may be due to the Lenders within 2 Business Days of being advised of the amount due. If, as a result of a reduction in the Leverage Ratio, the Margin has been reduced, the Agent shall advise the Borrower and the Lenders and the amounts owed to the Borrower (a) will be deducted from the Stamping Fees otherwise payable in the case of a BA Advance, on the next Rollover Date of the relevant BA Advance or (b) in the case of Prime Rate Advances, will be deducted from the interest otherwise payable by the Borrower on the next interest payment date contemplated by Section 5.2, and (c) if no interest or Stamping Fees are payable during that period, the Lenders shall remit the necessary amounts to the Agent for payment to the Borrower;

       1.1.83   "MATERIAL ADVERSE CHANGE" means a material adverse change in
       (i) the business, assets, liabilities, financial position, operating results or business prospects of the VL Group, taken as a whole, or
       (ii) in the ability of the Borrower and the Guarantors to perform any of their obligations hereunder or under the Security Documents, or
       (iii) the validity or enforceability of this Agreement or the Security Documents or of the rights and remedies of the Agent or the Lenders hereunder or under the Security Documents;

       1.1.84 "NEGATIVE VALUE OF DERIVATIVE INSTRUMENTS" means the aggregate amount that would be payable to all Persons by the Borrower on the date of determination pursuant to Section 6(e)(ii)(2)(A) of each ISDA Master Agreement between the Borrower and such Persons as if all Derivative Instruments under such ISDA Master Agreements were being terminated on that day; provided that, with respect to the Derivative Instruments between each Lender and the Borrower, each Lender will determine Market Quotation (as such term is defined in the ISDA Master Agreement) using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as such term is defined in the ISDA Master Agreement);

       1.1.85   "NET PROCEEDS" means, for the purposes of Section 8.2, 13.3,
       13.4 and 13.11:

              1.1.85.1 the gross amount of proceeds payable to any member of the VL Group in cash or Cash Equivalents arising from the sale, lease, transfer, assignment or other disposition or alienation of any of the property (including shares, capital stock and ownership interests) of any member of the VL Group (an "ASSET DISPOSITION"), less amounts payable to discharge or radiate Permitted Charges on the assets being disposed of, and less the amount of taxes arising from each such Asset Disposition and which cannot be offset against losses, depreciation or otherwise such that same must actually be paid in cash; and

              1.1.85.2 the gross amount of proceeds payable to any member of the VL Group in cash or Cash Equivalents from any public or private offering of equity securities or Debt permitted hereunder of any member of the VL Group (herein called an "OFFERING");

       in each case, minus reasonable out-of-pocket costs, fees and expenses incurred in connection with such Asset Disposition or Offering, including commissions but excluding any amounts paid to Affiliates;

       1.1.86 "NOTICE OF BORROWING" means a notice substantially in the form of Schedule "B" transmitted to the Agent by the Borrower in accordance with the provisions of Sections 4.1 or 4.2, or of subsection 6.1.1;

       1.1.87 "OFFERING" has the meaning ascribed to it in the definition of "Net Proceeds";

       1.1.88 "PERMITTED CHARGES" means the Charges created by the Security Documents and, with respect to any Person:

              1.1.88.1 any Charge created by law that is assumed in the ordinary course of business and in order to exercise same, which, in the case of construction Charges in favour of contractors, sub-contractors, workmen, suppliers of materials, engineers and architects, has not at such date been registered in accordance with applicable Laws against such Person, which relates to obligations which are not yet due or delinquent, which is not related to any loan of money or obtention of credit and which, in the aggregate, do not affect in a material way the use, the income or the benefits flowing from the property so charged in the conduct of the business of such Person; any Charge resulting from judgments or decisions which such Person has, at such date, appealed or in respect of which it has sought revision and obtained a suspension of execution pending the appeal or the revision; any Charge for taxes, assessments or governmental claims or other impositions not yet due or matured or in respect of which the validity at such date has been contested in good faith by such Person before a competent tribunal or other governmental body in accordance with the provisions of Section 12.7; or which relates to a deposit of monies or securities in the ordinary course of business with respect to any Charge referred to in this paragraph, or to secure workmen's compensation, surety or appeal bonds or security for costs of litigation; or any Charge in favour of a landlord on movable or personal property to secure the payment of rent and other amounts owing under leases for immovable or real property, provided the Charge is limited to property situated on the leased premises;

              1.1.88.2 any right of a municipality, governmental body or other public authority pursuant to any lease, license, franchise, grant or permit obtained by such Person, or any right resulting from a legislative provision, to terminate such lease, license, franchise, grant or permit, or requiring an annual or periodic payment as a condition of its extension;

              1.1.88.3 Charges in favour of a public body, or to a municipal or governmental authority or public utility, or which may be imposed by one or the other, when required by such body or authority with respect to the operations of such Person or in the ordinary course of its business;

              1.1.88.4 Charges granted in favour of municipal authorities or public utilities on immovables acquired from time to time by such Person which do not adversely affect the value or marketability of such Person 's immovable property in any material respect;

              1.1.88.5 title defects, homologated lines, zoning and building by-laws, ordinances, regulations and other governmental restrictions on the use of property, or servitudes, easements or other similar encumbrances, provided that none of the foregoing adversely affect the value or marketability of such Person's immovable property in any material respect;

              1.1.88.6 Charges to secure the payment of the purchase price incurred in connection with the acquisition after the Closing Date of assets to be used in carrying on the Core Business, including Charges existing on such assets at the time of the acquisition thereof or at the time of the acquisition by a member of the VL Group of any business entity then owning such assets, whether or not such existing Charges were given to secure the payment of the purchase price of the assets to which they attach, provided that such Charges are limited to the assets purchased and that the amount guaranteed by such Charges does not exceed 100% of the acquisition price of the assets so acquired, and, in the aggregate, $10,000,000 outstanding at any time;

              1.1.88.7 Charges on the shares of the Borrower and the Initial VL Group Guarantors in favour of the lenders under the Quebecor Media Credit Facility, which shall be a second-ranking Charge until the Phase II Date, and which thereafter will rank ahead of the Charges on such shares in favour of the Lenders until all amounts owed under the Quebecor Media Credit Facility have been paid in full and the said credit facility cancelled;

              1.1.88.8 Charges disclosed in Schedule "H", including any extension, renewal or refinancing thereof provided the amount secured by such Charge does not exceed the amount so secured immediately prior to such extension, renewal or refinancing thereof, and provided that the property subject to such Charge is not extended;

       1.1.89 "PERSON" means a legal person, a natural person, a joint venture, a partnership, a trust, an entity without juridical personality, a government or any ministry, organization or intermediary of such government;

       1.1.90 "PHASE II DATE" means the date on which all of the conditions precedent to an Advance under the previously existing Term Facility A-2 and Term Facility B were met and the initial Advance under the said Term Facility A-2 was made, such that the Quebecor Media Guarantee may be released by the Agent on behalf of the Lenders three months and one day later, in accordance with the provisions of Section 10.5 hereof;

       1.1.91 "PRIME RATE" means, on any day, the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by Royal Bank of Canada as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in Canadian Dollars to its clients (whether or not any such loans are actually made); provided that in the event that the Prime Rate is, at any time, less than the average one month Bankers' Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. on such day plus 1% (the "BA RATE"), "Prime Rate" shall be equal to the BA Rate;

       1.1.92 "PRIME RATE ADVANCE" means, at any time, the portion of the Advances in Canadian Dollars with respect to which the Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the Prime Rate Basis;

       1.1.93 "PRIME RATE BASIS" means the basis of calculation of interest on the Prime Rate Advances, or any part thereof, made in accordance with the provisions of Sections 5.1 and 5.2;

       1.1.94   "QMI SUBORDINATED DEBT" has the meaning ascribed to it in
       Section 13.8;

       1.1.95 "QUEBECOR MEDIA GUARANTEE" has the meaning ascribed to it in subsection 9.1.1;

       1.1.96 "QUEBECOR MEDIA CREDIT FACILITY" means the credit facility in the amount of $2,090,000,000 established pursuant to the credit agreement entered into on October 23, 2000 by Quebecor Media Inc. as borrower, Quebecor Communications Inc., GVL, Quebecor New Media Inc., Canoe:
       Canadian Online Explorer Inc., Quebecor New Media Limited Partnership, 9076-1883 Quebec Inc., 9076-1859 Quebec Inc. and 3588386 Canada Inc. as guarantors, the financial institutions named therein as lenders, RBC

       Dominion Securities Inc. as lead arranger and bookrunner, Bank of America Canada, BMO Nesbitt Burns Inc. and The Toronto-Dominion Bank as co-arrangers and Royal Bank of Canada as administrative agent, as amended, supplemented or restated from time to time, or as replaced from time to time by another credit facility in an amount not exceeding Cdn. $1,905,000,000 minus the proceeds of any high-yield debt securities issued by Quebecor Media Inc. on or before October 22, 2002;

       1.1.97 "REGULATORY APPROVAL" means the obtention of all material approvals of all governmental bodies having jurisdiction which are required to be obtained in connection with the Transaction including, without limitation, the approval of the CRTC and all other approvals set forth in the New Offers to Purchase for Cash referred to in the definition "Transaction";

       1.1.98 "REVOLVING FACILITY" or "FACILITY" means the Credit available pursuant to Section 2.1;

       1.1.99 "REVOLVING FACILITY LENDER" means a Lender having a Commitment under the Revolving Facility;

       1.1.100 "ROLLOVER DATE" means, with respect to a Libor Advance or a BA Advance, the date of any such Advance, or the first day of any Designated Period;

       1.1.101  "SECOND CURRENCY" has the meaning ascribed to it pursuant to
       Section 15.1;

       1.1.102 "SECURITY DOCUMENTS" means all of the security documents described in Article 9, and "SECURITY" means the security created thereby;

       1.1.103  "SELECTED AMOUNT" means

              1.1.103.1 with respect to a BA Advance, the amount of the Advances in Canadian Dollars which the Borrower has asked to obtain by the issuance of Bankers' Acceptances in accordance with Section 6.1, and

              1.1.103.2 with respect to a Libor Advance, the amount in respect of which the Borrower is deemed to have asked, in accordance with
              Section 4.2, that the interest payable thereon be calculated on the Libor Basis;

       1.1.104 "SENIOR SECURED DEBT COVERAGE RATIO" means, for any period, the ratio of (a) the Consolidated Debt of the VL Group owing under (i) this Credit Agreement, plus (ii) the CF Cable Notes, plus (iii) the Negative Value of Derivative Instruments entered into with a Lender, plus
       (iv) any other Debt supported by a Charge to secure its repayment, to
       (b) EBITDA;

       1.1.105  "SEVENTH AMENDMENT CLOSING DATE" means November 19, 2004;

       1.1.106 "SHARE PLEDGE" has the meaning ascribed to it in subsection 9.2.3;

       1.1.107  "SIXTH AMENDMENT CLOSING DATE" means October 8, 2003;

       1.1.108 "STAMPING FEES" means, with respect to BA Advances, the fee calculated by (a) multiplying the percentage referred to in the definition of "Margin" by the face amount of the Bankers' Acceptances being issued and stamped in connection with the BA Advance being made,
       (b) dividing the product so obtained by 365 or, in a leap year, 366, and
       (c) multiplying the result so obtained by the number of days in the relevant Designated Period;

       1.1.109 "SUBORDINATED DEBT" means, in respect of any Person, unsecured Debt of such Person that has no required redemption provisions and matures at least 6 months after the expiry of the Term hereof and that has been subordinated in right of payment to the obligations of the VL Group hereunder and under the Security Documents in form and substance acceptable to the Lenders and their counsel;

       1.1.110 "SUBSIDIARY" means any Person in respect of which the majority of the issued and outstanding capital stock (including securities convertible into voting shares and options to purchase voting shares) granting a right to vote in all circumstances is at the relevant time owned by a member of the VL Group or one or more of its Subsidiaries or by a member of the VL Group and one or more of its Subsidiaries, and includes a limited partnership that would be an Affiliate;

       1.1.111 "SYNTHETIC LEASE" means any synthetic lease or similar off-balance sheet financing product where such transaction is considered borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

       1.1.112 "TAX BENEFIT TRANSACTION" means, for so long as the Borrower is a direct or indirect Subsidiary of Quebecor Inc. ("QUEBECOR"), any transaction between a member of the VL Group and Quebecor or any of its Affiliates, the primary purpose of which is to create tax benefits for any member of the VL Group or for Quebecor or any of its Affiliates; PROVIDED, HOWEVER, that (1) the member of the VL Group involved in the transaction obtains a favorable tax ruling from a competent tax authority or a favorable tax opinion from a nationally recognized Canadian law or accounting firm having a tax practice of national standing as to the tax efficiency of the transaction for such member of the VL Group; (2) the Borrower delivers to the Agent (a) a resolution of the board of directors of the Borrower to the effect the transaction will not prejudice the Lenders and certifying that such transaction has been approved by a majority of the disinterested members of such board of directors and
       (b) an opinion as to the fairness to such member of the VL Group of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada, except in respect of any Tax Benefit Transaction in an amount of less than $1,000,000 each, provided that the aggregate of all Tax Benefit Transactions for amounts of less than $1,000,000 does not exceed $10,000,000 in the aggregate in any 12 month period; (3) such transaction is set forth in writing; (4) such transaction either
       (a) causes all of the Security creating a Charge on any transferred assets to remain in full force and effect, or (b) provides for the replacement of such assets by different assets of a value, nature and kind acceptable to each of the Lenders, and which shall in any event be subject to the Security (and the assets so transferred that were previously Charged shall be released); and (5) the Consolidated EBITDA of the VL Group is not reduced after giving PRO FORMA effect to the transaction as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the VL Group for which internal financial statements are available; PROVIDED, HOWEVER, that if such transaction shall thereafter cease to satisfy the preceding requirements as a Tax Benefit Transaction, it shall thereafter cease to be a Tax Benefit Transaction for purposes of this Agreement and shall be deemed to have been effected as of such date and, if the transaction is not otherwise permitted by this Agreement as of such date, the Borrower will be in Default hereunder if such transaction does not comply with the preceding requirements or is not otherwise unwound within 30 days of that date;

       1.1.113 "TERM" means the period commencing on the Closing Date and terminating, with respect to the Revolving Facility, on November 18, 2009;

       1.1.114 "TERM FACILITY A-1" means the portion of the Credit previously available under this Credit Agreement, which was repaid in full out of the HYD Offering and out of Advances made under Term Facility C;

       1.1.115 "TERM FACILITY B" means the portion of the Credit previously available under this Credit Agreement which was repaid in full by the Borrower concurrently with any Advances hereunder on and after the Sixth Amendment Closing Date;

       1.1.116 "TERM FACILITY C" means the portion of the Credit previously available under this Credit Agreement which will have been repaid in full by the Borrower concurrently with the initial Advance hereunder on or after the Seventh Amending Closing Date;

       1.1.117 "TRANSACTION" means the acquisition by Quebecor Media Inc. of all of the issued and outstanding multiple voting shares and subordinate voting shares (including subordinate voting shares issuable upon the exercise of options) of GVL as well as the investments in Quebecor
       Media Inc. to be made by Capital Communications CDPQ Inc. and
       Quebecor Inc. and the transfer of assets to Quebecor Media Inc. to be made by Quebecor Inc. as described in the document entitled "New Offers to Purchase for Cash" dated September 27, 2000 made by Quebecor
       Media Inc. with respect to the shares of GVL;

       1.1.118 "TRANSFER AGREEMENT" means a form of transfer agreement substantially in the form annexed hereto as Schedule "C";

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       1.1.119  "US DOLLARS" or "US $" means the lawful currency of the
       United States of America in same day immediately available funds or, if such funds are not available, the currency of the United States of America which is ordinarily used in the settlement of international banking operations on the day on which any payment or any calculation must be made pursuant to this Agreement;

       1.1.120 "VL GROUP" means the Borrower, the Guarantors (other than Quebecor Media Inc. and GVL) and their respective Subsidiaries, and a reference to a "member of the VL Group" means any of them; provided, however, that for the purposes of all Back-to-Back Transactions alone, until the CF Cable Notes have been repaid in full, CF Cable TV Inc. and its Subsidiaries shall not be considered to be part of the VL Group in the context of any Back-to-Back Transaction with another member of the VL Group. However, CF Cable TV Inc. and its Subsidiaries shall be considered members of the VL Group in the context of a Back-to-Back Transaction with an Affiliate of the Borrower that is not a member of the VL Group. A list of the members of the VL Group as of the Seventh Amendment Closing Date is provided in Schedule "M" hereto.

    1.2     INTERPRETATION

    Unless stipulated to the contrary, the words used herein which indicate the singular include the plural and vice versa and the words indicating masculine include the feminine and vice versa. In addition, the word "INCLUDES" (or "INCLUDING") shall be interpreted to mean "includes (or including) without limitation". Finally, any reference to a time shall mean local time in the City of Montreal, Province of Quebec.

    1.3     CURRENCY

    Unless the contrary is indicated, all amounts referred to herein are expressed in Canadian Dollars.

    1.4     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    Unless the Lenders shall otherwise expressly agree or unless otherwise expressly provided herein (for example, in connection with the definition of "Consolidated"), all of the terms of this Agreement which are defined under the rules constituting Generally Accepted Accounting Principles shall be interpreted, and all financial statements and reports to be prepared hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles in effect from time to time, and with respect to the financial ratios, those in effect as of October 8, 2003.

    1.5     DIVISION AND TITLES

    The division of this Agreement into Articles, Sections and subsections and the insertion of titles are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

2.  THE CREDIT

    2.1     CREDIT FACILITY

    Subject to the provisions hereof, and in particular, to the provisions of
    Article 3, each Lender agrees to make available to the Borrower, individually and not jointly and severally or solidarily, its Commitment in the Credit, which Credit consists of the Revolving Facility in a maximum amount equal to $450,000,000 minus the maximum amount that can be borrowed under the Cash Management Facilities, which form part of the Revolving Facility.

    2.2     THE REVOLVING FACILITY

    All Advances under the Revolving Facility shall be in Canadian Dollars alone and may be repaid and re-borrowed by the Borrower at all times during the Term.

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3.  PURPOSE

    3.1     PURPOSE OF THE ADVANCES

    All Advances made by the Lenders to the Borrower under the Revolving Facility in accordance with the provisions hereof from and after the Seventh Amendment Closing Date shall be used by the Borrower for general corporate purposes, including, without limitation, to repay the CF Cable Notes and to pay dividends to QMI from time to time, subject to and in accordance with the terms and conditions of this Agreement.

4.  ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS

    4.1     NOTICE OF BORROWING_--_DIRECT ADVANCES

    Subject to the applicable provisions of this Agreement, on any Business Day during the Disbursement Period, the Borrower shall be entitled to request Advances under the Revolving Facility, on one or more occasions, up to the maximum amount of the Credit, by way of Prime Rate Advances in minimum amounts of $1,000,000 and whole multiples thereof, provided that at least one (1) Business Day prior to the day on which any Prime Rate Advance is required (other than an Advance under the Cash Management Facilities, which shall be made in accordance with the provisions of the agreements pertaining thereto referred to in Section 4.3), the Borrower shall have provided to the Agent an irrevocable telephone notice at or before 10:00 A.M. on any Business Day, followed by the immediate delivery of a written Notice of Borrowing. Notices of Borrowing in respect of BA Advances shall be given in accordance with the provisions of Section 6.1.

    In the event that some of the Revolving Facility Lenders are Foreign Lenders who cannot make Prime Rate Advances or BA Advances, prior to giving a Notice of Borrowing to the Agent as provided above or in Section 6.1, the Borrower shall give notice to the Agent that it wishes the Foreign Lenders to make a Libor Advance, the whole in accordance with Section 4.2. In such event, the Advance to be made by all Lenders shall be made on the last day of the longest applicable notice period.

    4.2     LIBOR ADVANCES AND CONVERSIONS

    Subject to the applicable provisions of this Agreement, on any Business Day during the Disbursement Period, upon an irrevocable telephone notice to the Agent given prior to 10:00 A.M., at least three Banking Days prior to the date of a proposed Libor Advance or a Rollover Date, followed by the immediate delivery of a written Notice of Borrowing, the Borrower may request that a Libor Advance be made by a Foreign Lender or that a Libor Advance by a Foreign Lender or any part thereof be converted into a new Libor Advance, in circumstances where the Foreign Lender cannot provide Bankers' Acceptances. The Agent shall determine the LIBOR which will be in effect on the date of the Advance or the Rollover Date, as the case may be (which in such case must be a Banking Day), with respect to the Selected Amount or to each of the Selected Amounts, as the case may be, having a maturity of 10 to 180 days (subject to availability) from the date of the Advance or the Rollover Date, as the case may be. However, if the Borrower has not delivered a notice to the Agent in a timely manner in accordance with the provisions of this Section 4.2, the Borrower shall be deemed to have chosen to have the interest on the amount of such Advance calculated on the Prime Rate Basis.

    4.3     CASH MANAGEMENT FACILITIES

    Subject to the terms and conditions of this Agreement, the Lender that provides the Cash Management Facilities (the "CASH MANAGEMENT LENDER") shall make Advances to the Borrower in accordance with the terms and conditions of the agreements governing the Cash Management Facilities, the purpose of which shall be to provide the Borrower with a deemed Prime Rate Advance in connection with any negative balance in a consolidation account, and shall issue letters of credit subject to the Borrower executing the Cash Management Lender's standard documentation with respect thereto. The fee for each such letter of credit shall be equal to the then applicable Stamping Fee. The Borrower and each of the Lenders agrees that any amounts due to the Cash Management Lender under the Cash Management Facilities shall be deemed to form part of the Loan under the Revolving Facility and shall be secured by the Security. For greater certainty, only the net Loan under the Cash Management Facilities (including outstanding letters of credit) will be treated as Advances hereunder at the end of any particular day. The Cash Management Lender shall advise the Agent of any outstanding Advances upon the request of the Agent.

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    4.4     OPERATION OF ACCOUNTS

    The Agent shall maintain in its books at the Agency Branch a record of the Loan, including the Bankers' Acceptances issued by the Borrower, attesting as to the total of the Borrower's indebtedness to the Lenders in accordance with the provisions hereof and with the provisions of the Security Documents. These accounts or registers shall constitute, in the absence of manifest error, PRIMA FACIE proof of the total amount of the indebtedness of the Borrower to the Lenders in accordance with the provisions hereof and of the Security Documents, of the date of any Advance made to the Borrower and of the total of all amounts paid by the Borrower from time to time with respect to principal and interest owing on the Loan and the fees and other sums exigible in accordance with the provisions hereof or of the Security Documents.

    4.5     APPORTIONMENT OF ADVANCES

    The amount of each Advance will be apportioned among the Lenders by the Agent by reference to the Commitment of each Lender, as such Commitment shall be immediately prior to the making of any Advance, subject to the provisions of Section 6.9 hereof with respect to BA Advances. If any amount is not in fact made available to the Agent by a Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrower.

    4.6     LIMITATIONS ON ADVANCES

    The undrawn Credit available under the Revolving Facility shall cease to be available at the expiry of the Disbursement Period.

    4.7     NOTICES IRREVOCABLE

    Any notice given to the Agent in accordance with Articles 4 or 6 may not be revoked or withdrawn.

    4.8     MARKET FOR BANKERS' ACCEPTANCES AND LIBOR ADVANCES

    If at any time or from time to time: (a) there no longer exists a market for Bankers' Acceptances or, (b) as a result of market conditions, (i) there exists no appropriate or reasonable method to establish LIBOR, for a Selected Amount or a Designated Period, or (ii) Canadian Dollar deposits are not available to the Foreign Lenders in such market in the ordinary course of business in amounts sufficient to permit them to make the Libor Advance, for a Selected Amount or a Designated Period, such Lenders shall so advise the Agent and, subject to the provisions of Section 4.11 hereof with regard to the Foreign Lenders, any such Lenders shall not be obliged to accept drafts of the Borrower presented to such Lenders pursuant to the provisions of this Agreement nor to honour any notices of borrowing in connection with any Libor Advances, and the Borrower's option to request BA Advances or Libor Advances, as the case may be, shall thereupon be suspended upon notice by the Agent to the Borrower.

    4.9     SUSPENSION OF BA ADVANCE AND LIBOR ADVANCE OPTION

    If a notice has been given by the Agent in accordance with Section 4.8 and except as provided in the next sentence of this Section, the BA Advance or the Libor Advance, or any part thereof, as the case may be, shall not be made (whether as an Advance, a conversion or an extension) by the Lenders and the right of the Borrower to choose that Advances be made or, once made, be converted or extended into the BA Advance or the Libor Advance, as the case may be, shall be suspended until such time as the Agent has determined that the circumstances having given rise to such suspension no longer exist, in respect of which determination the Agent shall advise the Borrower within a reasonable delay. If sufficient Canadian Dollar funds are not available to the Foreign Lenders, the Foreign Lenders shall be relieved from their obligation to make an Advance until such time as such funds become available in sufficient amounts, but they shall comply with the provisions of
    Section 4.11 hereof.

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    4.10    LIMITS ON BA ADVANCES AND LIBOR ADVANCES

    Nothing in this Agreement shall be interpreted as authorizing the Borrower to issue Bankers' Acceptances or borrow by way of Libor Advances for a Designated Period expiring on a date which results in a situation where the Credit cannot be reduced as required by this Agreement, or on a date which is after the expiry of the Term.

    4.11    SPECIFIC CLAUSE WITH REGARD TO FOREIGN LENDERS

    In the event of a suspension of the Borrower's right to request Advances (including conversions and extensions) from one or more Foreign Lenders under Sections 4.8 and 4.9 hereof (each an "AFFECTED LENDER"), each Affected Lender shall, concurrently with the notice described in Section 4.8, seek alternative sources of funding Cdn. $ Advances and, if sufficient funds are obtained, shall notify the Borrower as to when such funds will be available for Advances. On the date indicated in such notice, the Affected Lender shall be deemed to have made an Advance with interest payable on the Prime Rate Basis.

    If within 5 Business Days following the notice described in Section 4.8, there remain one or more Affected Lenders who have not been deemed to have made an Advance on the Prime Rate Basis under the preceding paragraph, such Lender (an "INCAPABLE LENDER") shall provide an additional notice to the Agent and the Borrower of such fact and the following provisions shall apply:

       4.11.1 The Incapable Lender shall make US$ Advances on the Libor Basis, and the parties will negotiate such amendments hereto as may be required to give full effect to such intention, it being understood that the Borrower alone will bear all foreign exchange risks; and

       4.11.2 Sections 4.8 and 4.9 hereof shall apply without reference to this Section 4.11 and, upon the expiration of the Designated Period of any existing Libor Advance, the provisions of Section 5.8 hereof shall apply to such Libor Advances.

5.  INTEREST AND FEES

    5.1     INTEREST ON THE PRIME RATE BASIS

    The principal amount of the Loan which at any time and from time to time remains outstanding and in respect of which the Borrower has chosen (subject to the provisions of Section 4.1 with regard to Cdn. $ Libor Advances by Foreign Lenders) or, in accordance with the provisions hereof, is obliged to pay interest on the Prime Rate Basis, shall bear interest, calculated daily, on the daily balance of such Loan, from the date of each Advance up to and including the day preceding the date of repayment thereof in full at the annual rate (calculated based on a 365 or 366 day year, as the case may be) applicable to each of such days which corresponds to the Prime Rate at the close of business on each of such days, plus the Margin.

    5.2     PAYMENT OF INTEREST ON THE PRIME RATE BASIS

    The interest payable in accordance with Section 5.1 and calculated in the manner described therein shall be payable to the Agent monthly, in arrears, on the last day of each month or on such other date (limited to once per month) as the Agent may determine and advise the Borrower from time to time, the first payment of which shall be exigible on the last day of the month in which the first Prime Rate Advance was made.

    5.3     INTEREST ON THE LIBOR BASIS

    The principal amount of the Libor Advances which at any time and from time to time remains outstanding shall bear interest, calculated daily, on the daily balance of such Libor Advances, from each Rollover Date, at the annual rate (calculated based on a 360-day year) applicable to each of such days which corresponds to the LIBOR applicable to each Selected Amount, plus the Margin, and shall be effective as and from each Rollover Date up to and including the date prior to the next Rollover Date.

                                       19
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    5.4     PAYMENT OF INTEREST ON THE LIBOR BASIS

    The interest payable in accordance with the provisions of Section 5.3 and calculated in the manner hereinabove set out on the amount outstanding from time to time is payable to the Agent, in arrears,

       5.4.1 on the last day of the Designated Period when the Designated Period is 1 to 3 months,

       5.4.2 when the Designated Period exceeds 3 months, on the last Business Day of each period of 3 months during such Designated Period and on the last day of the Designated Period.

    5.5     LIMITS TO THE DETERMINATION OF LIBOR

    Nothing herein contained shall be interpreted as authorizing the Borrower, with respect to the determination of LIBOR, to choose a Selected Amount with respect to each Designated Period of less than Cdn. $1,000,000 or a greater amount other than in whole multiples of Cdn. $1,000,000.

    5.6     FIXING OF LIBOR

    LIBOR shall be transmitted to the Borrower at approximately 11:00 A.M., two Banking Days prior to:

       5.6.1    the date on which the Libor Advance is to be made; or

       5.6.2    the relevant Rollover Date.

    5.7     HEDGING

    The Borrower shall enter into agreements with one or more Lenders providing for, at all times during the Term, foreign exchange protection to the Borrower with respect to 50% of the Debt under the HYD Offering (and any Additional Offering if in US$), by way of Derivative Instruments acceptable to the Agent, with an amortization schedule coincidental with the amortization of the Debt under the HYD Offering and covering the full term of the HYD Offering (and any Additional Offering if in US$).

    The Borrower agrees that any amounts due to the Agent or the Lenders under any Derivative Instruments of the nature described in this Section 5.7 shall be deemed to form part of the Loan and shall be secured by the Security.

    5.8     INTEREST ON THE LOAN

    Where no specific provision with respect to interest on an outstanding portion of the Loan is contained in this Agreement, including with respect to Cdn. $ Libor Advances by Foreign Lenders which cannot be rolled over due to the provisions of Sections 4.10 and 4.11, the interest on such portion of the Loan shall be calculated and payable on the Prime Rate Basis.

    5.9     ARREARS OF INTEREST

    Any arrears of interest or principal shall bear interest at a rate that is two percent (2%) per annum higher than the rate of interest payable in respect of the relevant principal amount of the Loan and shall be calculated and exigible on the same basis.

    5.10    MAXIMUM INTEREST RATE

    The amount of the interest or fees exigible in applying this agreement shall not exceed the maximum rate permitted by Law. Where the amount of such interest or such fees is greater than such maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Law.

                                       20
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    5.11    FEES

    The Borrower shall pay the following fees (the "FEES") to the Agent:

       5.11.1 for the Revolving Facility Lenders, a facility fee (the "FACILITY FEE") calculated daily by multiplying the amount of the Credit under the Revolving Facility (including the Credit under the Cash Management Facilities) each day by the applicable rate set out in the definition of "Margin", and dividing the result by 365 (or 366 in a leap year), and then multiplying that result by the number of days in the relevant quarter, payable quarterly in arrears two Business Days following the last day of each calendar quarter, commencing in respect of the quarter ending on December 31, 2003, or on such other date as the Lenders may determine, acting reasonably; and

       5.11.2 for the Agent, an annual agency fee in the amount and payable in accordance with the provisions of a letter agreement dated as of August 9, 2000, entered into between INTER ALIA, Quebecor Media Inc. and the Agent, and consented to by the Borrower.

    5.12    INTEREST ACT

       5.12.1 For the purposes of the INTEREST ACT (Canada), any amount of interest or fees calculated herein using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be.

       5.12.2 The parties agree that all interest in this Agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations. In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

6.  BANKERS' ACCEPTANCES

    6.1     ADVANCES BY BANKERS' ACCEPTANCES AND CONVERSIONS INTO BANKERS'
    ACCEPTANCES

       6.1.1 Subject to the applicable provisions of this Agreement, including those of the second paragraph of Section 4.1 with regard to Notices of Borrowing for Libor Advances by Foreign Lenders, on any Business Day during the Disbursement Period, by written Notice of Borrowing to the Agent given at least two (2) Business Days prior to the date of the Advance or the Rollover Date (for the purposes of this Article 6 called the "ACCEPTANCE DATE") and before 10:00 A.M., the Borrower may request that a BA Advance be made, that one or more Advances (other than Cdn. $ Libor Advances by Foreign Lenders) not borrowed as
       BA Advances be converted into one or more BA Advances or that a BA Advance or any part thereof be extended, as the case may be (the "BA REQUEST"). Bankers' Acceptances shall be issued on each Acceptance Date or Rollover Date, in a minimum Selected Amount, with respect to each Designated Period, of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, shall have a Designated Period of 10 to 180 days (or such other period as may be available and acceptable to the Agent), subject to availability, and shall, in no event, mature on a date after the expiry of the applicable Term.

       6.1.2    Prior to making any BA Request, the Borrower shall deliver:

       (a) to the Lenders, in the name of each Lender which is a bank that accepts bankers' acceptances (a "BA LENDER"), drafts in form and substance acceptable to the Agent and the Lenders; and

       (b) to the Lenders in the name of each Lender which is not a bank or does not accept bankers' acceptances (a "NON-BA LENDER"), Discount Notes;

    completed and executed by its authorized signatories in sufficient quantity for the Advance requested and in appropriate denominations to facilitate the sale of the Bankers' Acceptances in the financial markets. No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance hereunder if such failure is due, in whole or in part, to the failure of the Borrower to give appropriate instructions to the Agent on a

                                       21
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    timely basis, nor shall the Agent or any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or wilful misconduct of the Agent, such Lender, or their respective employees. In order to facilitate issuances of Bankers' Acceptances pursuant hereto, in accordance with the instructions given from time to time by the Borrower, the Borrower hereby authorizes each Lender, and for this purpose appoints each Lender its lawful attorney, to complete and sign Bankers' Acceptances on behalf of the Borrower, in handwritten or facsimile or mechanical signature or otherwise, and once so completed, signed and endorsed, and following acceptance of them as Bankers' Acceptances, to purchase, discount or negotiate such Bankers' Acceptances in accordance with the provisions of this Article 6, and to provide the Available Proceeds (as defined in subsection 6.2.4 (d)) to the Agent in accordance with the provisions hereof. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower. Each Lender shall maintain a record with respect to such instruments (i) received by it hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled at their respective maturities. Each Lender agrees to provide such records to the Borrower promptly upon request and, at the request of the Borrower, to cancel such instruments which have been so completed and executed and which are held by such Lender and have not yet been issued hereunder.

    6.2     ACCEPTANCE PROCEDURE

    With respect to any BA Advance:

       6.2.1 The Agent shall promptly notify in writing each Lender of the details of the proposed issue, specifying:

       6.2.2 (a) For each BA Lender, (i) the principal amount of the Bankers' Acceptances to be accepted by such Lender, and (ii) the Designated Period of such Bankers' Acceptances; and

               (b) For each Lender which is a Non-BA Lender, (i) the principal amount of the Discount Notes to be issued to such Lender, and (ii) the Designated Period of such Discount Notes.

       6.2.3 The Agent shall establish the Bankers' Acceptance Discount Rate at or about 10:00 a.m. on the Acceptance Date, and the Agent shall promptly determine the amount of the BA Proceeds.

       6.2.4 Forthwith, and in any event not later than 11:30 A.M. on the Acceptance Date, the Agent shall indicate to each Lender, in the manner set out in Section 18.5:

               (a) the Bankers' Acceptance Discount Rate;

               (b) the amount of the Stamping Fee applicable to those Bankers' Acceptances to be accepted by such Lender on the Acceptance Date, calculated by multiplying the appropriate percentage set out in the definition of "Stamping Fee" by the face amount of each Bankers' Acceptance (taking into account the number of days in the Designated Period), any such Lender being authorized by the Borrower to collect the Stamping Fee out of the BA Proceeds of those Bankers' Acceptances;

               (c) the BA Proceeds of the Bankers' Acceptances to be purchased by such Lender on such Acceptance Date; and

               (d) the amount obtained (the "AVAILABLE PROCEEDS") by subtracting the Stamping Fee mentioned in subsection 6.2.4(b) from the BA Proceeds mentioned in subsection 6.2.4(c).

       6.2.5 Not later than 1:00 P.M. on the Acceptance Date, each Lender shall make available to the Agent its Available Proceeds.

       6.2.6 Not later than 4:00 P.M. on the Acceptance Date, the Agent shall transfer the Available Proceeds to the Borrower in accordance with
       Section 8.9 and shall notify the Borrower on such day either by telex, fax or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue.

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    6.3     PURCHASE OF BANKERS' ACCEPTANCES AND DISCOUNT NOTES

    Before giving value to the Borrower, the Lenders or the sub-participants (other than Foreign Lenders who cannot make BA Advances) which:

       6.3.1 are BA Lenders shall, on the Acceptance Date, accept the Bankers' Acceptances by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto and affixing their acceptance stamps thereto, and shall purchase or sell same; and

       6.3.2 are Non-BA Lenders shall, on the Acceptance Date, complete the Discount Notes by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto.

    6.4     MATURITY DATE OF BANKERS' ACCEPTANCES

    Subject to the applicable notice provisions, at or prior to the maturity date of each Bankers' Acceptance, the Borrower shall:

       6.4.1 give to the Agent a notice in the form of Schedule "B" requesting that the Lenders convert all or any part of the BA Advance then outstanding by way of Bankers' Acceptances which are maturing into a Prime Rate Advance; or

       6.4.2 give to the Agent a notice in the form of Schedule "B" requesting that the Lenders extend all or any part of the BA Advance outstanding by way of Bankers' Acceptances which are maturing into another BA Advance by issuing new Bankers' Acceptances, subject to compliance with the provisions of subsection 6.1.1 with respect to the minimum Selected Amount and Designated Period; or

       6.4.3 at latest at 10:00 A.M., two (2) Business Days prior to the Rollover Date of each Bankers' Acceptance then outstanding and reaching maturity, notify the Agent by way of a notice substantially in the form of Schedule "B-1" (but omitting paragraph 3 thereof) that it intends to deposit in its account for the account of the Lenders on the Rollover Date an amount equal to the principal amount of each such Bankers' Acceptance.

    6.5     DEEMED CONVERSIONS ON THE MATURITY DATE

    If the Borrower does not deliver to the Agent one or more of the notices contemplated by subsections 6.4.1 or 6.4.2 or does not give the notice and make the deposit contemplated by subsection 6.4.3, the Borrower shall be deemed to have requested that the part of the BA Advance then outstanding which is reaching maturity be converted into a Prime Rate Advance.

    6.6     CONVERSION AND EXTENSION MECHANISM

    If under the conditions

       6.6.1 of subsection 6.4.1 and of Section 6.5, the Borrower requests or is deemed to have requested, as the case may be, that the Agent convert the portion of the BA Advance which is maturing into a Prime Rate Advance, the Lenders shall pay the Bankers' Acceptances which are outstanding and maturing. Such payments by the Lenders will constitute an Advance within the meaning of this Agreement and the interest thereon shall be calculated and payable as the Borrower may request or may be deemed to have requested;

       6.6.2 of subsection 6.4.3, the Borrower makes a deposit in its account, without limiting in any way the generality of Section 17.5, the Borrower hereby expressly and irrevocably authorizes the Agent to make any debits necessary in its account in order to pay the Bankers' Acceptances which are outstanding and maturing.

    6.7     AMOUNTS GIVEN TO THE LENDERS DO NOT CONSTITUTE A PREPAYMENT

    All amounts debited by the Agent from the Borrower's account in accordance with the provisions of subsection 6.6.2 shall not constitute a prepayment in accordance with the provisions of Section 8.3.

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    6.8     PREPAYMENT OF BANKERS' ACCEPTANCES

    Notwithstanding any provision hereof, the Borrower may not prepay any Bankers' Acceptance other than on its maturity date; however, this provision shall not prevent the Borrower from acquiring, in its discretion but subject to the other provisions of this Agreement, any Bankers' Acceptance in circulation from time to time.

    6.9     APPORTIONMENT AMONGST THE LENDERS

    The Agent is authorized by the Borrower and each Lender to allocate amongst the Lenders (other than Foreign Lenders who cannot make BA Advances) the Bankers' Acceptances to be issued and purchased in such manner and amounts as the Agent may, in its sole discretion, but acting reasonably, consider necessary, so as to ensure that no Lender is required to accept and purchase a Bankers' Acceptance for a fraction of $100,000, and in such event, the Lenders' respective Commitments in any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Agent is authorized by the Borrower and each Lender to cause the proportionate share of one or more Lender's Advances (calculated based on its Commitment) to be exceeded by no more than $100,000 each as a result of such allocations provided that the principal amount of outstanding Advances, including Bankers' Acceptances, shall not thereby exceed the maximum amount of the respective Commitment of each Lender. Any resulting amount by which the requested face amount of any such Bankers' Acceptance shall have been so reduced shall be advanced, converted or continued, as the case may be, as a Prime Rate Advance, to be made contemporaneously with the BA Advance.

    6.10    CASH DEPOSITS

    Each Lender may, in its discretion, at any time, in the absence of any demand by the Borrower to such effect, grant an Advance to the Borrower, the amount of which shall be equivalent to the face value of all Bankers' Acceptances then in circulation which have been accepted, which Advance shall not bear interest. The amount of the Advance shall not be taken into account in order to calculate the amount of the Credit used pursuant hereto. The Agent shall retain the amount of the Advance in a non-interest bearing cash collateral account as security, for the benefit of the Borrower, which amount may be entirely set-off against the amount of the Advance and the amount of the Bankers' Acceptances in circulation which such Lender has accepted and may be imputed, in the Lender's discretion, to the payment of the Bankers' Acceptances at their maturity. The Borrower shall sign and remit as security with regard thereto all appropriate documents which the Lenders might judge necessary or desirable, specifically including an assignment of the credit balance of the deposit account held as security.

    6.11    DAYS OF GRACE

    The Borrower shall not claim from the Lenders any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lenders pursuant to the provisions of this Agreement. Further, the Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by any Lender in its own right at the maturity thereof.

    6.12    OBLIGATIONS ABSOLUTE

    The obligations of the Borrower with respect to Bankers' Acceptances shall be unconditional and irrevocable and shall be paid strictly in accordance with the provisions of this Agreement under all circumstances, including the following circumstances:

       6.12.1 any lack of validity or enforceability of any draft accepted by any Lender as a Bankers' Acceptance; or

       6.12.2 the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, the Lenders, or any other person or entity, whether in connection with this Agreement or otherwise.

                                       24
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    6.13    DEPOSITORY BILLS AND NOTES ACT

    Bankers' Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the DEPOSITORY BILLS AND NOTES ACT. The Agent and the Borrower shall agree on the procedures to be followed, acting reasonably. The Lenders are also authorized to issue depository bills as replacements for previously issued Bankers' Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers' Acceptances.

7.  ILLEGALITY, INCREASED COSTS AND INDEMNIFICATION

    7.1     ILLEGALITY, INCREASED COSTS

    If a Lender, acting reasonably, determines (which determination shall be attested to by a certificate submitted to the Borrower by the Lender with a copy to the Agent and which shall be final and binding between the parties hereto in the absence of manifest error) that (a) the adoption by a governmental or international authority (including the Bank for International Settlements (the "BIS")) of a law, directive, requirement or guideline, whether or not having the force of law, (b) any modification to a law, directive or guideline, whether or not having the force of law, or to the interpretation or application of same by a tribunal or governmental or international authority (including the BIS) or other body charged with such interpretation or application, or (c) any quashing by a tribunal or other governmental or international authority or body (including the BIS) of an interpretation of any law, directive, requirement or guideline, whether or not having the force of law:

       7.1.1 has rendered or will render it illegal or contrary to any law, directive or guideline for any of the Lenders to maintain or to give effect to all or part of their obligations stipulated in this Agreement, including the obligation to make or maintain all or any part of a BA Advance or a Libor Advance pursuant to the terms hereof, then the obligation of such Lender(s) to maintain or to give effect to such part of its obligations will become null and, subject to the provisions of the particular law, directive or guideline and of Section 7.2 with respect to losses, costs and expenses, if the Loan affected is a BA Advance, the Borrower may convert the principal amount thereof into a Prime Rate Advance. If the Loan affected is a Libor Advance, the provisions of
       Section 4.11 shall apply. In either case, the Borrower shall pay the interest accrued thereon, or may reimburse the particular BA Advance or Libor Advance, as the case may be, in whole with interest accrued thereon.

       7.1.2 Such conversion or reimbursement shall be made at the expiry of the relevant Designated Period of any then outstanding Libor Advances or BA Advances, as the case may be, or, if in the judgment of the Lender expressed to the Agent in the certificate referred to above, an immediate conversion or reimbursement is necessary, immediately upon demand by the Agent, subject to the payment by the Borrower of breakage costs, if any; or

       7.1.3 (a) has imposed, modified or deemed applicable any loan ceiling with respect to the Lenders, or imposed, modified or deemed applicable any special tax, reserve, deposit, capital adequacy or similar requirement with respect to the assets held by, deposited at or used for the purchase of funds, or to the loans made by the Lenders, or
       (b) changes the basis of taxation on payments made to the Lenders under this Agreement (other than a change affecting the taxes based on net profits of the Lenders), or (c) imposes upon the Lenders any other monetary conditions or restrictions with respect to this Agreement, all or any part of a Loan, as the case may be, or any other document, effect or operation contemplated hereby, and if the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Commitment or any Advance, or to reduce any amount otherwise receivable by such Lender hereunder with respect thereto, then, in any such case, the Borrower shall promptly pay to such Lender, within 10 Business Days from demand, such additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as is determined in good faith by such Lender. If a Lender becomes entitled to claim any additional amounts pursuant to this
       Section 7.1, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled and provide reasonable particulars of the calculation of such amount. A certificate of a Lender as to any such additional amounts payable to it shall be conclusive and binding in the absence of manifest error.

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    7.2     INDEMNITY

    The Borrower shall indemnify each Lender against and hold each Lender, as well as its directors, officers and employees, harmless from any loss or expense, including without limitation any loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain any Advance and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which such Lender may sustain or incur as a consequence of any (a) default by the Borrower in the payment when due of the amount of or interest on any Loan or in the payment when due of any other amount hereunder, (b) default by the Borrower in obtaining an Advance after the Borrower has given notice hereunder that it desires to obtain such Advance, (c) default by the Borrower in making any voluntary reduction of the outstanding amount of any Loan after the Borrower has given notice hereunder that it desires to make such reduction, and (d) the payment of any Bankers' Acceptance or Libor Advance otherwise than on the maturity date thereof (including without limitation any such payment required pursuant to Section 8.1 or upon acceleration pursuant to Section 14.2). A certificate of the Agent providing reasonable particulars of the calculation of any such loss or expense shall be conclusive and binding in the absence of manifest error. If any Lender becomes entitled to claim any amount pursuant to this Section 7.2, it shall promptly notify the Borrower of the event by reason of which it has become so entitled and reasonable particulars of the related loss or expense, provided that the failure to do so promptly shall not prejudice the Lenders' right to claim hereunder.

    Without prejudice to the survival or termination of any other agreement of the Borrower under this Agreement, the obligations of the Borrower under this Section 7.2 shall survive the payment of principal and interest on all Loans and the termination of the Credit.

8.  PAYMENT, REPAYMENT AND PREPAYMENT

    8.1     REPAYMENT OF THE LOAN

    The Borrower hereby agrees to repay the amount of the Loan outstanding under the Revolving Facility on the last day of the Term.

    8.2     AMOUNT AND APPORTIONMENT OF MANDATORY REPAYMENTS

    The Borrower hereby undertakes to make Mandatory Repayments equal to the sum of:

       8.2.1 100% of the Net Proceeds of all Asset Dispositions (excluding the Net Proceeds of Asset Dispositions received by the Borrower up to an amount of $50,000,000 in the aggregate) of the VL Group (excluding the non-material assets referred to in Section 13.3), unless same are reinvested within 12 months following any such Asset Disposition to acquire capital assets used in the Core Business, payable within 5 Business Days following the expiry of such 12 month period; plus

       8.2.2 Any amounts payable to the Agent for the Lenders in accordance with the provisions of Section 12.6, provided that insurance proceeds received by the Borrower, up to an amount of $50,000,000 in the aggregate, will be exempt from the imputation rules set out in this
       Section 8.2 and may be retained by the Borrower.

    The Borrower shall advise the Agent of its intention to make any such Mandatory Repayment by notice in writing substantially in the form of Schedule "B-1", at least 5 and not more than 20 days before the Mandatory Repayment is due, and shall pay the amount of such Mandatory Repayment to the Agent when it is due. All proceeds of each Mandatory Repayment shall be applied to repay and permanently reduce the Revolving Facility.

    No such Mandatory Repayment may be made on a date that would require a Libor Advance or BA Advance to be prepaid, except in accordance with the provisions of Section 8.4.

    8.3 VOLUNTARY REPAYMENT AND PREPAYMENT OF THE LOAN OR CANCELLATION OF THE CREDIT

    On any Business Day during the Term, after having given notice to the Agent of one (1) Business Day with respect to the repayment of Prime Rate Advances and two (2) Business Days with respect to BA Advances, substantially in the form of Schedule "B-1", the Borrower may repay in minimum amounts of $1,000,000 or in whole multiples of such amount, all or part of the principal amount of the Loan under the Revolving Facility, provided that in respect of a BA Advance, no repayment shall be made on a date other than a maturity date of the Bankers' Acceptances outstanding at that time, with, in each case, all interest accrued and unpaid on the amounts so prepaid. In respect of Cdn. $ Libor Advances by Foreign Lenders, no repayment may be made on a day other than a Rollover Date, save as provided in Sections 7.1, 7.2 and 8.4.

    On any Business Day during the Term, after having given notice to the Agent at least ten (10) days prior to the proposed prepayment, substantially in the form of Schedule "B-1", the Borrower may repay or prepay in minimum amounts of $10,000,000, or in whole multiples of such amounts, all or part of the principal amount of the Loan, provided that in respect of the Libor Advances, no repayment may be made on a day other than a Rollover Date, save as provided in Sections 7.1, 7.2 and 8.4, and in respect of a BA Advance, no prepayment shall be made on a date other than a maturity date of the Bankers' Acceptances outstanding at that time, with, in each case, all interest accrued and unpaid on the amounts so prepaid. Notwithstanding the foregoing and in the case of voluntary repayments or prepayments under the Revolving Facility other than Cdn. $ Libor Advances by Foreign Lenders, accrued and unpaid interest on the amounts repaid or prepaid need not be paid at the time of the repayment or prepayment, but shall be paid in accordance with the provisions of Section 5.2 hereof.

    In addition, the Borrower may, upon the same notice, cancel any portion of the Credit that has not been drawn by the Borrower. No Facility Fee shall be payable in respect of any portion of the Credit so cancelled as and from the effective date of its cancellation. The Borrower shall not be permitted to draw Advances in respect of any portion of the Credit so cancelled.

    8.4     PAYMENT OF LOSSES RESULTING FROM A PREPAYMENT OR A MANDATORY
    REPAYMENT

    If a prepayment or Mandatory Repayment to be made would require the repayment of outstanding Bankers' Acceptances prior to their maturity, or the repayment of a Libor Advance on a day other than a Rollover Date, the Borrower shall provide to the Agent cash collateral in an amount equal to the face amount of such Bankers' Acceptances or the principal amount of such Libor Advance, as the case may be, which cash collateral shall be held by the Agent in an interest bearing account and used to repay same at maturity or on the next Rollover Date, as the case may be. However, in the case where the prepayment or Mandatory Repayment would require the prepayment of a Libor Advance, the Borrower may elect to prepay same and pay to the Agent for the Lenders the amount of the losses, costs and expenses suffered or incurred by the Lenders with respect thereto which are referred to in
    Section 7.2.

    8.5     CURRENCY OF PAYMENTS

    All payments, repayments, prepayments or Mandatory Repayments, as the case may be:

       8.5.1 of principal under the Loan, or any part thereof, shall be made in the same currency as that in which they are outstanding;

       8.5.2 of interest, shall be made in the same currency as the principal amount outstanding to which they relate;

       8.5.3    of Fees, shall be made in Canadian Dollars alone; and

       8.5.4 of the amounts referred to in Section 7.2, shall be made in the same currency as the losses, costs and expenses suffered or incurred by the Lenders.

    8.6     PAYMENTS BY THE BORROWER TO THE AGENT

    All payments to be made by the Borrower in connection with this Agreement shall be made in funds having same day value to the Agent, at the Agency Branch, or at any other office or account in Toronto or Montreal designated by the Agent. Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 11:00 A.M.

                                       27
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    8.7     PAYMENT ON A BUSINESS DAY

    Each time a payment, repayment, prepayment or Mandatory Repayment is due on a day that is not a Business Day, it shall be made on the following Business Day.

    8.8     PAYMENTS BY THE LENDERS TO THE AGENT

    Any amounts payable to the Agent by a Lender shall be paid in funds having same day value to the Agent by the Lenders on a Business Day at the Agency Branch.

    8.9     PAYMENTS BY THE AGENT TO THE BORROWER

    Any payment received by the Agent for the account of the Borrower shall be paid in funds having same day value to the Borrower on the date of receipt, or if such date is not a Business Day, on the next Business Day, at the Branch.

    8.10    NETTING

    On the date of any Advance or on a Rollover Date (a "TRANSACTION DATE"), the Agent shall be entitled to net amounts payable on such date by the Agent to a Lender against amounts payable in the same currency on such date by such Lender to the Agent, for the account of the Borrower. Similarly, on any Transaction Date, the Borrower hereby authorizes each Lender to net amounts payable in one currency on such date by such Lender to the Agent, for the account of the Borrower, against amounts payable in the same currency on such date by the Borrower to such Lender in accordance with the Agent's calculations made in accordance with the provisions of this Agreement.

    8.11    APPLICATION OF PAYMENTS

       8.11.1 Except as otherwise indicated herein, all payments made to the Agent by the Borrower for the account of the Lenders shall be distributed the same day by the Agent, in accordance with its normal practice, in funds having same day value, among the Lenders to the accounts last designated in writing by each Lender to the Agent, PRO RATA in accordance with their respective Commitments, and notice thereof shall be given to the Borrower by the Agent within a reasonable delay.

       8.11.2 Except as otherwise indicated herein or as otherwise determined by the Lenders, all payments made by the Borrower to the Agent on behalf of the Lenders shall be applied by the Lenders as follows:

              (a) to the fees, costs, expenses and accessories contemplated by
                  Article 7, Section 14.5 and Section 17.5 or by the Security Documents;

              (b) to all amounts due under Article 5 hereunder;

              (c) to the repayment of the principal amount of the Loan subject, in the case of Mandatory Repayments, to the imputation rules set out in Section 8.2;

              (d) to any other amounts due pursuant to this Agreement.

    8.12    NO SET-OFF OR COUNTERCLAIM BY BORROWER

    All payments by the Borrower shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

    8.13    DEBIT AUTHORIZATION

    The Agent is hereby authorized to debit the Borrower's and the Guarantors' account or accounts maintained from time to time at the Branch or elsewhere, and to set off and compensate against any and all accounts, credits and balances maintained at any time by the Borrower or the Guarantors for the amount of any interest

                                       28
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    or any other amounts due and owing hereunder from time to time payable by the Borrower, in order to obtain payment thereof.

    8.14    WITHHOLDING TAXES

       8.14.1 All payments to be made hereunder by the Borrower shall be made free and clear of, and without deduction or withholding for or on account of, any present or future tax, levy, impost, duty, charge, assessment or fee (including interest, penalties and additions thereto) (herein "TAXES"), but excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations under, or received a payment under, or enforced this Agreement or any Guarantee). If any Taxes are required to be withheld from any payment hereunder, the Borrower shall (a) increase the amount of such payment so that the Lenders will receive a net amount (after deduction and withholding of all Taxes) equal to the amount otherwise due hereunder; (b) pay such Taxes to the appropriate taxing authority for the account of the relevant Lenders and (c) as promptly as possible thereafter, send the Agent and the Lenders an original receipt showing payment thereof, together with such additional documentary evidence as the Lenders may from time to time reasonably require.

       8.14.2 Each Lender other than a Foreign Lender agrees to use reasonable measures to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 8.14, but no Lender shall be required to disclose any information about its taxes to the Borrower that is not publicly available.

       8.14.3 If the Borrower fails to perform its obligations under subsection 8.14.1, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by the Lenders as a consequence of such failure. The obligations of the Borrower under this Section 8.14 shall survive the termination of this Agreement.

9.  SECURITY

    9.1     SECURITY FOR ADVANCES PRIOR TO THE PHASE II DATE

    As general and continuing security for the performance by the Borrower of its obligations to the Lenders prior to the Phase II Date hereunder (including under the Cash Management Facilities) and under the Security Documents, and of the Borrower's obligation to repay the Loan, including all amounts owing by the Borrower to the Lenders in principal, interest and accessories hereunder and under any agreement pertaining to Derivative Obligations, including the Negative Value of Derivative Instruments entered into with a Lender, as such agreements are, from time to time, amended, restated, amended and restated, extended or renewed, the Borrower shall:

       9.1.1 cause to be executed by Quebecor Media Inc. (the "QUEBECOR MEDIA GUARANTEE") and by each of the other Guarantors an unconditional solidary (joint and several) Guarantee, in favour of the Agent on behalf of the Lenders, of the obligations of the Borrower under this Agreement and the Security Documents, substantially in the form annexed as Schedule "D"; provided that the Quebecor Media Guarantee shall incorporate by reference the provisions of, INTER ALIA, Sections 8.1 and 8.2 of the Quebecor Media Credit Facility, providing for certain restrictions as to the ability of Quebecor Media Inc. to incur Debt, sell assets and otherwise perform certain acts, as such provisions appear at the Closing Date and irrespective of any amendment subsequent thereto; and

       9.1.2 cause to be executed by the owner of the shares of the Borrower and each of the Initial VL Group Guarantors an agreement creating a first-ranking (prior to the Phase II Date) pledge of the shares of each of the Borrower and the Initial VL Group Guarantors (other than Quebecor Media Inc. and GVL) to the Agent on behalf of the Lenders, which agreement shall be substantially in form of Schedule "E".

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    9.2     SECURITY FOR ADVANCES FOLLOWING THE PHASE II DATE

    As general and continuing security for the performance by the Borrower of its obligations to the Lenders on and after the Phase II Date hereunder (including under the Cash Management Facilities) and under the Security Documents, and of the Borrower's obligation to repay the Loan, including all amounts owing by the Borrower to the Lenders in principal, interest and accessories hereunder and under any agreement pertaining to Derivative Obligations, including the Negative Value of Derivative Instruments entered into with a Lender, as such agreements are, from time to time, amended, restated, amended and restated, extended or renewed, the Borrower shall:

       9.2.1 cause to be executed by each of the Guarantors an unconditional solidary (joint and several) Guarantee (or, in the case of the Initial VL Group Guarantors, confirmations of their existing Guarantees), in favour of the Agent on behalf of the Lenders, of the obligations of the Borrower under this Agreement and the Security Documents, substantially in the form annexed as Schedule "D", provided that the Guarantees provided by CF Cable
              TV Inc. and its Subsidiaries shall be limited to the extent contemplated by the terms of the CF Cable Notes. The existing Guarantee executed by GVL shall be amended to provide that the Agent shall not have any recourse to any of the shares owned by GVL which have not been pledged in accordance with the provisions of subsection 9.1.2. The Guarantees provided by CF Cable TV Inc. and its Subsidiaries shall provide that, to the extent permitted by the provisions of the CF Cable Notes, such Guarantees constitute "First Priority Debt", as such expression is defined in the CF Cable Notes;

       9.2.2 cause to be executed by Quebecor Media Inc. a limited-recourse Guarantee agreement with the Agent for the Lenders, which will be substantially in the form of Schedule "D" but will provide that
              (A) the recourse of the Lenders under such Guarantee shall be limited to the pledge, if any, of the shares referred to in subsection 9.1.2, which pledge shall remain in effect but shall rank second to the Permitted Charge referred to in subsection 1.1.88.7 until the Quebecor Media Credit Facility has been repaid in full and cancelled, and (B) the restrictions contained in the Quebecor Media Credit Facility and incorporated by reference in the Guarantee referred to in subsection 9.1.1 shall no longer be so incorporated;

       9.2.3 execute and cause to be executed by the Guarantors other than Quebecor Media Inc. and GVL, whose pledges of shares pursuant to the provisions of subsection 9.1.2 shall remain in effect, an agreement pledging the shares of each of their respective Subsidiaries to the Agent on behalf of the Lenders, which agreement shall be substantially in form of Schedule "E" (the "SHARE PLEDGE"), provided that the Share Pledges by CF Cable
              TV Inc. and its Subsidiaries shall be limited to the extent contemplated by the provisions of the CF Cable Notes;

       9.2.4 execute and cause to be executed by each of the Guarantors (other than Quebecor Media Inc.) first-ranking security (subject only to Permitted Charges) in favour of the Agent on behalf of the Lenders, by way of a hypothec on the universality of all of its movable and immovable property located in the Province of Quebec (and/or, at the option of the Agent, by way of a hypothec securing Debentures granted in favour of the Agent or a collateral agent designated by the Agent as the power of attorney ("fonde de pouvoir") of the Lenders within the meaning of Article 2692 of the Civil Code of Quebec, as contemplated by Section 18.16), provided that (a) any Security created by CF Cable TV Inc. and its Subsidiaries shall be limited to the extent contemplated by the provisions of the CF Cable Notes, and (b) the Security created by GVL shall not extend to any shares owned by GVL which have not been pledged in accordance with the provisions of subsection 9.1.2;

       9.2.5 execute first-ranking security (subject only to Permitted Charges) in favour of each Lender that is a bank, within the meaning of the Bank Act (Canada), under Sections 427 and following of the Bank Act (Canada);

       9.2.6 execute and cause to be executed by each of the Guarantors (other than Quebecor Media Inc. and GVL) in favour of the Agent on behalf of the Lenders, a first-ranking (subject only to

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              Permitted Charges) General Security Agreement and mortgage charging all of its property and assets, personal (movable) and real (immovable), if any, located elsewhere in Canada or in the USA (and/or, at the option of the Agent, by way of a debenture or other instrument containing the same Charges), provided that any Security created by CF Cable TV Inc. and its Subsidiaries shall be limited to the extent contemplated by the provisions of the CF Cable Notes;

       9.2.7 execute and cause to be executed by each of the Guarantors (other than Quebecor Media Inc. and GVL), a first-ranking assignment, by way of collateral security, of the contracts governing or evidencing intellectual property rights (subject to Permitted Charges, and to the extent not prohibited by the terms of the agreements governing such rights) in favour of the Agent on behalf of the Lenders, provided that any Security created by CF Cable TV Inc. and its Subsidiaries shall be limited to the extent contemplated by the provisions of the CF Cable Notes;

       9.2.8 cause the Agent on behalf of the Lenders to be named in all insurance policies protecting the members of the VL Group and their movable property, activities, business interruption and third party liability against any form of loss as a named insured as its interest may appear, and deliver to the Agent certificates of insurance in form and substance satisfactory to the Agent;

       9.2.9 execute concurrently with (in respect of movable property), and within sixty days of (in respect of immovable property), the integration of Videotron Telecom Ltd. ("VTL"), by way of amalgamation or otherwise, with the Borrower (the "MERGER"), any and all Security Documents or as the case may be, make any additional filings or registrations, reasonably requested by the Lenders, to ensure that the Lenders will hold valid and enforceable Security in, to and under the assets of VTL acquired by the Borrower as a result of the Merger.

    9.3     LIMITATIONS ON GUARANTEES AND SECURITY FOR ADVANCES

    The liability of each Guarantor governed by the COMPANIES ACT (Quebec) under its Guarantee (other than each of the Initial VL Group Guarantors, the liability of whom is unlimited) (each an "APPLICABLE GUARANTOR") shall be limited as follows, but only to the extent that the provisions of
    Section 123.66 of the COMPANIES ACT (Quebec) apply thereto:

       9.3.1 on the Phase II Date, the liability of each Applicable Guarantor shall be limited to the amount of the book value or the realization value of its assets, whichever is greater, less the sum of its liabilities and its issued and paid-up share capital account on such date (the "INITIAL LIABILITY");

       9.3.2 every day thereafter that its Guarantee remains in effect and until the date of determination on which it is then able to discharge its liabilities when due, each Applicable Guarantor shall be deemed to have granted a new Guarantee in an amount equal to the increase in the aggregate amount of the Guarantee that such Applicable Guarantor can provide on such day (calculated in accordance with the provisions of subsection 9.3.1);

       9.3.3 the liability of each Applicable Guarantor may never be less than its Initial Liability; and

       9.3.4 if ever the restriction provided by Law with respect to each Applicable Guarantor's ability to execute a Guarantee is repealed, each of the Applicable Guarantors shall be deemed to have granted an unlimited Guarantee on the date such repeal came into force.

    The relevant amounts on the Phase II Date, as determined by the directors of the Applicable Guarantor, will be set forth in a certificate in the form set out in Schedule "K", to be delivered within 5 Business Days following the Phase II Date. For the purposes hereof, the directors of each Applicable Guarantor shall, not less frequently than quarterly, determine such amounts as of the end of each financial quarter and the Borrower shall deliver or cause to be delivered to the Agent, as part of its Compliance Certificate with respect to such financial quarter, a summary of such increases, if any, supported by a certificate of the chief financial officer of each Applicable Guarantor setting forth such amounts and reasonable details of the calculations thereof.

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    9.4     FURTHER LIMITATIONS ON GUARANTEES AND SECURITY FOR ADVANCES

    Notwithstanding any other provision hereof to the contrary, the liability of CF Cable TV Inc. and each of its Subsidiaries (each a "RELEVANT GUARANTOR") shall be limited as follows:

       9.4.1 on the Phase II Date, the liability of each Relevant Guarantor under its Guarantee and the Security Documents shall constitute First Priority Debt within the meaning and to the extent permitted by the trust indenture dated as of July 11, 1995 among the Guarantors party thereto and The Chase Manhattan Bank, as Trustee, providing for the issue of notes, including the aggregate of US$100,000,000 of 12 year notes of CF Cable TV Inc. designated as 9 1/8% Senior Secured First Priority Notes due 2007 (the "TRUST INDENTURE") and thereafter shall constitute Second Priority Debt within the meaning and to the extent permitted by the Trust Indenture (the "INITIAL LIABILITY");

       9.4.2 every day thereafter that its Guarantee remains in effect and until the provisions of subsection 9.4.4 apply, each Relevant Guarantor shall be deemed to have granted a new Guarantee by incurring additional First Priority Debt and additional Second Priority Debt to the extent permitted by the Trust Indenture in amounts equal to the increase in the aggregate amount of the Guarantee that such Relevant Guarantor can provide on such day (by way of First Priority Debt and Second Priority Debt under the Trust Indenture);

       9.4.3 the liability of each Relevant Guarantor may never be less than its Initial Liability;

       9.4.4 if ever the restriction provided by the Trust Indenture with respect to each Relevant Guarantor's ability to execute a Guarantee is no longer applicable, each of the Relevant Guarantors shall be deemed to have granted an unlimited Guarantee on the date such restriction ceased to be applicable; and

       9.4.5 the Security Documents shall oblige each Relevant Guarantor to provide additional security in the event that its liability is increased in accordance with the foregoing.

    The relevant amounts on the Phase II Date, as determined by the directors of the Relevant Guarantor, will be set forth in a certificate in the form set out in Schedule "K", to be delivered on such date. For the purposes hereof, the directors of each Relevant Guarantor shall, not less frequently than quarterly, determine such amounts as of the end of each financial quarter and the Borrower shall deliver or cause to be delivered to the Agent, as part of its Compliance Certificate with respect to such financial quarter, a summary of such increases, if any, supported by a certificate of the chief financial officer of each Relevant Guarantor setting forth such amounts and reasonable details of the calculations thereof.

10. CONDITIONS PRECEDENT

    10.1    INITIAL ADVANCE UNDER THE REVOLVING FACILITY AND TERM FACILITY A-1

    The obligation of the Lenders to make an initial Advance under the Revolving Facility and under Term Facility A-1 is conditional upon the fulfilment of each of the conditions set out in this Section 10.1 and in Section 10.3 to the entire satisfaction of the Agent and the Lenders:

       10.1.1 certified copies of all of the constating documents, borrowing by-laws and resolutions of the Borrower, of Quebecor Media Inc., of GVL and of each member of the VL Group shall have been provided to the Agent;

       10.1.2 the Borrower shall have provided an irrevocable direction of payment to the Agent pursuant to which the Borrower instructs the Agent, contemporaneously with the first Advance hereunder and using the proceeds thereof, to repay all amounts due under the Existing Credit Agreement and the Existing Credit Agreement shall have been cancelled;

       10.1.3 all Charges on the property of each member of the VL Group, other than Permitted Charges, shall have been discharged;

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       10.1.4   each of this Agreement and the Security Documents contemplated by Section 9.1 shall have been executed, delivered, issued or assigned and registered or published, as the case may be, wherever required;

       10.1.5 the Agent shall have received copies of all existing title and search reports prepared by lawyers or notaries with respect to any immovable property owned by the VL Group and with respect to any network pertaining to the Core Business, together with an undertaking to update same prior to the Phase II Date;

       10.1.6 evidence satisfactory to the Lenders shall have been provided to the Agent that Quebecor Media Inc. owns all or substantially all of the shares of every class of GVL (meaning for these purposes not less than 94% of all such shares), and the Lenders shall be satisfied that Quebecor Media Inc. is in a position to obtain 100% of all such shares within a delay not exceeding 60 days (or such additional period as may be approved by the Majority Lenders) from the Closing Date by way of the compulsory acquisition of same in accordance with the provisions of the Quebec Companies Act;

       10.1.7 evidence satisfactory to the Lenders shall have been provided to the Agent that GVL or another wholly-owned Subsidiary of Quebecor Media Inc. owns (a) all of the shares of every class of each of the Initial VL Group Guarantors, and (b) the percentages and classes of shares of each Subsidiary of GVL as set out in the diagram referred to in subsection 10.1.10 (c);

       10.1.8 all of the issued and outstanding shares of the Borrower and each of the Guarantors (other than Quebecor Media Inc. and GVL) shall have been pledged in accordance with the pledge described in subsection 9.1.2, and all of the pledged shares shall have been remitted to the Agent or to one or more agents of the Agent;

       10.1.9 all necessary Regulatory Approvals (other than the approval of the CRTC) and all other required approvals shall have obtained, and all Laws, including environmental Laws, shall have been complied with;

       10.1.10 the Borrower shall have delivered to the Agent a certificate in the form of Schedule "F" signed by an officer stipulating and certifying that:

              (a) such officer has taken cognizance of all the terms and conditions of this Agreement and of all contracts, agreements and deeds pertaining hereto;

              (b) no Default or Event of Default has occurred or exists
                  hereunder;

              (c) the corporate structure of Quebecor Media Inc. and the VL
                  Group is as set out in the diagram attached to the certificate; and

              (d) subject to obtaining the approval of the CRTC to the
                  Transaction, each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present;

       10.1.11 nothing shall have occurred which would constitute a Material Adverse Change;

       10.1.12 the Borrower shall have delivered to the Agent the favourable legal opinion of counsel to the Borrower and to the Guarantors, addressed to the Lenders, the Agent and its counsel, substantially in the form set forth in Schedule "G" and covering as well such other ancillary matters as pertain to the transactions contemplated hereunder, as required by the Agent, acting reasonably.

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    10.2    INITIAL ADVANCE UNDER THE REVOLVING FACILITY

    The obligation of the Lenders to make the initial Advance under the Revolving Facility is conditional upon the fulfilment of each of the conditions set out in this Section 10.2 and in Section 10.3 to the entire satisfaction of the Agent and the Lenders:

       10.2.1 certified copies of all of the constating documents, borrowing by-laws and resolutions of the Borrower and of each other member of the VL Group not previously provided to the Agent shall have been provided to the Agent;

       10.2.2 each of the Security Documents contemplated by Section 9.2 shall have been executed, delivered, issued or assigned and registered or published, as the case may be, wherever required;

       10.2.3 the terms of the Additional Offering intended to close on the Seventh Amendment Closing Date shall be the same, in all material respects, as those in respect of the HYD Offering, and such Additional Offering shall have been completed and the proceeds thereof used (a) to prepay Term Facility C in its entirety, which Facility will have been cancelled as a result;

       10.2.4 all of the issued and outstanding shares of the Subsidiaries referred to in subsection 9.2.3 owned, directly or indirectly by the Borrower and the Guarantors, shall have been pledged in accordance with the Share Pledge executed by the Borrower and the relevant Guarantors and all of the pledged shares shall have been remitted to the Agent, except to the extent not permitted by the terms of the CF Cable Notes;

       10.2.5 Schedule "K" shall have been completed, and there shall have been delivered to the Agent certificates of the chief financial officers of the Borrower and each relevant Guarantor, in form and substance satisfactory to the Lenders and their counsel, confirming and supporting the figures in Schedule "K" as to the maximum amount of each Guarantee as at the Seventh Amendment Closing Date;

       10.2.6 the Borrower shall have delivered to the Agent a certificate in the form of Schedule "F" signed by an officer stipulating and certifying that:

              (a) such officer has taken cognizance of all the terms and conditions of this Agreement and of all contracts, agreements and deeds pertaining hereto;

              (b) no Default or Event of Default has occurred or exists
                  hereunder;

              (c) the corporate structure of the VL Group is as set out in the diagram attached to the certificate;

              (d) each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present, including all Regulatory Approvals; and

              (e) all property to be charged by the Security Documents is located in the jurisdictions described in a schedule thereto;

       10.2.7 the Borrower shall have delivered to the Agent in a sufficient number of copies for each of the Lenders its Annual Business Plan in respect of its financial years ending December 31, 2005, 2006 and 2007, showing PRO FORMA compliance with all financial covenants hereunder;

       10.2.8 each of the Security Documents shall have been amended (to the extent required), executed, delivered, issued or assigned and registered or published, as the case may be, wherever required; in particular, the Security Documents described in subsection 9.2.6 shall have been amended as required to ensure their continued enforceability;

       10.2.9 the Borrower shall have delivered to the Agent the favourable legal opinion(s) of the counsel to the Borrower, addressed to the Lenders, the Agent and its counsel, in form and substance

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              acceptable to the Agent and its counsel, acting reasonably, including with regard to the continuing validity of all relevant Guarantees and Security.

    10.3    CONDITIONS PRECEDENT TO ANY ADVANCE

    The obligation of the Lenders to make any Advance under the Credit is conditional upon each of the following conditions having been satisfied:

       10.3.1 the representations and warranties contained in this Agreement shall continue to be true and correct (except where stated to be made as at a particular date);

       10.3.2 the Borrower shall have delivered to the Agent a completed Notice of Borrowing;

       10.3.3 nothing shall have occurred since the Sixth Amendment Closing Date which would constitute a Material Adverse Change; and

       10.3.4 no Default shall have occurred and be continuing and no Event of Default shall have occurred.

    10.4    WAIVER OF CONDITIONS PRECEDENT

    The conditions set out in Sections 10.1, 10.2 and 10.3 are solely for the benefit of the Lenders, and may be waived by the Agent with the unanimous consent of the Lenders, without prejudice to the right of the Agent to assert any such condition in connection with any subsequently requested Advance.

    10.5    RELEASE OF QUEBECOR MEDIA GUARANTEE

    The parties agree that the Quebecor Media Guarantee has become a limited recourse guarantee, such that the recourse of the Agent is limited to the pledge of the shares executed by GVL pursuant to subsection 9.1.2 of this Credit Agreement, which was thereafter assumed by Quebecor Media Inc.

11. REPRESENTATIONS AND WARRANTIES

For so long as the Loan remains outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied), the Borrower hereby represents and warrants to the Lenders that:

    11.1    INCORPORATION

    Each member of the VL Group is a corporation duly incorporated and organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and of all jurisdictions in which it carries on business or is otherwise required to be so qualified. Each member of the VL Group has the capacity and power, whether corporate or otherwise, to hold its assets and carry on the business presently carried on by it or which it proposes to carry on hereafter in each jurisdiction where such business is carried on.

    11.2    AUTHORIZATION

    The Borrower and each member of the VL Group which is a party to any Security Document has the power and has taken all necessary steps under the Laws in order to be authorized to borrow hereunder, to provide the Security, as the case may be, and to execute and deliver and perform its obligations under this Agreement and each of the Security Documents to which it is a party, as the case may be, in accordance with the terms and conditions thereof and to complete the transactions contemplated in the Security Documents and herein, as the case may be. This Agreement has been duly executed and delivered by duly authorized officers of the Borrower and is, and each of the Security Documents to which the Borrower and each other member of the VL Group is a party is, and when executed and delivered in accordance with the terms hereof, shall be, a legal, valid and binding obligation of the Borrower and each other member of the VL Group, respectively, enforceable in accordance with its terms.

                                       35
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    11.3    COMPLIANCE WITH LAWS AND CONTRACTS

    The execution and delivery of and performance of the obligations under this Agreement and each of the Security Documents by the Borrower and each other member of the VL Group, as the case may be, in accordance with their respective terms and the completion of the transactions contemplated therein and herein by the Borrower and each other member of the VL Group, as the case may be, do not require any consents or approvals, do not violate any Laws, do not conflict with, violate or constitute a breach under the documents of incorporation or by-laws of any member of the VL Group or under any agreements, contracts or deeds to which any member of the VL Group is a party or binding upon it or its assets and do not result in or require the creation or imposition of any Charge whatsoever on the assets of any member of the VL Group, whether presently owned or hereafter acquired, save for the Permitted Charges.

    11.4    CURRENT BUSINESS

    The VL Group operates businesses in the cable and telecommunications industry, including on-line internet services, telephony (not commercialized at the Closing Date), and the sale and rental of videocassettes.

    11.5    FINANCIAL STATEMENTS

    The Consolidated financial statements provided from time to time hereunder are prepared in accordance with GAAP applied on a consistent basis throughout the periods specified (except as noted thereon) and are an accurate representation of the financial position of the VL Group as of the respective dates specified and the results of their operations and cash flows for the respective periods specified.

    11.6    CONTINGENT LIABILITIES AND INDEBTEDNESS

    Neither the Borrower nor any other member of the VL Group has (a) any material Contingent Obligations or contingent liabilities known to it which are not disclosed or referred to in the most recent financial statements delivered to the Agent in accordance with the provisions of Section 12.15 or otherwise disclosed to the Agent in writing, or (b) incurred any Indebtedness which is not disclosed in or reflected in such financial statements, or otherwise disclosed to the Agent in writing, other than Contingent Obligations, contingent liabilities or Indebtedness incurred in the ordinary course of business and Debt permitted hereunder.

    11.7    TITLE TO ASSETS

    Each member of the VL Group has good, valid and marketable title to all of its properties and assets, free and clear of any Charges other than Permitted Charges. All of the immovable property (including any cable network) owned by the VL Group as of the Sixth Amendment Closing Date is listed in Schedule "I". All premises occupied by any member of the VL Group as of the Sixth Amendment Closing Date containing material assets belonging to such members of the VL Group are also listed in Schedule "I". All of the movable property of the VL Group as of the Sixth Amendment Closing Date is located in the province of Quebec and in Ontario, New Brunswick and Prince Edward Island. Each member of the VL Group has rights sufficient for it to use all the Licences, licences, intellectual property and patents, patent applications, trade marks, trade mark applications, tradenames, service marks, copyrights, industrial designs, technology and other similar intellectual property rights reasonably necessary for the conduct of its business. To the knowledge of the Borrower, neither it nor any member of the VL Group is infringing or is alleged to be infringing the intellectual property rights of any other Person.

    11.8    LITIGATION

    There are no actions, suits or legal proceedings instituted or pending or, to the knowledge of each member of the VL Group, threatened, against any of them or their property before any court or arbitrator or any governmental body or instituted by any governmental body which could reasonably be expected to result in a Material Adverse Change.

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    11.9    TAXES

    Each member of the VL Group has filed within the prescribed delays all federal, provincial or other tax returns which it is required by Law to file and all taxes, assessments and other duties levied by the various governmental authorities with respect to each member of the VL Group have been paid when due, except to the extent that (a) payment thereof is being contested in good faith by such member of the VL Group in accordance with the appropriate procedures, for which adequate reserves have been established in the books of the relevant member of the VL Group, and
    (b) the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change.

    11.10   INSURANCE

    Each member of the VL Group has contracted for the insurance coverage described in Section 12.6.

    11.11   NO ADVERSE CHANGE

    No Material Adverse Change has occurred since August 31, 2000.

    11.12   REGULATORY APPROVALS

    No member of the VL Group is required to obtain any consent, approval, authorization, permit, Licence or licence from, nor to effect any filing or registration with, any federal, provincial or other regulatory authority in connection with the execution, delivery or performance, in accordance with their respective terms, of this Agreement or the Security Documents, any borrowings hereunder and the granting of the Security, save with respect to the due registration of any Security Documents that remain to be registered after the Sixth Amendment Closing Date.

    11.13   COMPLIANCE WITH LAWS AND LICENCES

    Each member of the VL Group is in full compliance in all material respects with all requirements of applicable Laws and with all of the conditions attaching to its permits, authorizations, Licences, licences, certificates and approvals, including without limitation its articles of incorporation and by-laws.

    11.14   PENSION AND EMPLOYMENT LIABILITIES

    Except for a deficit not exceeding $2,000,000 in respect of the pension plan for executives of the Borrower, no member of the VL Group has any unfunded pension liabilities, whether valued on a going concern or a wind-up basis, and all obligations (including wages, salaries, commissions and vacation pay) to current employees and to former employees have been paid in full or duly provided for.

    11.15   PRIORITY

    The Security and Charges created, evidenced or constituted by or under the Security Documents bind each member of the VL Group which is a party thereto, are valid and subject to no Charge, other than the Permitted Charges, and are enforceable, as security for the performance of the obligations secured thereunder, in accordance with their respective terms, against the members of the VL Group which are parties thereto.

    11.16   COMPLETE AND ACCURATE INFORMATION

    All of the information, reports and other documents and all data (other than forecasts), as well as the amendments thereto, provided to the Agent by or on behalf of the VL Group were, at the time same were provided, and are at the date hereof, complete, true and accurate in all material respects. All forecasts provided to the Agent were prepared in good faith and all assumptions used therein were reasonable.

    11.17   SHARE CAPITAL

    On the Sixth Amendment Closing Date, all of the shares of the Borrower and each of the Guarantors (other than Quebecor Media Inc.) are owned, directly or indirectly, by Quebecor Media Inc., free and clear of any

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    Charges, other than Permitted Charges; following the Sixth Amendment Closing
    Date, no Change of Control has occurred and the shares of the Borrower and each of the Guarantors (other than Quebecor Media Inc.) owned, directly or indirectly, by Quebecor Media Inc. are owned free and clear of any Charges, other than Permitted Charges.

    11.18   ABSENCE OF DEFAULT

    There exists no Default or Event of Default hereunder.

    11.19   AGREEMENTS WITH THIRD PARTIES

    Each member of the VL Group is in compliance in all material respects with each and every one of its obligations under agreements with third parties to which it is a party or by which it is bound, the breach of which could be expected to result in a Material Adverse Change.

    11.20   ENVIRONMENT

       11.20.1 There are no existing claims, demands, suits, proceedings or actions of any nature whatsoever, whether threatened or pending, arising out of the presence on any property owned or controlled by any member of the VL Group, either past or present, of any hazardous substance or hazardous waste, or out of any past or present activity conducted on any property now owned by any member of the VL Group, whether or not conducted by any member of the VL Group, involving hazardous substances or hazardous waste, which would reasonably be expected to result in a Material Adverse Change;

       11.20.2  To the best of the knowledge of the Borrower, after due enquiry:

              (a) there is no hazardous substance or hazardous waste existing on or under any property of any member of the VL Group which constitutes a material violation of any ordinance, statute or law for which an owner, operator or person in control of a property may be held liable;

              (b) the business of each member of the VL Group is being carried on so as to respect in all material ways the Laws applicable to environmental and health and safety matters; and

              (c) no contaminant, pollutant, toxic substance or material or dangerous waste has been spilled or emitted into the environment from any property owned, operated or controlled by any member of the VL Group for which such member of the VL Group could have any material liability.

    11.21   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    All of the representations and warranties made hereunder are true and correct at the Closing Date, shall be true and correct at the date of any Advance hereunder (except where qualified in this Article 11 as being made as at a particular date), shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Lenders or the making of any Advance hereunder, and none of same are nor shall be waived, except in writing.

12. COVENANTS

For so long as the Loan remains outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied) and unless the Agent shall otherwise agree in writing, the Borrower, for itself and each member of the VL Group and with respect to itself and each member of the VL Group, agrees as follows:

    12.1    PRESERVATION OF JURIDICAL PERSONALITY

    It shall do or cause to be done all things necessary to preserve and maintain its corporate existence in full force and effect, except as permitted under Sections 13.1 and 13.3.

    12.2    PRESERVATION OF LICENCES

    It shall maintain in effect and obtain, where necessary, all such authorizations, approvals, Licences, licences or consents of such governmental agencies, whether federal, provincial or local, which may be or become necessary or required for each member of the VL Group to carry on its businesses and to satisfy its obligations hereunder and under the Security Documents.

    12.3    COMPLIANCE WITH APPLICABLE LAWS

    It shall conduct its business in a proper and efficient manner and shall keep or cause to be kept appropriate books and records of account, in compliance with the Law, and shall record or cause to be recorded faithfully and accurately all transactions with respect to its business in accordance with GAAP applied on a consistent basis, and shall comply with all requirements of Law and with all the conditions attaching to its permits, authorizations, Licences, licences, certificates and approvals in all material respects.

    12.4    MAINTENANCE OF ASSETS

    It shall maintain or cause to be maintained in good operating condition all of its assets used or useful in the conduct of its business, as would a prudent owner of similar property, whether same are held under lease or under any agreement providing for the retention of ownership, and shall from time to time make or cause to be made thereto all necessary and appropriate repairs, renewals, replacements, additions, improvements and other works except as permitted under Section 13.3.

    12.5    BUSINESS

    It shall not substantially change the nature of its business activities from its Core Business.

    12.6    INSURANCE

    It shall maintain insurance coverage with responsible insurers, in amounts and against risks normally insured by owners of similar businesses or assets in areas which are generally similar to those in which the members of the VL Group are engaged. By no later than the Phase II Date, all such policies of insurance will contain a standard "mortgage clause" acceptable to the Agent providing that no such policy may be cancelled without the insurer providing not less than 30 days' prior written notice to the Agent. The insurance policies confirming the insurance required hereunder shall not contain any co-insurance provisions except to the extent such co-insurance provisions would normally appear in policies covering other Persons engaged in similar businesses and owning similar properties as the VL Group, and consistent with prudent business practices.

    If any proceeds of such insurance become payable at any time, the member of the VL Group entitled to receive same, subject to the rights of the Agent on behalf of the Lenders, shall be entitled to receive such proceeds up to an amount of $50,000,000 in the aggregate; any proceeds in excess of such amount shall, if requested by the Borrower, be held by the Agent for reinvestment by the Borrower or the relevant Guarantor in capital assets in the Core Business within a period of 12 months from the date of receipt and otherwise shall be paid to the Agent for the benefit of the Lenders as a Mandatory Repayment in accordance with the provisions of Section 8.2.

    12.7    PAYMENT OF TAXES AND DUTIES

    It shall pay all taxes, assessments and other governmental duties which are imposed on it or on its income or profits or its assets, when due and payable, provided that no such tax, assessment or duty need be paid if
    (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (c) the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change.

    12.8    ACCESS AND INSPECTION

    It shall allow the employees and representatives of the Agent, during normal business hours, to have access to and inspect the assets of the members of the VL Group, to inspect and take extracts from or copies of the books and records of the members of the VL Group and to discuss the business, assets, liabilities, financial position, operating results or business prospects of the members of the VL Group with the principal officers of the members of the VL Group and, after obtaining the approval of the Borrower which shall not be unreasonably withheld, with the auditors of the Borrower.

    12.9    MAINTENANCE OF ACCOUNT

    It shall maintain operating accounts at the Branch or other branches of the Agent at all times during the Term. In addition, the Lenders shall have the right to provide all of the auxiliary non-credit banking services to the Borrower, at fees acceptable to the relevant Lender and the Borrower, acting reasonably.

    12.10   PERFORMANCE OF OBLIGATIONS

    It shall perform all obligations in the ordinary course of business, except to the extent that the non-fulfilment of same would not reasonably be expected to result in a Material Adverse Change, and except where the same are being contested in good faith, if the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change. Notwithstanding the foregoing contained in this Section 12.10, it shall punctually pay all amounts due or to become due under this Agreement.

    12.11   MAINTENANCE OF RATIOS

    At the end of each quarter during the Term commencing February 28, 2001, on a rolling four-quarter basis, the VL Group shall maintain the following ratios, provided that (a) the first test as at February 28, 2001, shall be calculated by extrapolating from the relevant results for that quarter;
    (b) the second test effective May 31, 2001 shall be calculated by extrapolating from the relevant results for that quarter and the preceding quarter; (c) the third test effective August 31, 2001 shall be calculated by extrapolating from the relevant results for that quarter and the 2 preceding quarters and (d) the fourth and all subsequent tests shall be calculated in respect of the preceding four quarters:

       12.11.1  LEVERAGE RATIO. A Leverage Ratio not exceeding the following:

------------------------------------------------------------------
         QUARTER ENDING                MAXIMUM LEVERAGE RATIO
------------------------------------------------------------------
August 31, 2001                                5.0:1
December 31, 2001
March 31, 2002
June 30, 2002
September 30, 2002
------------------------------------------------------------------
December 31, 2002                              4.5:1
March 31, 2003
June 30, 2003
------------------------------------------------------------------
September 30, 2003                             5.0:1
December 31, 2003
March 31, 2004
June 30, 2004
------------------------------------------------------------------
September 30, 2004                             4.75:1
December 31, 2004
March 31, 2005
June 30, 2005
------------------------------------------------------------------
Thereafter                                     4.5:1
------------------------------------------------------------------

       12.11.2  INTEREST COVERAGE RATIO. An Interest Coverage Ratio of at least:

--------------------------------------------------------------------------
           QUARTER ENDING               MINIMUM INTEREST COVERAGE RATIO
--------------------------------------------------------------------------
August 31, 2001                                      1.75:1
December 31, 2001
--------------------------------------------------------------------------
March 31, 2002                                       2.00:1
June 30, 2002
September 30, 2002
December 31, 2002
--------------------------------------------------------------------------
March 31, 2003                                       2.50:1
June 30, 2003
September 30, 2003
December 31, 2003
--------------------------------------------------------------------------
March 31, 2004                                       3.00:1
and thereafter
--------------------------------------------------------------------------

       12.11.3 SENIOR SECURED DEBT COVERAGE RATIO. A Senior Secured Debt Coverage Ratio of not more than 2.5:1.

       For greater certainty and without limiting any provision of this Agreement, the Borrower acknowledges that the failure to respect any of the foregoing financial ratios at any time during the Term constitutes a material breach of this Agreement.

    12.12   MANDATORY REPAYMENTS

    It shall pay to the Lenders any amounts required to be paid in accordance with Section 8.2.

    12.13   MAINTENANCE OF SECURITY

    It shall take all necessary steps to preserve and maintain in effect the rights of the Agent and the Lenders, as well as any collateral agent designated by the Agent, pursuant to the Security Documents, together with any renewals thereof or additional documents creating Charges that may be required from time to time, and shall provide the Compliance Certificates setting out the applicable amount, as at the end of each financial quarter, of the Guarantees as contemplated by Section 9.3. In addition, if any new Subsidiary of any member of the VL Group is created or Acquired, or if a Person otherwise becomes a member of the VL Group, such Subsidiary will provide Security of the nature described in Article 9.

    12.14   PAYMENT OF LEGAL FEES AND OTHER EXPENSES

    Whether the transactions contemplated by this Agreement are concluded or not and whether or not any part of the Credit is actually advanced, in whole or in part, the Borrower shall pay all reasonable costs relating to the Credit, including in particular:

       12.14.1 the reasonable legal fees and costs incurred by the Agent and the Lenders for the negotiation, drafting, signing, registration, publication and/or service of the commitment letter, this Agreement and the Security Documents, as well as any amendments, renunciations, consents or examinations pertaining to this Agreement and the Security Documents; and

       12.14.2 the reasonable costs of syndicating and advertising, as well as all reasonable fees, including reasonable legal fees and costs, incurred by the Agent, any collateral agent designated by the Agent, and the Lenders to preserve, enforce or exercise their respective rights hereunder or under the Security Documents following an action, a Default or an omission of the Borrower or of any other member of the VL Group.

    All amounts due to the Agent and the Lenders pursuant hereto shall bear interest on the Prime Rate Basis from the date of their disbursement by the Lenders or from the date of their undertaking until the Borrower has repaid same in full, with interest on unpaid interest, as in the case of the Prime Rate Advances, taking into account such modifications as may be necessary. The obligations of the Borrower under this Section 12.14 shall subsist notwithstanding the full repayment of the Loan under the provisions hereof.

    12.15   FINANCIAL REPORTING

    For so long as the Loan remains outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied) and unless the Lenders shall otherwise agree in writing, the Borrower agrees to provide or cause to be provided to the Agent, with sufficient copies for the Agent and each Lender, and so undertakes:

       12.15.1  QUARTERLY STATEMENTS

           Within 60 days after the end of each financial quarter of each financial year of the Borrower (other than the last quarter):

           (a) the unaudited Consolidated balance sheet of the VL Group as at the end of such quarter and the related Consolidated statements of earnings and cash flows, for the period then ended, in each case with comparative figures for the same period for the immediately preceding financial year and in respect of the preceding financial year end; and

           (b) the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related consolidated statements of earnings and cash flows of the Borrower, determined in accordance with GAAP, for the period then ended, in each case with comparative figures for the same period for the immediately preceding financial year and in respect of the preceding financial year end; and

           (c) a Compliance Certificate of the chief financial officer of the Borrower in the form of Schedule "J" and setting forth the information necessary to determine whether the Borrower has complied with the covenants contained in Section 12.11, as well as a reconciliation of the financial statements prepared in accordance with GAAP to the information used in determining compliance with the financial covenants using GAAP as at the Sixth Amendment Closing Date, certifying that the Borrower is in compliance with all of its covenants hereunder and that no Default or Event of Default has come to the attention of the officer of the Borrower signing the certificate, after due inquiry, or if a Default or an Event of Default has occurred, setting out the relevant particulars thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto (a "COMPLIANCE CERTIFICATE").

       12.15.2  ANNUAL STATEMENTS

           (a) Within 120 days following the end of each financial year of the Borrower, the audited Consolidated balance sheet of the VL Group as at the end of such year and the related Consolidated statements of earnings and cash flows for such financial year, together with comparative figures for the immediately preceding year, the whole as certified without qualification by the current auditors of the Borrower or otherwise by another reputable firm of independent chartered accountants acceptable to the Agent, together with the unaudited consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of earnings and changes in financial position for such financial year, determined in accordance with GAAP, together with comparative figures for the immediately preceding year, and any audited statements of any other member of the VL Group that may be prepared; and

           (b) Within 75 days following the end of each financial year of the Borrower, a Compliance Certificate, based on unaudited financial information, to be updated and replaced by a second Compliance Certificate to be provided along with the audited financial statements referred to in paragraph (a) above.

       12.15.3  OTHER INFORMATION

           (a) Within 75 days following the end of each financial year of the Borrower commencing with the financial year ending August 31, 2001, the Annual Business Plan, which shall promptly be submitted to the Agent for the Lenders; and

           (b) Within 75 days following the end of each financial quarter of the Borrower, a certificate of its Chief Financial Officer certifying a detailed calculation of Excess Cash Flow (in such form and providing such detail as the Agent may reasonably require) during such quarter (the "EXCESS CASH FLOW CERTIFICATE"); and

           (c) from time to time and forthwith upon demand by the Agent, such data, reports, statements, documents or other additional information pertaining to the business, assets, liabilities, financial position, operating results or business prospects of the VL Group as the Agent may request, acting reasonably.

    12.16   NOTICE OF CERTAIN EVENTS

    The Borrower shall advise the Agent forthwith upon the occurrence of any of the following events:

       12.16.1 The commencement of any proceeding or investigation by or before any governmental body and any action or proceeding before any court or arbitrator against any member of the VL Group, or any of its property, assets or activities which could reasonably be expected to result in a Material Adverse Change;

       12.16.2 The occurrence of any Material Adverse Change which is known to the Borrower or any other member of the VL Group, acting reasonably;

       12.16.3 Any Default or Event of Default, specifying in each case the relevant details and the action contemplated in this respect.

    12.17   CF CABLE INTER-CREDITOR AGREEMENT

    The Borrower agrees to use its best efforts to obtain the consent, waiver or amendment to the Inter-Creditor Agreement required by the Lenders on the Sixth Amendment Closing Date from the holders of the CF Cable Notes.

    12.18   ACCURACY OF REPORTS

    All information, reports, statements and other documents and data provided to the Agent or the Lenders, whether pursuant to this Article or any other provisions of this Agreement shall, at the time same shall be provided, be true, complete and accurate in all material respects to the extent necessary to provide the Lenders with a true and accurate understanding of their effect.

13. NEGATIVE COVENANTS

For so long as the Loan or any other amounts payable hereunder to the Lender remain outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied), the Borrower, for itself and each member of the VL Group and with respect to itself and each member of the VL Group agrees that it shall not do any of the following:

    13.1    LIQUIDATION AND AMALGAMATION

    Liquidate or dissolve or take any steps to amalgamate, consolidate or effect any restructuring or corporate or capital reorganization, or change its head or registered office, except where (I) (a) the surviving entity of any such amalgamation or merger assumes all of the obligations hereunder and (b) the transaction in question is between a member of the VL Group and its wholly-owned Subsidiaries or is among wholly-owned Subsidiaries of the same member of the VL Group; or (II) in all other cases, the transaction in question, in the sole opinion of the Lenders, acting reasonably, does not have a detrimental effect on the financial condition of the VL Group or on the position of the Lenders and their Security under the Security Documents or otherwise. Notwithstanding the foregoing, no member of the VL Group may become a Subsidiary of (i) CF Cable TV Inc. until the CF Cable Notes have been repaid in full, or (ii) a Person who is a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada), without the prior written consent of the Lenders. For greater certainty, the Lenders hereby consent to the Merger pursuant to this Section 13.1 (ii), subject to compliance with the conditions precedent set out in Sections 10.2 and 10.3, and subject to the following:

       13.1.1 All of the representations and warranties and covenants contained herein shall apply to VTL as and from the date of the Merger;

       13.1.2 VTL shall become a member of the VL Group as and from the date of the Merger;

       13.1.3 each of the Security Documents with respect to movable (personal) property referred to in subsection 9.2.9 shall have been executed, delivered, issued or assigned and registered or published, as the case may be, wherever required, and provided that the Security Documents required with respect to immovable property are executed, delivered and registered or published, as the case may be, wherever required, within 60 days following the Merger as set out in subsection 9.2.9; and

       13.1.4 The Borrower shall have delivered to the Agent a certificate in the form of Schedule "F" signed by an officer stipulating and certifying that:

           (a) such officer has taken cognizance of all the terms and conditions of this Agreement and of all contracts, agreements and deeds pertaining hereto;

           (b) no Default or Event of Default has occurred or exists hereunder;

           (c) the corporate structure of the VL Group is as set out in the diagram attached to the certificate;

           (d) Videotron Telecom Ltd. has no Debt as of the date of the Merger, and has no material liabilities other than those that have been disclosed to the Lenders in the financial statements provided to the Lenders immediately prior to the Seventh Amendment Closing Date and liabilities incurred in the ordinary course of business since that date;

           (e) each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present, including all Regulatory Approvals; and

           (f) all property to be charged by the Security Documents is located in the jurisdictions described in a schedule thereto;

    13.2    CHARGES

    Create, assume, enter into or permit to subsist, directly or indirectly, any Charge on the property of any member of the VL Group, other than Permitted Charges.

    13.3    ASSET DISPOSITIONS

    The VL Group shall not permit an Asset Disposition of all or any part of their property or assets (whether presently held or subsequently acquired), other than sales at fair market value, and, in such case, only if (a) at the time of the proposed Asset Disposition, there is no Default or Event of Default hereunder and the proposed Asset Disposition will not cause such a Default or Event of Default, (b) the Net Proceeds of such Asset Disposition are dealt with in accordance with the provisions of Section 8.2, and (c) the amount of (A) EBITDA generated during the preceding 12 months by the assets comprised in any such Asset Disposition, plus (B) the aggregate 12-month trailing EBITDA generated by all other assets comprised in all previous Asset Dispositions made during the Term (calculated as of the date of the applicable Asset Disposition), does not exceed 15% of the VL Group's EBITDA for the 12 months ending on the last day of the month immediately preceding the date of the proposed Asset Disposition; provided that the VL Group shall be permitted to make (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of machinery, equipment, spare parts and materials, appliances or vehicles, if same are no longer necessary or useful to the operation of the business or have become obsolete, worn out, surplus, damaged or unusable, as well as the non-material assets listed in Schedule "I" consisting of surplus real estate of the VL Group, which are excluded from the Security and not subject to any Charge thereunder, (iii) exchanges of assets between members of the VL Group that have provided unlimited Guarantees and Security to the Agent for the Lenders. In the event of any such permitted Asset Disposition to a Person other than a member of the VL Group, the Security on the assets so disposed of shall be discharged by the Agent without any requirement to obtain the consent of the Lenders. In addition, any member of the VL Group (other than VTL until it has provided Security on all of its assets) shall be permitted to dispose of Back-to-Back Preferred Shares in order to repay Back-to-Back Debt, and shall also be permitted to dispose of property as part of a Tax Benefit Transaction, provided that (A) no Default or Event of Default exists at the time and (B) disposing of such Back-to-Back Preferred Shares or property as part of a Tax Benefit Transaction will not cause a Default or an Event of Default.

    13.4    PRESERVATION OF CAPITAL

    Neither the Borrower nor any of the Guarantors (other than Quebecor
    Media Inc.) shall: (a) return any capital to its shareholders or purchase, redeem, repurchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or subsequently issued, or any other equity security issued by it of any nature (including warrants and options), (b) declare, pay or set aside for payment any dividend or distribution whatsoever in respect of any share of the capital stock of the Borrower or any of the Initial VL Group Guarantors (provided that (x) a dividend or other distribution in an amount of approximately $150,000,000 paid by the Borrower to GVL to permit GVL to repay certain Debt to the Borrower (the "GVL DISTRIBUTION"),
    (y) distributions arising under Back-to-Back Transactions and Tax Benefit Transactions, and (z) distributions consisting of (1) a quarterly payment equal to (aa) 100% of Excess Cash Flow if the Leverage Ratio, calculated on a PRO FORMA basis after taking into account the payment proposed, is greater than 3.5:1 but less than or equal to 4.0:1, or (bb) 50% of Excess Cash Flow if the Leverage Ratio, calculated on a pro forma basis after taking into account the payment proposed, is more than 4.0:1, and (2) a maximum of $50,000,000 net during the Term (provided that no Advance for such purpose shall be made if the amount of the Credit available under the Revolving Facility, after the disbursement of such Advance, would be less than $50,000,000), by way of loans, dividends, return of capital or share repurchases, or (c) set aside any funds for any of the purposes proscribed in paragraphs (a) or (b). However, transactions of the nature described in paragraphs (a), (b) and (c) will be permitted (i) if all amounts so paid under such provisions are paid to the Borrower or to a Guarantor that has provided an unlimited Guarantee and the Security to the Agent on behalf of the Lenders, or (ii) if the Leverage Ratio, calculated on a PRO FORMA basis after taking into account the payment proposed, is less than or equal to 3.5:1; provided that, with respect to any of the transactions described in paragraphs (a), (b) or (c), (A) no Default or Event of Default exists at the time and (B) making the payment of such amount will not cause a Default or Event of Default.

    13.5    RESTRICTIONS ON SUBSIDIARIES

    Without the consent of the Majority Lenders, no Subsidiary of the Borrower or of any Guarantor shall assume, enter into or otherwise become bound by any agreement or undertaking (including any undertaking in the HYD Offering or any Additional Offering) that would reasonably be expected to prevent such Person from declaring or paying dividends or inter-company payments or distributions of any kind to the Borrower, except as contained (a) herein,
    (b) in the CF Cable Notes, until repayment of same, or (c) in the Quebecor Media Facility.

    13.6    ISSUANCE AND TRANSFER OF SHARES

    Issue any shares of its capital stock to which are attached voting rights or allow any such shares to be transferred, assigned or otherwise alienated, unless the proceeds thereof are used in accordance with

    Section 8.2, or such shares are pledged in favour of the Agent on behalf of the Lenders under the share pledge agreements contemplated by subsection 9.1.2 or 9.2.3.

    13.7    ACQUISITIONS

    Make any Acquisition, in any manner whatsoever, directly or indirectly, other than an Acquisition required for the purpose of carrying on its business in the ordinary course, or permit any Subsidiary or Subsidiaries to be constituted otherwise than in accordance with the provisions of
    Section 13.11, except that (A) the members of the VL Group shall be permitted to make Acquisitions in the Core Business and to create Subsidiaries if: (a) no Default or Event of Default exists at the time,
    (b) paying the purchase price in respect of such Acquisition will not cause a Default or Event of Default, and (c) any Person which is Acquired or created as a Subsidiary becomes a member of the VL Group and provides the Security contemplated by Article 9, and (B) any member of the VL Group shall be permitted to acquire Back-to-Back Securities in an amount not exceeding the amount of the corresponding Back-to-Back Securities, and shall also be permitted to acquire property as part of a Tax Benefit Transaction, provided that (A) no Default or Event of Default exists at the time and
    (B) acquiring such Back-to-Back Preferred Shares or property as part of a Tax Benefit Transaction will not cause a Default or an Event of Default.

    13.8    DEBT AND GUARANTEES

    Incur or assume Debt, provide Guarantees or render itself liable in any manner whatsoever, directly or indirectly, for any Indebtedness or obligation whatsoever of another Person, except (a) hereunder for the purposes set forth in Section 3.1; (b) under the CF Cable Notes, limited to the amount outstanding thereunder at the Closing Date, or any Debt incurred on the refinancing of the CF Cable Notes by a member of the VL Group, which refinancing shall be only on an unsecured basis and for an amount not in excess of US$100,000,000; (c) that a member of the VL Group may provide financial assistance to another member of the VL Group that has provided an unlimited Guarantee and the Security to the Agent on behalf of the Lenders;
    (d) under the Cash Management Agreements; (e) in connection with the Acquisition of Consortium Cable-Axion Digitel Inc., in respect of which not more than $20,000,000 will be due; (f) in connection with the Borrower's existing commercial paper program which will be terminated on or before December 31, 2000; (g) in connection with Debt incurred or assumed that is secured by Permitted Charges, and within the limits applicable thereto;
    (h) in connection with Back-to-Back Transactions and Tax Benefit Transactions; (i) in connection with the HYD Offering; (j) that the Borrower may incur or assume Debt by way of Additional Offerings, and that the members of the VL Group may provide unsecured Guarantees in respect of obligations of the Borrower under any such Debt outstanding at any time, to the extent that the Borrower complies with the applicable Leverage Ratio calculated on a PRO FORMA basis; (k) the Borrower may borrow Subordinated Debt from Quebecor Media Inc. in an initial principal amount of up to $150,000,000, with interest at a rate not exceeding the three month bankers' acceptance rate quoted on Reuter's Services, page CDOR, as at approximately 10:00 a.m. on such day plus 1.5% per annum (together with interest accrued thereon or paid in kind, the "QMI SUBORDINATED DEBT"); (l) in connection with an unsecured cash management credit facility limited to a maximum amount of $10,000,000, provided that the aggregate amount of such cash management facility and the Cash Management Facility shall never exceed $15,000,000; (m) in connection with other Subordinated Debt; provided that, with respect to any of the matters described in paragraphs (c) to (l) above inclusive, (A) no Default or Event of Default exists at the time,
    (B) incurring or assuming such Debt (including by way of providing such Guarantee) will not cause a Default or Event of Default, and (C) on a PRO FORMA basis, the incurrence or assumption of such Debt would not reasonably be expected to cause the Borrower to breach any of its covenants under Section 12.11 hereof.

    13.9    FINANCIAL ASSISTANCE BY THE VL GROUP

    Make any loan or advance to any party other than (a) as contemplated by Sections 13.4 and 13.7, or (b) to another member of the VL Group that has provided an unlimited Guarantee and the Security to the Agent on behalf of the Lenders and has fully guaranteed the obligations of the Borrower hereunder, or (c) by way of Back-to-Back Transactions or Tax Benefit Transactions, or (d) under the Cash Management Facilities.

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    Notwithstanding the foregoing, the VL Group shall be entitled to provide financial assistance to their customers in the ordinary course of the Core Business by way of subsidizing consumer equipment purchases and leases and similar transactions.

    13.10   SUBORDINATED DEBT

    Repay any Debt the repayment of which is subordinated to the rights of the Lenders, or pay any interest due to the creditor of any such Debt, other than (a) interest due in respect of Subordinated Debt (including the QMI Subordinated Debt), provided (for greater certainty) that no Default has occurred or will occur as a result of such payment, and (b) any amount due under or in connection with the QMI Subordinated Debt, provided that the amount so repaid, together with the amounts distributed by the Borrower in accordance with Section 13.4, do not in the aggregate exceed the amounts permitted to be distributed by the Borrower under Section 13.4, and (c) in respect of Back-to-Back Securities or Back-to-Back Transactions. In addition, the Borrower may agree to the conversion of the QMI Subordinated Debt into equity, provided that any new shares resulting from such conversion are pledged to the Agent on behalf of the Lenders.

    13.11   MEMBERS OF THE VL GROUP, RELATED PARTY TRANSACTIONS

    Prior to the Phase II Date, permit any member of the VL Group to cease being wholly-owned, or create or acquire any Subsidiaries other than wholly-owned Subsidiaries; provided that Tele-Cable Charlevoix Inc. and Societe d'Edition et de Transcodage T.E. Ltee. need not be wholly-owned. On and after the Phase II Date, permit any Change in Control of the Borrower and the Initial VL Group Guarantors. In addition, no transaction shall be entered into by any member of the VL Group with any Associate of any member of the VL Group except on fair market terms and conditions as would be contracted by Persons dealing at arms' length, provided that this last sentence shall not apply to the transactions expressly permitted by paragraph (h) of Section 13.8; provided, however, for greater certainty, that to the extent payments made in connection with or in respect of the Back-to-Back Transactions are made to any Affiliates of the Borrower that are not members of the VL Group, all corresponding payments required to be paid by such Affiliates pursuant to the related Back-to-Back Securities are received, immediately prior to, concurrently with or immediately subsequent to any such payments, by all applicable members of the VL Group, and each such payment by a member of the VL Group shall be conditional upon receipt of an equal or greater amount from such non-member of the VL Group that is an Affiliate. Finally, payment of a management fee or other similar expense by the Borrower to its direct or indirect parent company shall be permitted for bona fide services (including reimbursement for expenses incurred in connection with, or allocation of corporate expenses in relation to, providing such services) provided to, and directly related to the operations of, the VL Group, in an aggregate annual amount not to exceed 1.25% of consolidated revenues (being gross revenues of the VL Group calculated in accordance with GAAP, less any amounts derived from Subsidiaries that are not members of the VL Group, and save that any portion of such gross revenues derived from a Person that is not a Subsidiary of the Borrower accounted for by the equity method of accounting shall be included in such calculation only to the extent of the amount of dividends or distributions actually paid to a member of the VL Group by such Person) in any twelve-month period.

    13.12   DERIVATIVE INSTRUMENTS

    Enter into any Derivative Instruments other than for the purposes of hedging interest rate, commodity or foreign exchange exposure, and not for the purpose of speculation.

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14. EVENTS OF DEFAULT AND REALIZATION

    14.1    EVENT OF DEFAULT

    The occurrence of any of the following events shall constitute an Event of Default unless remedied within the prescribed delays or renounced to in writing:

       14.1.1 If the Borrower fails to make any payment of interest or principal with respect to the Loan when due; or

       14.1.2 If the VL Group fails to respect any of the financial tests set out in Section 12.11 hereof at any time;

       14.1.3 If the Borrower or any Guarantor fails to respect any of its other obligations and undertakings hereunder or under the Security Documents or another undertaking of the Borrower or any other Guarantor with respect to the Loan not otherwise contemplated by this Section 14.1 and has not remedied the Default within fifteen
              (15) days following the date on which the Agent has given written notice to the Borrower; or

       14.1.4 If (a) the Borrower or any Guarantor commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act, makes an assignment in favour of its creditors, consents to the filing of a petition for a receiving order against it, files a proposal within the meaning of the Bankruptcy and Insolvency Act, or makes a motion to a tribunal to name, or consents to, approves or accepts the appointment of a trustee, receiver, liquidator or sequestrator with respect to itself or its property, commences any other proceeding with respect to itself or its property under the provisions of any law contemplating reorganizations, proposals, rectifications, compromises or liquidations in connection with insolvent Persons, in any jurisdiction whatsoever; or (b) a trustee, receiver, liquidator or sequestrator is named with respect to the Borrower, any Guarantor or its property, or the Borrower or any Guarantor is judged insolvent or bankrupt; or (c) a proceeding seeking to name a trustee, receiver, liquidator or sequestrator, or to force the Borrower or any Guarantor into bankruptcy, is commenced against the Borrower or any Guarantor and is not settled or withdrawn within a delay of 30 days; or

       14.1.5 If the Borrower or any Guarantor is in default with respect to any Indebtedness (other than amounts due to the Lenders hereunder) which has resulted in Indebtedness in excess of an amount of $10,000,000 ($25,000,000 in the case of Quebecor Media Inc.) becoming payable prior to its stated maturity or scheduled repayment date; or

       14.1.6 If one or more judgments is rendered by a competent tribunal against the Borrower or any Guarantor in an aggregate amount in excess of $10,000,000 ($25,000,000 in the case of Quebecor
              Media Inc.) (net of applicable insurance coverage pursuant to which liability is acknowledged in writing by the insurer, with a copy promptly provided to the Agent on behalf of the Lenders) and remains undischarged or unsatisfied for a period ending on the earlier of (a) 25 days from such judgment, or (b) the 5th day prior to the date on which such judgment becomes executory; or

       14.1.7 If property of any of the Borrower or any Guarantor having a total value in excess of $10,000,000 ($25,000,000 in the case of Quebecor Media Inc.) is the object of one or more seizures or takings of possession or other legal proceedings by creditors, and is not released within 15 days in respect of movable property or 45 days in respect of immovable property, and in any event, not less than 10 days prior to the date fixed for any sale of such property; or

       14.1.8 If any statement, attestation, financial statement, report, data, representation or warranty which was given by, for the account of or in the name of the Borrower or any Guarantor to the Lenders, with respect to this Agreement or any Security Documents, is revealed at any time to be misleading or incorrect in any material respect when it was made, and if any event or circumstance which makes such statement, attestation, financial statement, report, data, representation or warranty misleading in any material respect is capable of being remedied, such action as may be required to remedy same shall not have been completed within 15 days of the

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              earlier of (a) the Agent notifying the Borrower or, as the case may be, a Guarantor of such breach, or (b) the Borrower notifying the Agent of the Default in accordance with subsection 12.16.3; or

       14.1.9 If in the opinion of the Lenders, acting in good faith, there occurs a Material Adverse Change and the situation has not been remedied within 15 days following the earlier of the date on which
              (a) the Agent gave notice thereof to the Borrower, or (b) the Borrower gave notice to the Agent in accordance with subsection 12.16.3; or

       14.1.10  If a Change in Control occurs; or

       14.1.11 If any Guarantee to be provided by any Guarantor hereunder is or purports to be terminated by notice given under article 2362 of the Quebec Civil Code.

    14.2    REMEDIES

    If an Event of Default occurs under subsection 14.1.4, the Loans shall immediately become due and exigible, without presentation, demand, protest or other notice of any nature, to which the Borrower hereby expressly renounces. If any other Event of Default occurs, the Agent may, at its option, and shall if required to do so by the Lenders, declare immediately due and exigible, without presentation, demand, protest or other notice of any nature, to which the Borrower hereby expressly renounces, notwithstanding any provision to the contrary effect in this Agreement or in the Security Documents:

       14.2.1 the entire amount of the Loan, including the amount corresponding to the principal amount of the BA Advances then outstanding, in principal and interest, notwithstanding the fact that one or more of the holders of the Bankers' Acceptances issued pursuant to the provisions hereof have not demanded payment in whole or in part or have demanded only partial payment from the Lenders, and the amount of the Negative Value of Derivative Instruments. The Borrower shall not have the right to invoke against the Lenders any defence or right of action, indemnification or compensation of any nature or kind whatsoever that the Borrower may at any time have or have had with respect to any holder of one or more of the Derivative Instruments or Bankers' Acceptances issued in accordance with the provisions hereof; and

       14.2.2 an amount equal to the amount of losses, costs and expenses assumed by the Lenders and referred to in Section 7.2; and

    the Credit shall cease and as and from such time shall be cancelled, and the Lenders may exercise all of their rights and recourses under the provisions of this Agreement and of the Security Documents. For greater certainty, from and after the occurrence of any Default or Event of Default, the Lenders shall not be obliged to make any further Advances under the Credit.

    14.3    BANKRUPTCY AND INSOLVENCY

    If the Borrower files a notice of intention to file a proposal, or files a proposal under the Bankruptcy and Insolvency Act, or if the Borrower obtains the permission of the court to file a Plan of Arrangement under the Companies' Creditors Arrangements Act, and if a stay of proceedings is obtained or ordered under the provisions of either of those statutes, without prejudice to the Lenders' rights to contest such stay of proceedings, the Borrower covenants and agrees to continue to pay interest on all amounts due to the Lenders in accordance with the provisions hereof. In this regard, the Borrower acknowledges that permitting the Borrower to continue to use the proceeds of the Loan constitutes valuable consideration provided after the filing of any such proceeding in the same way that permitting the Borrower to use leased premises constitutes such valuable consideration.

    14.4    NOTICE

    Except where otherwise expressly provided herein, no notice or demand of any nature is required to be given to the Borrower by the Agent in order to put the Borrower in default, the latter being in default by the simple lapse of time granted to execute an obligation or by the simple occurrence of a Default.

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    14.5    COSTS

    If an Event of Default occurs, and within the limits contemplated by
    Section 12.14, the Agent may impute to the account of the Lenders and pay to other persons reasonable sums for services rendered with respect to the realization, recovery, sale, transfer, delivery and obtention of payment with respect to the Security and may deduct the amount of such costs and payments from the proceeds which it receives therefrom. The balance of such proceeds may be held by the Agent in the place of such Security and, when the Agent decides it is opportune, may be applied to the account of the part of the indebtedness of the Borrower to the Lenders which the Agent deems preferable, without prejudice to the rights of the Lenders against the Borrower for any loss of profit.

    14.6    RELATIONS WITH THE BORROWER

    The Agent may grant delays, take security or renounce thereto, accept compromises, grant acquittances and releases and otherwise negotiate with the Borrower as it deems advisable without in any way diminishing the liability of the Borrower or prejudicing the rights of the Lenders with respect to the Security.

    14.7    APPLICATION OF PROCEEDS

    Subject to the provisions hereof, the Agent may apply the proceeds of realization of the property contemplated by the Security Documents and of any credit or compensating balance in reduction of the part of the Loan (principal, interest or accessories and/or the Negative Value of Derivative Instruments originally entered into with a Lender) which the Agent judges appropriate. If any Lender is owed money by the Borrower as a result of Derivative Obligations, and, in particular, as a result of the Negative Value of Derivative Instruments, the claim of such Lender shall rank
    PARI PASSU with the other amounts comprising the Loan.

15. JUDGMENT CURRENCY

    15.1    RULES OF CONVERSION

    If for the purpose of obtaining judgment in any court or for any other purpose hereunder, it is necessary to convert an amount due, advanced or to be advanced hereunder from the currency in which it is due (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase, in the Canadian money market or the Canadian exchange market, as the case may be, the First Currency with the Second Currency on the date on which the judgment is rendered, the sum is exigible or advanced or to be advanced, as the case may be. The Borrower agrees that its obligations in respect of any First Currency due from it to the Lenders in accordance with the provisions hereof shall, notwithstanding any judgment rendered or payment made in the Second Currency, be discharged by a payment made to the Agent on account thereof in the Second Currency only to the extent that, on the Business Day following receipt of such payment in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase on the Canadian money market or the Canadian foreign exchange market, as the case may be, the First Currency with the amount of the Second Currency so paid or which a judgment rendered exigible; and if the amount of the First Currency which may be so purchased is less than the amount originally due in the First Currency, the Borrower agrees as a separate and independent obligation and notwithstanding any such payment or judgment to indemnify the Lenders against such deficiency.

    15.2    DETERMINATION OF AN EQUIVALENT CURRENCY

    If, in their discretion, the Lenders or the Agent choose or, pursuant to the terms of this Agreement, are obliged to choose the equivalent in Canadian Dollars of any securities or amounts expressed in US Dollars or the equivalent in US Dollars of any securities or amounts expressed in Canadian Dollars, the Agent, in accordance with the conversion rules as stipulated in
    Section 15.1

       15.2.1 on the date indicated in the Notice of Borrowing as the date of a request for an Advance; and

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       15.2.2   at any other time which in the opinion of the Lenders is
              desirable;

    may, using the spot rate of the Agent on such date, determine the equivalent in Canadian Dollars or in US Dollars, as the case may be, of any security or amount expressed in the other currency pursuant to the terms hereof. Immediately following such determination, the Agent shall inform the Borrower of the conclusion which the Lenders have reached.

16. ASSIGNMENT

    16.1    ASSIGNMENT BY THE BORROWER

    The rights of the Borrower under the provisions hereof are purely personal and may not be transferred or assigned, and the Borrower may not transfer or assign any of its obligations, such assignment being null and of no effect opposite the Lenders and rendering any balance outstanding of the amounts referred to in Section 14.2 immediately due and exigible at the option of the Lenders and further releasing the Lenders from any obligation to make any further Advances under the provisions hereof.

    16.2    ASSIGNMENTS AND TRANSFERS BY THE LENDERS

       16.2.1 Each Lender may, at its own cost, assign or transfer to a Person entitled to lend money in Canada or any other Person consented to by the Borrower and the Agent or, to the extent permitted under
              Section 17.15, to a Foreign Lender (the "ASSIGNEE") in accordance with this Article 16 up to 100% of its rights, benefits and obligations hereunder (provided that its aggregate retained Commitment, if any, under the Revolving Facility is not less than $5,000,000) with the prior consent of the Borrower, which shall not be unreasonably withheld or delayed. The Borrower may not refuse to consent to an assignment or transfer on the sole grounds that the Assignee is a Foreign Lender, provided the provisions of
              Section 17.15 are respected. After the occurrence of a Default, any Lender may transfer all or any part of its rights, benefits and obligations hereunder to any Person, without the consent of the Borrower, but upon notice to the Agent and the Borrower.

       16.2.2 Except for any assignments or transfers arranged by the Arrangers for their Affiliates in order to fulfill their sell-down requirements, for which no restrictions shall apply, any such assignment or transfer under the Revolving Facility shall be for a minimum amount of $5,000,000 in the aggregate and in multiples of $1,000,000 thereafter.

       16.2.3 Notwithstanding subsection 16.2.1, each Lender shall be entitled to assign or transfer, at its own cost, in accordance with the other provisions of this Section 16 (including 16.5), its rights, benefits and obligations hereunder, in whole or in part, to a parent or subsidiary corporation or an Affiliate of such Lender.

    16.3    TRANSFER AGREEMENT

    If a Lender wishes to assign or transfer all or any of its rights, benefits and obligations hereunder in accordance with Section 16.2, then such assignment or transfer shall be effected by the execution and delivery of a duly completed and executed Transfer Agreement by such Lender to the Agent together with a transfer fee of $3,500 (other than in connection with the initial syndication of the Credit), at least 5 Business Days prior to the effective date of such transfer, whereupon, to the extent that in such Transfer Agreement such Lender seeks to assign or transfer its rights and obligations hereunder:

       16.3.1 such Lender shall be released from further obligations to the Borrower with respect to the portion of the obligations of such Lender assumed by the Assignee;

       16.3.2 the Assignee shall assume the obligations of such Lender and acquire the rights of such Lender in respect of the Borrower, without novation of the Borrower's obligations;

       16.3.3 the Agent, such Lender and the Assignee shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Assignee been an original party hereto with the obligations assumed and the rights acquired by it as a

                                       51
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              result of such assignment or transfer; in furtherance of such principle, the Assignee shall be deemed to have agreed to be bound by the provisions of the Inter-Creditor Agreement, to the extent it remains in force at the relevant time, as if it had been an original party thereto; and

       16.3.4 the Borrower, the Agent and such Lenders shall all execute such documents and perform such acts as may be required to give effect to the transfer or assignment.

    16.4    NOTICE

    The Agent shall promptly deliver an executed copy of any Transfer Agreement to each party thereto.

    16.5    SUB-PARTICIPATIONS

    A Lender may, at its own cost, grant one or more sub-participations in its rights, benefits and obligations hereunder, provided that, notwithstanding any such sub-participation, such Lender shall remain, insofar as the Borrower and the Agent is concerned, as the Lender responsible hereunder, and the Borrower shall not be obliged to recognize any such sub-participant as having the rights against it which it would have if it had been a party hereto.

    16.6    GENERAL

    Notwithstanding anything contained in this Article:

       16.6.1 the Agent shall act as agent for each Assignee and, in this connection, with respect to all decisions, notices and other matters relating to anything referred to in this Agreement, the Borrower shall only be obliged to give notice to or request consents from the Agent;

       16.6.2 except as the result of an assignment and transfer permitted under Section 17.15, the amounts payable by the Borrower under this Agreement shall not increase, whether in respect of withholding on account of taxes or otherwise, as a result of any such assignment or transfer to an Assignee which is a non-resident of Canada as defined in the Income Tax Act (Canada); and

       16.6.3 any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPV"), identified as such from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of an Advance that such Granting Lender would otherwise be required to make hereunder; provided that (a) nothing herein shall constitute a commitment by any SPV to make any Advance, and (b) if an SPV does not make such Advance, the Granting Lender shall remain liable to do so. Any Advance by an SPV shall be made using the Commitment of the Granting Lender as if the Advance in question had been made by such Granting Lender. Each party hereto agrees that no SPV shall be liable for any indemnity or other payment hereunder, all of which liability shall remain with the Granting Lender. Accordingly, each party further agrees (which agreement will survive the termination hereof) that it shall not institute any insolvency or other proceeding against the SPV until a date that is not less than one year and one day following the repayment of all of such SPV's commercial paper and other senior Indebtedness. In addition, any SPV may (a) assign all or any portion of its interests in any Loans (i) with notice to, but without the consent of the Borrower or the Agent, and without paying any fees therefor, to the Granting Lender or (ii) to any financial institution, with the consent of the Borrower and the Agent providing liquidity and/or credit support to or for the account of such SPV to support the funding and maintenance of Advances; and
              (b) disclose on a confidential basis any non-public information relating to the Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

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17. MISCELLANEOUS

    17.1    NOTICES

    Except where otherwise specified herein, all notices, requests, demands or other communications between the parties hereto shall be in writing and shall be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is given or permitted to be given or made hereunder, when delivered to the party (by certified mail, postage prepaid, or by facsimile or by physical delivery) to the address of such party and to the attention indicated under the signature of such party or to any other address which the parties hereto may subsequently communicate to each other in writing. Notwithstanding the foregoing, any notice shall be deemed to have been received by the party to whom it is addressed (a) upon receipt if sent by mail and (b) if telecopied before 3:00 p.m. on a Business Day, on that day and if telecopied after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission. If normal postal or telecopier service is interrupted by strike, work slow-down, fortuitous event or other cause, the party sending the notice shall use such services which have not been interrupted or shall deliver such notice by messenger in order to ensure its prompt receipt by the other party.

    17.2    AMENDMENT AND WAIVER

    The rights and recourses of the Lenders under this Agreement and the Security Documents are cumulative and do not exclude any other rights and recourses which the Lenders might have, and no omission or delay on the part of the Lenders in the exercise of any right shall have the effect of operating as a waiver of such right, and the partial or sole exercise of a right or power will not prevent the Lenders from exercising thereafter any other right or power. The provisions of this Agreement may only be amended or waived by an instrument in writing (and not orally) in each case signed by the Agent with the approval of the requisite majority of Lenders.

    17.3    DETERMINATIONS FINAL

    In the absence of any manifest error, any determinations to be made by the Lenders in accordance with the provisions hereof, when made, are final and irrevocable for all parties.

    17.4    ENTIRE AGREEMENT

    The entire agreement between the parties is expressed herein, and no variation or modification of its terms shall be valid unless expressed in writing and signed by the parties. All previous agreements, promises, proposals, representations, understandings and negotiations between the parties hereto which relate in any way to the subject matter of this Agreement are hereby deemed to be null.

    17.5    INDEMNIFICATION AND COMPENSATION

    In addition to the other rights now or hereafter conferred by law and those described in subsection 6.6.2 and Section 8.13, and without limiting such rights, if a Default or Event of Default should occur, each Lender and the Agent is hereby authorized by the Borrower, at any time and from time to time, subject to the obligation to give notice to the Borrower subsequently and within a reasonable delay, to indemnify, compensate, use and allocate any deposit (general or special, term or demand, including, without limitation, any debt evidenced by certificates of deposit, whether or not matured) and any other debt at any time held or due by the Lenders to the Borrower or to its credit or its account, with respect to and on account of any obligation and indebtedness of the Borrower to the Lenders in accordance with the provisions hereof or the Security Documents, including, without limitation, the accounts of any nature or kind which flow from or relate to this Agreement or the Security Documents, whether or not the Agent has made demand under the terms hereof or has declared the amounts referred to in
    Section 14.2 as exigible in accordance with the provisions of that Section and even if such obligation and Debt or either of them is a future or unmatured Debt.

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    17.6    BENEFIT OF AGREEMENT

    This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.

    17.7    COUNTERPARTS

    This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

    17.8    APPLICABLE LAW

    This Agreement, its interpretation and its application shall be governed by the Laws of the Province of Quebec and the Laws of Canada applicable therein.

    17.9    SEVERABILITY

    Each provision of this Agreement is separate and distinct from the others, such that any decision of a court or tribunal to the effect that any provision of this Agreement is null or unenforceable shall in no way affect the validity of the other provisions of this Agreement or the enforceability thereof. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Borrower hereby waives any provision of any Laws which renders any provision hereof prohibited or unenforceable in any respect.

    17.10   FURTHER ASSURANCES

    The Borrower covenants and agrees on its own behalf and on behalf of each member of the VL Group that, at the request of the Agent, the Borrower and each other member of the VL Group will at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Agent in its absolute discretion requires in order to evidence the indebtedness of the Borrower under this Agreement or otherwise, including under any Derivative Instruments, and to confirm and perfect, and maintain perfection of, the Security.

    17.11   GOOD FAITH AND FAIR CONSIDERATION

    Each party hereto acknowledges and declares that it has entered into this Agreement freely and of its own will. In particular, each party hereto acknowledges that this Agreement was freely negotiated by the Borrower and the Lenders in good faith, that this Agreement does not constitute a contract of adhesion, that there was no exploitation of the Borrower by the Lenders, and that there is no serious disproportion between the consideration provided by the Lenders and that provided by the Borrower.

    17.12   RESPONSIBILITY OF THE LENDERS

    Each Lender shall be solely responsible for the performance of its own obligations hereunder. Accordingly, no Lender is in any way jointly and severally or solidarily responsible for the performance of the obligations of any other Lender.

    17.13   INDEMNITY

    The Borrower agrees to indemnify and defend each of the Agent, each Lender, and their respective directors, officers, agents and employees from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind which at any time or from time to time may be asserted against or incurred or paid by any of them for or in connection with, arising directly or indirectly from or relating to: (i) the participation of the Agent or of any of the Lenders in the transactions contemplated by this Agreement, (ii) the role of the Agent or the Lenders in any investigation, litigation or other proceeding brought or threatened relating to the Credit, (iii) the presence on or under or the release or migration from any property

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    or into the environment of any hazardous material, and/or (iv) the compliance with or enforcement of any of their rights or obligations hereunder, including without limitation:

       17.13.1  the fees and disbursements of counsel;

       17.13.2 the costs of defending, counterclaiming or claiming over against third parties in respect of any action or matter and any cost, liability or damage arising out of any settlement; and

       17.13.3 other than losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnified party, as determined by a final judgment of a court of competent jurisdiction.

    17.14   LANGUAGE

    The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.

    17.15   FOREIGN LENDERS

    Notwithstanding the provisions of subsection 16.2.1 hereof, each of the Borrower, the Agent and the Lenders agrees that:

       17.15.1 the Arrangers (as hereinafter defined) may solicit and receive Commitments from any Person who is a non-resident of Canada (within the meaning of the INCOME TAX ACT (Canada)) and who is authorized by law to lend money ("FOREIGN LENDERS") to the extent of $11,000,000 of the Revolving Facility;

       17.15.2 in such case, the Affiliates of the Arrangers may make the required Assignments to such Foreign Lenders; and

       17.15.3 upon compliance with the provisions of Article 16, such Foreign Lenders may further assign and transfer their Commitments to any other Foreign Lender.

    Neither the Agent nor the Borrower shall accept or be bound by any assignment or transfer where the effect of the purported assignment or transfer would be to create Commitments of Foreign Lenders in excess of the limits mentioned above. "ARRANGERS" shall mean RBC Dominion
    Securities Inc., Bank of America, N.A., Canada Branch, BMO Nesbitt
    Burns Inc., The Toronto-Dominion Bank and their respective successors and assignees.

    Notwithstanding any other provision of this Agreement to the contrary, any Foreign Lender governed by the applicable Laws of the United States of America may at any time assign all or a portion of its rights under this Agreement and all other documents ancillary thereto (including the Security Documents) to a Federal Reserve Bank. No such assignment shall relieve the assigning Foreign Lender from its obligations under this Agreement or such other documents.

18. THE AGENT AND THE LENDERS

    18.1    AUTHORIZATION OF AGENT

       18.1.1 Each Lender hereby irrevocably appoints and authorizes the Agent to act for all purposes as its agent hereunder and under the Security Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto and undertakes not to take any action on its own. Notwithstanding the provisions of the Civil Code of Quebec relating to contracts generally and to mandate, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall act hereunder or in connection herewith in accordance with the instructions of the Lenders in accordance with

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              the provisions of this Article 18, but, in the absence of any such instructions, the Agent may (but shall not be obliged to) act as it shall deem fit in the best interests of the Lenders, and any such instructions and any action taken by the Agent in accordance herewith shall be binding upon each Lender. The Agent shall not, by reason of this Agreement, be deemed to be a trustee for the benefit of any Lender, the Borrower or any other Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to, or provided for in, or received by any of them under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or any collateral provided for hereby or for any failure by the Borrower to perform its obligations hereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them under or in connection herewith, except for its or their own gross negligence or wilful misconduct.

       18.1.2 For the purposes of creating a SOLIDARITE ACTIVE between each Lender, taken individually, and the Agent in accordance with
              Article 1541 of the CIVIL CODE OF QUEBEC, the Borrower and each Lender (on its own behalf) acknowledge and agree with the Agent that such Lender and the Agent are hereby conferred the legal status of solidary creditors of the Borrower and the Guarantors in respect of all amounts, liabilities and other obligations, present and future, owed by the Borrower to the Agent and such Lender hereunder and under Derivative Instruments (collectively, the "LENDER SOLIDARY CLAIM"). Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the CIVIL CODE OF QUEBEC, the Borrower and each of the Guarantors is irrevocably bound towards the Agent and each Lender in respect of the entire Lender Solidary Claim of the Agent and such Lender, such that the Agent and each Lender shall at all times have a valid and effective right of action for the entire Lender Solidary Claim of the Agent and such Lender and the right to give a full acquittance for it. Thus, without limiting the generality of the foregoing, the Agent, as solidary creditor for itself and each Lender, shall at all times have a valid and effective right of action in respect of all amounts, liabilities and other obligations owed by the Borrower and the Guarantors to the Agent and the Lenders or any of them hereunder and under Derivative Instruments and the right to give full acquittance for same. The parties further agree and acknowledge that the Security Documents described in subsections 9.1.1, 9.1.2, 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.7 and
              9.2.9, as the case may be, shall be granted to the Agent, for its own benefit and for the benefit of the Lenders, as solidary creditor as hereinabove set forth.

    18.2    AGENT'S RESPONSIBILITY

       18.2.1 The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Commitment in the Loan made by such Lender for all purposes hereof unless and until an Assignment has been completed in accordance with Section 16.2.

       18.2.2 The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower describing such a Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default or otherwise becomes aware that a Default or Event of Default has occurred, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders in accordance

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              with the provisions of this Article 18 provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obliged to) take such action, or refrain from taking such action, with respect to such a Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

       18.2.3 The Agent shall have no responsibility, (a) to the Borrower on account of the failure of any Lender to perform its obligations hereunder, or (b) to any Lender on account of the failure of the Borrower to perform its obligations hereunder.

       18.2.4 Each Lender severally represents and warrants to the Agent that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of its Commitment in the Loan hereunder and has not relied on any information provided to such Lender by the Agent in connection herewith, and each Lender represents and warrants to the Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower while the Loan is outstanding or the Lenders have any obligations hereunder.

    18.3    RIGHTS OF AGENT AS LENDER

    With respect to its Commitment in the Loan, the Agent in its capacity as a Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent and the term "Lender" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower as if it were not acting as the Agent and may accept fees and other consideration from the Borrower for customary services in connection with this Agreement and the Loan and otherwise without having to account for the same to the Lenders.

    18.4    INDEMNITY

    Each Lender agrees to indemnify the Agent, to the extent not otherwise reimbursed by the Borrower, rateably in accordance with its respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Security Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default or Event of Default is apprehended or has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or wilful misconduct.

    18.5    NOTICE BY AGENT TO LENDERS

    As soon as practicable after its receipt thereof, the Agent will forward to each Lender a copy of each report, notice or other document required by this Agreement to be delivered to the Agent for such Lender.

    18.6    PROTECTION OF AGENT

       18.6.1 The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except (in the case of the Agent) for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs or financial condition of the Borrower which may come to the attention of the Agent, except where provided to the Agent for the Lenders, provided that such information does not confer any advantage to the Agent as a Lender over the other Lenders. Nothing in this Agreement shall oblige the Agent to

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              disclose any information relating to the Borrower if such
              disclosure would or might, in the opinion of the Agent, constitute a breach of any Laws or duty of secrecy or confidence.

       18.6.2 Unless the Agent shall have been notified in writing or by telegraph, telex or telecopier by any Lender prior to the date of an Advance requested hereunder that such Lender does not intend to make available to the Agent such Lender's proportionate share of such Advance, based on its Commitment, the Agent may assume that such Lender has made such Lender's Commitment in such Advance available to the Agent on the date of such Advance and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrower.

       18.6.3 Unless the Agent shall have been notified in writing or by telegraph, telex or telecopier by the Borrower prior to the date on which any payment is due hereunder that the Borrower does not intend to make such payment, the Agent may assume that the Borrower has made such payment when due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's PRO RATA share of such assumed payment. If it is established that the Borrower has not in fact made such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount made available to such Lender (together with interest at the rate determined by the Agent as being its cost of funds in the circumstances).

    18.7    NOTICE BY LENDERS TO AGENT

    Each Lender shall endeavour to use its best efforts to notify the Agent of the occurrence of any Default or Event of Default forthwith upon becoming aware of such event, but no Lender shall be liable if it fails to give such notice to the Agent.

    18.8    SHARING AMONG THE LENDERS

    Each Lender agrees that as amongst themselves, except as otherwise provided for by the provisions of this Agreement, all amounts received by the Agent, in its capacity as agent of the Lenders pursuant to this Agreement or any other document contemplated hereby (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-claim, separate action or as proceeds of realization of any security, other than agency fees), and all amounts received by any Lender in relation to this Agreement shall be shared by each Lender PRO RATA, in accordance with their respective Commitment and each Lender undertakes to do all such things as may be reasonably required to give full effect to this
    Section 18.8. If any amount which is so shared is later recovered from the Lender who originally received it, each other Lender shall restore its proportionate share of such amount to such Lender, without interest.

    As a necessary consequence of the foregoing, each Lender shall share, in a percentage equal to its Commitment (and, for the purposes of this Section, a Lender that holds a Derivative Instrument creating Deriviative Obligations shall have a Commitment that is deemed to be in an amount equal to (a) its Commitment otherwise calculated, plus (b) the Negative Value of Derivative Instruments entered into by such Lender that created Derivative Obligations), any losses incurred as a result of any Default or Event of Default by the Borrower, and shall pay to the Agent, within two
    (2) Business Days following a request by the Agent, any amount required to ensure that such Lender bears its PRO RATA share of such losses, if any, including any amounts required to be paid to any Lender in respect of any Bankers' Acceptances and, for greater certainty, amounts forming part of the Cash Management Facilities (which form part of the Revolving Facility). Such obligation to share losses shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, compensation, counterclaim, recoupment, defence or other right which such Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (4) any breach of this Agreement by the

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    Borrower or any other Person; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available the amount required hereunder, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Prime Rate from the date of non-payment until such amount is paid in full.

    18.9    DERIVATIVE OBLIGATIONS

       18.9.1 The Derivative Obligations shall be secured by the Security provided that the related Derivative Instruments:

              (a) are governed by an ISDA Master Agreement; and

              (b) provide that bankruptcy or insolvency constitutes an event of default thereunder.

       18.9.2 Each Lender shall confirm to the Agent and to the Borrower, upon request, quarterly on or about the last day of each financial quarter of each financial year of the Borrower, the Negative Value of the Derivative Instruments issued by it or contracted through it, calculated on a net as well as on a gross basis where several Derivative Instruments are governed by the same Master Agreement, as well as the Credit Facility in respect of which such Derivative Instruments apply.

    18.10   PROCEDURE WITH RESPECT TO ADVANCES

    Subject to the provisions of this Agreement, upon receipt of a Notice of Borrowing from the Borrower, the Agent shall, without delay, advise each Lender of the receipt of such notice, of the date of such Advance, of its proportionate share of the amount of each Advance and of the relevant details of the Agent's account(s). Each Lender shall disburse its proportionate share of each Advance, taking into account its Commitment, and shall make it available to the Agent (no later than 10:00 A.M.) on the date of the Advance fixed by the Borrower, by depositing its proportionate share of the Advance in the Agent's account in Canadian Dollars or US Dollars, as the case may be. Once the Borrower has fulfilled the conditions stipulated in this Agreement, the Agent will make such amounts available to the Borrower on the date of the Advance, at the Branch, and, in the absence of other arrangements made in writing between the Agent and the Borrower, by transferring or causing to be transferred an equivalent amount in the case of a direct Advance, and the Available Proceeds (as defined in subsection 6.2.4 (d)) in the case of Banker's Acceptances, in accordance with the instructions of the Borrower which appear in the Notice of Borrowing with respect to each Advance; however, the obligation of the Agent with respect hereto is limited to taking the steps judged commercially reasonable in order to follow such instructions, and once undertaken, such steps shall constitute conclusive evidence that the amounts have been disbursed in accordance with the applicable provisions. The Agent shall not be liable for damages, claims or costs imputed to the Borrower and resulting from the fact that the amount of an Advance did not arrive at its agreed-upon destination.

    18.11   ACCOUNTS KEPT BY EACH LENDER

    Each Lender shall keep in its books, in respect of its Commitment, accounts for the Libor Advances (if a Foreign Lender), Prime Rate Advances, Bankers' Acceptances and other amounts payable by the Borrower under this Agreement. Each Lender shall make appropriate entries showing, as debits, the amount of the Debt of the Borrower to it in respect of the Libor Advances, Prime Rate Advances and BA Advances, as the case may be, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Lender pursuant hereto. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Agent referred to in Section 4.4) PRIMA FACIE evidence of their content against the Borrower.

    The accounts which are maintained by the Agent shall constitute, except in the case of manifest error, PRIMA FACIE proof of the amounts advanced and the Bankers' Acceptances accepted by each Lender, the interest and other amounts due to them and the payments of principal, interest or others made to the Lenders.

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    18.12   BINDING DETERMINATIONS

    The Agent shall proceed in good faith to make any determination which is required in order to apply this Agreement and, once made, such determination shall be final and binding upon all parties, except in the case of manifest error.

    18.13   AMENDMENT OF ARTICLE 18

    The provisions of this Article 18 relating to the rights and obligations of the Lenders and the Agent INTER SE may be amended or added to, from time to time, by the execution by the Agent and the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article affecting the Lenders without requiring the execution of such instrument in writing by the Borrower.

    18.14   DECISIONS, AMENDMENTS AND WAIVERS OF THE LENDERS

    When the Lenders may or must consent to an action or to anything or to accomplish another act in applying this Agreement, the Agent shall request that each Lender give its consent in this regard. Subject to the provisions of Section 18.15, all decisions taken by the Lenders shall be taken as follows: a) if there are two Lenders, by unanimous consent; b) if there are three or more Lenders, by the Majority Lenders. The Agent shall confirm such consent to each Lender and to the Borrower.

    18.15   AUTHORIZED WAIVERS, VARIATIONS AND OMISSIONS

    If so authorized in writing by the Lenders, the Agent, on behalf of the Lenders, may grant waivers, consents, vary the terms of this Agreement and the Security Documents and do or omit to do all acts and things in connection herewith or therewith. Notwithstanding the foregoing, except with the prior written agreement of each of the Lenders, nothing in
    Section 18.14 or this Section 18.15 shall authorize (i) any extension of the date for, or alteration in the amount, currency or mode of calculation or computation of any payment of principal or interest or other amount,
    (ii) any increase in the Commitment of a Lender, (iii) any extension of any maturity date, (iv) any change in the terms of Article 18, (v) any change in the manner of making decisions among the Lenders including the definition of Majority Lenders, (vi) the release of the Borrower or any Guarantor, except as provided herein with respect to permitted Asset Dispositions or as contemplated in Section 13.1, (vii) the release, in whole or in part, of any of the Security Documents or the Security constituted thereby, except as provided herein with respect to permitted Asset Dispositions or as contemplated in Section 13.1, (viii) any change in or any waiver of the conditions precedent provided for in Article 10 or (ix) any amendment to this Section 18.15.

    18.16 PROVISIONS FOR THE BENEFIT OF LENDERS ONLY_--_POWER OF ATTORNEY FOR QUEBEC PURPOSES

    Without limiting the powers of the Agent hereunder or under the Security Documents and to the extent applicable, each of the Lenders hereby acknowledges that the Agent (or a collateral agent designated by the Agent) shall, for the purposes of holding any security granted under the hypothecs described in Section 9.2.3 or granted under Section 9.2.9 hereof to secure payment of the Debentures, be the holder of an irrevocable power of attorney (FONDE DE POUVOIR) (within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) for all present and future Lenders and in particular for all present and future holders of the Debentures. Each of the Lenders hereby constitutes, to the extent necessary, the Agent (or such designated collateral agent) as the holder of such irrevocable power of attorney in order to hold security granted under such hypothecs to secure the Debentures. Each Assignee shall be deemed to have confirmed and ratified the constitution of the Agent as the holder of such irrevocable power of attorney by execution of the relevant Transfer Agreement. Notwithstanding the provisions of Section 32 of the AN ACT RESPECTING THE SPECIAL POWERS OF LEGAL PERSONS (Quebec), the Borrower, the Guarantors and the Lenders irrevocably agree that the Agent may acquire and be the holder of a Debenture. By executing a Debenture, the issuer of the Debenture shall be deemed to have acknowledged that the Debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the CIVIL CODE OF QUEBEC.

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    18.17   PROVISIONS FOR THE BENEFIT OF LENDERS ONLY

    The provisions of this Article 18 relating to the rights and obligations of the Lenders and Agent INTER SE shall be operative as between the Lenders and Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purposes upon such provisions. However, the provisions of subsection 18.2.3 and 18.16 shall be applicable as between the Borrower, the Guarantors (if applicable) and the Agent.

    18.18   RESIGNATION OF AGENT

       18.18.1 Notwithstanding the irrevocable appointment of the Agent, a majority of Lenders holding not less than 66.67% of the Commitments may (with the consent of the Borrower), upon giving the Agent thirty (30) days prior written notice to such effect, terminate the Agent's appointment hereunder provided that a successor Agent has been appointed at or prior to the expiry of such notice.

       18.18.2 The Agent may resign its appointment hereunder at any time without giving any reason therefor by giving written notice to such effect to each of the other parties hereto. Such resignation shall not be effective until a successor Agent has been appointed.

       18.18.3 In the event of any such termination or resignation, the Lenders shall appoint a successor Agent that is willing to accept such role and is acceptable to the Borrower within thirty (30) days therefrom, deliver copies of all accounts to such successor and the retiring Agent shall be discharged from any further obligations hereunder but shall remain entitled to the benefit of the provisions of this Article 18 and the Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as Agent.

    18.19   NO NOVATION

    The parties hereto agree that the changes to the terms and conditions of the Credit Agreement and the amendments and restatement set out herein and the execution of these presents shall not constitute novation, and that all Security shall continue to apply to this Credit Agreement, as amended and restated by these presents, and all other obligations secured thereby.

19. FORMAL DATE

    19.1    FORMAL DATE

    For the purposes of convenience, this Agreement may be referred to as bearing the Formal Date of November 28, 2000 notwithstanding its actual date of signature.

    IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.


VIDEOTRON LTEE                                   ROYAL BANK OF CANADA

Per:                                             Per:

Per:                                             Per:

Address: 300 Viger St. East                      Address: 1 Place Ville Marie
6th floor                                        4th floor
Montreal, Quebec                                 Montreal, Quebec
H2X 3W4                                          H3B 4R8

Attention: Treasurer                             Attention: Managing Director Corporate Credit

Telephone: (514) 380-1912                        Telephone: 878-7214
Fax: (514) 380-1983                              Fax: (514) 878-7220

THE TORONTO-DOMINION BANK                        BANK OF MONTREAL

Per:                                             Per:

Per:                                             Per:

Address: Corporate and Investment Banking        Address: Loan Products Group
500 St. Jacques, 9th floor                       Investment and Corporate Banking
Montreal, Quebec                                 1 First Canadian Place, 4th floor
H2Y 1S1                                          Toronto, Ontario M5X 1H3

Attention: Manager                               Attention: Vice-President

Tel: (514) 289-0102                              Tel: (416) 359-6873
Fax: (514) 289-0788                              Fax: (416) 359-7796

BANK OF AMERICA, N.A. CANADA BRANCH              ROYAL BANK OF CANADA, AS AGENT

Per:                                             Per:

                                                 Per:

Address: Global Corporate and Investment         Address: 200 Bay Street, 12th floor
  Banking                                        South Tower, Royal Bank Plaza
200 Front St. West, Suite 2700                   Toronto, Ontario
Toronto, Ontario                                 M5J 2W7
M5V 3L2

Attention: Vice-President                        Attention:

Tel: (416) 349-5352                              Tel: (416) 842-3901
Fax: (416) 349-4283                              Fax: (416) 842-4023

CANADIAN IMPERIAL BANK OF COMMERCE               THE BANK OF NOVA SCOTIA

Per:                                             Per:

Per:                                             Per:

Address: 161 Bay Street, 8th Floor               Address: P.O. Box 4085, Station A
BCE Place                                        40 King St. West, Scotia Plaza
Toronto, Ontario                                 62nd floor
M5J 2S8                                          Toronto, Ontario, M5W 2X6

Attention: Director                              Attention: Director

Telephone: (416) 594-8246                        Telephone: (416) 933-1873
Fax: (416) 956-3816                              Fax: (416) 866-2010

CITIBANK N.A., CANADIAN BRANCH                   CREDIT SUISSE FIRST BOSTON, TORONTO BRANCH

Per:                                             Per:

Per:                                             Per:

Address: Citibank Place                          Address: One First Canadian Place
123 Front Street West, Suite 1900                Suite 3000, P.O. Box 301
Toronto, Ontario                                 Toronto, Ontario
M5J 2M3                                          M5X 1C9

Attention: Manager                               Attention: Director

Tel: (416) 947-4171                              Telephone: (416) 352-4527
Fax: (416) 947-5802                              Fax: (416) 352-4576

CAISSE CENTRALE DESJARDINS                       BANK OF TOKYO-MITSUBISHI (CANADA)

Per:                                             Per:

Per:                                             Per:

Address: 1 Complexe Desjardins                   Address: 600 de la Gauchetiere West
Suite 2822                                       Suite 2780
Montreal, Quebec                                 Montreal, Quebec
H5B 1B3                                          H3B 4L8

Attention:                                       Attention:

Telephone: (514) 281-7791                        Telephone: (514) 875-9261
Fax: (514) 281-7083                              Fax: (514) 875-9392

LAURENTIAN BANK OF CANADA                        NATIONAL BANK OF CANADA

Per:                                             Per:

Per:                                             Per:

Address: 1981 McGill College Avenue              Address: 1155 Metcalfe
Suite 1980                                       5th floor
Montreal, Quebec                                 Montreal, Quebec
H3A 3K3                                          H3B 4B9

Attention:                                       Attention: Vice President

Telephone: (514) 284-4500, #4732                 Telephone: (514) 390-7508
Fax: (514) 284-4551                              Fax: (514) 390-7860

HSBC BANK CANADA

Per:

Per:

Address:

2001 McGill College Avenue, Suite 300
Montreal, Quebec, Canada, H3A 1G1

Attention: Global Relationship Manager,
Corporate & Institutional Banking

Telephone: (514) 286-5332
Fax: (514) 286-5330

                SCHEDULE "A" -- LIST OF LENDERS AND COMMITMENTS

THE REVOLVING FACILITY

Cash Management Facilities -- The Toronto-Dominion Bank ("TD") -- $15,000,000.

Balance of Revolving Facility:

---------------------------------------------------------------------------------------------
LENDER %                                                      COMMITMENT ($)   COMMITMENT (%)
---------------------------------------------------------------------------------------------
Royal Bank of Canada                                           $ 48,000,000      10.66667%
---------------------------------------------------------------------------------------------
Bank of Montreal                                               $ 44,000,000       9.77778%
---------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                        $ 44,000,000       9.77778%
---------------------------------------------------------------------------------------------
Bank of America N.A., Canada Branch                            $ 44,000,000       9.77778%
---------------------------------------------------------------------------------------------
Citibank N.A., Canadian Branch                                 $ 44,000,000       9.77778%
---------------------------------------------------------------------------------------------
The Toronto-Dominion Bank                                      $ 44,000,000       9.77778%
---------------------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce                             $ 38,000,000       8.44444%
---------------------------------------------------------------------------------------------
Credit Suisse First Boston, Toronto Branch                     $ 29,000,000       6.44444%
---------------------------------------------------------------------------------------------
HSBC Bank Canada                                               $ 20,000,000       4.44444%
---------------------------------------------------------------------------------------------
National Bank of Canada                                        $ 33,000,000       7.33333%
---------------------------------------------------------------------------------------------
Caisse centrale Desjardins                                     $ 30,000,000       6.66667%
---------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi (Canada)                              $ 20,000,000       4.44444%
---------------------------------------------------------------------------------------------
Laurentian Bank of Canada                                      $ 12,000,000       2.66667%
---------------------------------------------------------------------------------------------
TOTAL                                                          $450,000,000           100%
---------------------------------------------------------------------------------------------

              SCHEDULE "B" -- NOTICE OF BORROWING AND CERTIFICATE

TO:       ROYAL BANK OF CANADA, AS AGENT

FROM:    VIDEOTRON LTEE                                     DATE:

1) This Notice of Borrowing and Certificate is delivered to you pursuant to the credit agreement originally dated as of November 28, 2000, as amended and restated as of November 19, 2004, and as same may have been further amended (the "CREDIT AGREEMENT"). All defined terms set forth in this Notice of Borrowing and Certificate shall have the respective meanings set forth in the Credit Agreement.

2) We hereby request a Cdn. $ Advance under the Revolving Facility of the Credit Agreement as follows:

(a)  Date of Advance:
     ------------------------------------------------------------
(b)  Amount of Advance:
     ------------------------------------------------------------
(c)  Type of Advance:
     ------------------------------------------------------------
(d)  Designated Period(s) (if any):
     ------------------------------------------------------------
(e)  Maturity Date(s) (if applicable):
     ------------------------------------------------------------
(f)  Payment Instruction (if any):
     ------------------------------------------------------------

3) We have understood the provisions of the Credit Agreement which are relevant to the furnishing of this Notice of Borrowing and Certificate. To the extent that this Notice of Borrowing and Certificate evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with.

4)  WE HEREBY CERTIFY THAT, in our opinion, as of the date hereof:

    (a) All of the representations and warranties of the Borrower contained in
Article 11 of the Credit Agreement (except where qualified in Article 11 as being made as at a particular date) are true and correct on and as of the date hereof as though made on and as of the date hereof.

    (b) All of the covenants of the Borrower contained in Articles 12 and 13 of the Credit Agreement together with all of the conditions precedent to an Advance and all other terms and conditions contained in the Credit Agreement have been fully complied with.

    (c) No Event of Default has occurred and no Default has occurred and is continuing.

                                          Yours truly,

                                          VIDEOTRON LTEE

                                          Per:
                                             -----------------------------------
                                          Title:
                                             -----------------------------------

                     SCHEDULE "B-1" -- NOTICE OF REPAYMENT

TO:       ROYAL BANK OF CANADA, AS AGENT

FROM:    VIDEOTRON LTEE                                     DATE:

1) This notice of repayment is delivered to you pursuant to the Credit Agreement originally dated as of November 28, 2000 entered into among VIDEOTRON LTEE and, INTER ALIA, Royal Bank of Canada as Agent (as amended and restated and in effect on the date hereof, the "CREDIT AGREEMENT"). All defined terms set forth in this notice shall have the respective meanings set forth in the Credit Agreement.

2) We hereby advise you that we will be repaying the sum of Cdn.$________ on ________ as follows [INDICATE AMOUNT PAYABLE IN RESPECT OF THE REVOLVING FACILITY AS WELL AS THE TYPE OF ADVANCE TO BE REPAID].

3) As to an amount of Cdn. $________, the above-mentioned payment should be treated as a [MANDATORY REPAYMENT / VOLUNTARY PREPAYMENT] under Section [8.2 / 8.3], which we understand will have the effect of reducing the amount of the Revolving Facility by an equal amount (or by an equivalent amount, if in US$). [IF THE PAYMENT IS A MANDATORY REPAYMENT, PROVIDED DETAILS OF THE CALCULATIONS USED TO DETERMINE THE AMOUNT]

                                          Yours truly,

                                          VIDEOTRON LTEE

                                          Per:
                                             -----------------------------------
                                          Title:
                                             -----------------------------------

                                     B-1-1

                       SCHEDULE "C" -- TRANSFER AGREEMENT

TO:    ____________ (the "AGENT"); and

FROM: ____________ (the "BORROWER")

    WHEREAS the Borrower entered into a Credit Agreement originally dated as of November 28, 2000 (as amended and restated, the "CREDIT AGREEMENT") with the Agent, as Agent and Lender, and with other Lenders, whereby the Lenders agreed to provide the Borrower with certain credit facilities; and

    WHEREAS pursuant to and in accordance with Article 16 of the Credit Agreement a Lender may, with the prior consent of the Borrower and the Agent, assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement by duly completing, executing and delivering to the Agent and to the Borrower this Transfer Agreement; and

    WHEREAS ________ (the "TRANSFEROR") wishes to assign or transfer to ________ (the "ASSIGNEE") the rights, benefits and obligations of the Transferor under the Credit Agreement specified herein;

    WHEREAS the Borrower and the Agent have consented in writing to such assignment or transfer pursuant to the provisions of the Credit Agreement and have reiterated their consent hereby;

    NOW THEREFORE in consideration of the foregoing and of one dollar ($l.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the signatories hereto agree as follows:

1. All capitalized terms defined in the Credit Agreement and not otherwise defined herein have the same meaning as in the Credit Agreement.

2. The Transferor assigns and transfers to the Assignee the following rights, benefits and obligations, without warranty (the "TRANSFER"):

    (description of the transferred rights, benefits and obligations, indicating retained interest or fees, if applicable, extent of the Assignee's interest and any applicable arrangements if any Libor Advances or BA Advances are outstanding at the time of the Assignment)

(the "TRANSFERRED RIGHTS" and the "TRANSFERRED OBLIGATIONS", as applicable). The Transfer shall be effective as of ________, ________.

3. If the Advances made by the Assignee are less than the proportionate share of all Advances based on the Commitment of the Assignee in the Credit, the Assignee shall, on demand, indemnify the Transferor in respect of the principal amount of the corresponding Advances made by the Transferor in excess of the Transferor's Commitment. The Advances in respect of which the Assignee is bound to indemnify the Transferor are set out in Schedule "B" hereto. On the effective date of the Transfer, the Transferor shall pay to the Assignee the indemnity fees in respect of [BA ADVANCES, DISCOUNT NOTES AND LIBOR ADVANCES] in the amounts specified in Schedule "B" during the period in which the Assignee is to indemnify the Transferor.

4. The Assignee accepts the Transfer and assumes the Transferred Obligations without novation and without warranty (the "Assumption"). The Assignee acknowledges and accepts that the Assignee and the Agent are solidary creditors of the Borrower and the Guarantors in respect of all amounts, liabilities and other obligations, present and future, of the Borrower and the Guarantors to each of them under the Credit Agreement and the Derivative Instruments as contemplated by Section 18.1.2 of the Credit Agreement and in accordance with
Article 1541 of the Civil Code of Quebec.

5. The Transfer and the Assumption are governed by and subject to Article 16 of the Credit Agreement.

6. The Transferor and the Assignee acknowledge that arrangements have been made between them as to the portion, if any, of Fees and interest received or to be received by the Transferor pursuant to the Credit Agreement and to be paid by the Transferor to the Assignee.

7. The Assignee acknowledges and confirms that it has not relied upon and that neither the Transferor nor the Agent has made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor or the Agent to the Assignee in connection therewith or for the performance thereof by any party thereto or for the performance of any obligation by any Subsidiary or for the financial condition of the Borrower or of any Subsidiary. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

8. The Assignee represents and warrants that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and has not relied and will not hereafter rely on the Transferor and/or the Agent to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower. The Assignee acknowledges and agrees that it has no right to obtain any non-public information directly from the Borrower and that it will request any information it requires solely from the Agent.

9. Each of the Transferor and the Assignee represents and warrants to the other and to the Agent, the other Lenders and the Borrower, that it has the right, capacity and power to enter into the Transfer and the Assumption in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

10. This Transfer Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada.

11. The parties confirm having requested that this document be drafted in the English language. Les parties confirment avoir requis que ce document soit redige en langue anglaise.

12. Following the Transfer and Assumption, Schedule "A" to the Credit Agreement will be replaced by Schedule "A" annexed hereto.

AND THE PARTIES HAVE SIGNED AS OF ________, 200__.


THE BANK ------------------------ ,                 ------------------------ ,
as Transferor                                       as Assignee

Per:                                                Per:
      -----------------------------------------           -----------------------------------------

Per:                                                Per:
      -----------------------------------------           -----------------------------------------

CONSENTED TO AND ACKNOWLEDGED:

THE BANK ------------------------ ,                 ------------------------ ,
as Agent                                            as Borrower

Per:                                                Per:
      -----------------------------------------           -----------------------------------------

Per:                                                Per:
      -----------------------------------------           -----------------------------------------

                           SCHEDULE "D" -- GUARANTEE

                             [PREVIOUSLY DELIVERED]

                          SCHEDULE "E" -- SHARE PLEDGE

                             [PREVIOUSLY DELIVERED]

                     SCHEDULE "F" -- OFFICER'S CERTIFICATE

I, the undersigned, ____________________________,
the ____________________________ , of Videotron Ltee (the "BORROWER"), do hereby certify as follows:

    (a) I have taken cognizance of all the terms and conditions of the Credit Agreement (the "CREDIT AGREEMENT") originally dated as of November 28, 2000 and amended and restated on November 19, 2004, entered into, INTER ALIA, among the Borrower, Royal Bank of Canada, as Agent and Lender, and the Lenders party thereto, as well as of all contracts, agreements and deeds pertaining thereto; and

    (b) no Default or Event of Default has occurred nor exists thereunder; and

    (c) the corporate structure of Quebecor Media Inc. and the VL Group is as set out in the diagram attached to this certificate;

    (d) each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present; and

    (e) all property to be charged by the Security Documents is located in the jurisdictions described in a schedule hereto.

All expressions referred to herein have the meanings ascribed to them in the Credit Agreement.

Executed at the City of Montreal, Province of Quebec this       day of
  -  , 2004.

                                ------------------------------------------------

Encl.

                SCHEDULE "G" -- LEGAL OPINION (INITIAL CLOSING)

                             [PREVIOUSLY DELIVERED]

           SCHEDULE "G-1" -- LEGAL OPINION (POST REGULATORY APPROVAL)

                             [PREVIOUSLY DELIVERED]

                                     G-1-1

                       SCHEDULE "H" -- EXISTING SECURITY

                             [PREVIOUSLY DELIVERED]

                    SCHEDULE "I" -- PROPERTY OF THE VL GROUP

    The following comprises a list of substantially all of the immovables owned by members of the VL Group. A full description of all immovable property owned by members of the VL Group (which is not already subject to the Security) will be furnished to the Agent on or prior to the Seventh Amendment Closing Date, save and except that all immovables owned by VTL will be provided to the Agent and Charged within the time frame stipulated in subsection 9.2.9.

                    SCHEDULE "I" -- PROPERTY OF THE VL GROUP

1.  LIST OF IMMOVABLE PROPERTIES OWNED BY THE VL GROUP:

    I)  VIDEOTRON LTEE

    --  Rang 3 Nord-Est Lot 28A-3-1                   Armagh
        (IN PROCESS TO BE SOLD)

    --  House Hill Road                               Beebe Plain

    --  rue Laliberte                                 Black Lake

    --  365, rue St-Desire                            Black Lake

    --  rue Briquade                                  Blainville

    --  42, rue Pelletier                             Cabano

    --  144, rue St-Laurent                           Cap-De-La-Madeleine*
        (IN PROCESS TO BE SOLD)

    --  221, boul. Springer                           Chapais

    --  385, rue Gagnon                               Chibougamau

    --  59, rue William ouest                         Chicoutimi

    --  111, rue Vallillee                            Chute-aux-Outardcs

    --  306, chemin Bellevue                          Coaticook

    --  Lot 47-1 du rang 5                            Colombier

    --  1370, rue des Erables                         Dolbeau

    --  271, rue Notre-Dame                           Donnacona

    --  2785, chemin St-Antoine                       Dorion-Vaudreuil*

    --  611, rue Cowie (210 rue St-Urbain)            Granby

    --  27, rue Claude-Jodoin                         Kirkland

    --  88, avenue Bouchard                           La Pocatiere

    --  1541, Chemin Saint-Charles                    Lachenaie

    --  3665, boul. Ste-Rose (Batisse)                Laval

    --  1, rue de la Station                          Laval (Vimont)

    --  432, rue Felix-Declos                         Le Gardeur

    --  397, boul. St-Jean-Baptiste                   Mercier*

    --  Partie du Lot 45A-54, du rang 1               Metabetchouan

    --  157, rue Villeneuve                           Mont-Laurier

    --  14165, rue Cherrier                           Montreal
        (IN PROCESS TO SELL)

    --  150, rue Beaubien ouest                       Montreal

    --  Terrain                                       Notre-Dame-des-Laurentides
        (IN PROCESS TO SELL)

    --  4761, ave. Desjardins                         Paroisse de la Dore

    --  Lot 52-14-2, Rang IV, Lot 31-18-21, Rang 1    Pointe-Lebel

    --  638, rue Principale                           Ponenegamook

    --  2200, rue Jean-Perrin                         Quebec

    --  Rang l, lot 31-18-21                          Ragueneau

---------

*   only the building is owned by Videotron Ltee

    --  285, chemin Fraserville                       Riviere-du-Loup

    --  60, Dassylva Rang                             Ste Mathilde

    --  Site d'antenne (Partie du lot 169)            Riviere-Malbaie

    --  Lot 661                                       RiviereMalbaie
        (IN PROCESS TO SELL)

    --  138-4 de la circonscription fonciere de       Saint-Cyrille de Lessard
        l'Islet

    --  Rang 4 lot 12A-27                             Saint-Paul-de-Montmigny

    --  Lot 27-3 Rang A                               Saint-Perpetue

    --  150, rue St-David                             Saint-Simeon

    --  2830, rue Galt ouest                          Sherbrooke

    --  254, chemin des Patriotes                     Sorel

    --  35, route 277                                 St-Anselme

    --  969, boul. St-Antoine                         St-Antoine-Des-Laurentides*

    --  495, rue Grand Boulevard est                  St-Bruno
        (IN PROCESS TO SELL)

    --  Rang 1, Canton Ashford                        St-Damase de L'Islet

    --  Lot 189-11 et Rang 9-A-6                      St-Donat

    --  Cote-Sainte-Anne                              Ste-Anne-de-Beaupre

    --  1258, boul. Sacre-Coeur                       St-Felicien

    --  1193, rue Dufresne                            St-Felicien

    --  Rang 9-A-6 rang 4                             St-Gabriel

    --  Site -- Lot 602-661                           St-Gregoire

    --  Lot 34-B6 rue Landry                          St-Honore

    --  223, Chemin des Iles                          Levis

    --  Lots 7 & 8                                    St-Honore

    --  3700, boul. Losch                             St-Hubert

    --  3750, rue Richelieu                           St-Hubert

    --  2835, boul. Pitfield                          St-Laurent

    --  203, rue du Parc                              St-Pascal de Kamouraska

    --  4002, rue Ethel                               Verdun

    --  290, rue Notre-Dame (Batisse)                 Victoriaville

    --  290, rue Notre-Dame (Stationnement)           Victoriaville

    --  Partie lot 44 rang du Cap-A-L'Aigle           Village de Cap-A-L'Aigle
        (IN PROCESS TO SELL)

    --  The cable television networks and cable
        lines and systems.

---------

*   only the building is owned by Videotron Ltee

    II)  VIDEOTRON (LAURENTIEN) LTEE (NOW VIDEOTRON (REGIONAL) LTEE)

    --  Lot C 5e Rang Chemin Belter                   Ange-Gardien (Buckingham)

    --  Lot G Concession 9                            Rockland

    --  Partie 18B, 2(e) Rang Canton Templeton        Gatineau

    --  190, rue Edmonton                             Hull

    --  31, rue Comeau                                Maniwaki

    --  169, rue Cavanaugh                            Maniwaki

    III) CF CABLE TV INC.

       - The cable television networks and cable lines and systems including, without limiting the foregoing, land file 65-B-1 and 64-B-1 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Montreal and Laval, respectively.

    IV) VIDEOTRON (RDL) LTEE (NOW VIDEOTRON (REGIONAL) LTEE)

       - The cable television networks and cable lines and systems including, without limiting the foregoing,

       (a) land file 015-B-001 and 015-B-003 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Bellechasse,

       (b) land file 10-B-1, 10-B-2 and 10-B-3 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Kamouraska,

       (c) land file 13-B-1, 13-B-2, 13-B-3, 13-B-4 and 13-B-5 opened at the
           Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of L'Islet,

       (d) land file 14-B-1, 14-B-4, 14-B-7 and 14-B-8 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Montmagny,

       (e) land file 09-B-6, 09-B-7 and 09-B-8 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Temiscouata,

       (f) land file 017-B-12 and 017-B-21 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Montmorency,

       (g) land file 020-B-2 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Quebec.

    V)  VIDEOTRON (RICHELIEU) LTEE (NOW VIDEOTRON (REGIONAL) LTEE)

       - The cable television networks and cable lines and systems including, without limiting the foregoing,

       (a) land file 59-B-5 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Coaticook,

       (b) land file 25-B-9 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Compton,

       (c) land file 50-B-02 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Richelieu,

       (d) land file 35-B-06 and 35-B-07 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Richmond,

       (e) land file 36-B-5 and 36-B-6 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Sherbrooke.

    VI) TELE-CABLE CHARLEVOIX (1977) INC.

       - The cable television networks and cable lines and systems including, without limiting the foregoing,

       (a) land file 11-B-01, 11-B-03, 11-B-09 and 11-B-10 opened at the
           Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Charlevoix No. 1,

       (b) land file 28-B-1 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Lotbiniere,

       (c) land file 07-B-08 and 07-B-20 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Rimouski,

       (d) land file 97-B-17, 97-B-18 and 97-B-20 opened at the Register of Public Service Networks and Immovables situated in territory without a cadastral survey of the Registration Division of Saguenay,

2.  LIST OF PREMISES OCCUPIED BY MEMBERS OF THE VL GROUP:

    I)  VIDEOTRON LTEE

    --  Chemin Beaudoin                               Beebe

    --  650, chemin du Lac                            Boucherville

    --  188, rue Fusey                                Cap-De-La-Madeleine

    --  21, rue Racine ouest                          Chicoutimi

    --  1, rue Mont Saint-Claire                      Chicoutimi

    --  Rue Chemin St-Antoine                         Dorion-Vaudreuil

    --  745, 43ieme avenue                            Dorval

    --  3665, boul. Ste-Rose (Terrain)                Laval

    --  317, rue Marion                               Le Gardeur

    --  20A, rue de la Riviere                        Les Escoumins

    --  830, de l'Eglise                              St-Romuald

    --  Partie des lots P-159 et P-160                Mont St-Gregoire

    --  8147, rue Sherbrooke est                      Montreal

    --  300, rue Viger est                            Montreal

    --  7355, rue Coffee                              Montreal

    --  1000, rue St-Denis                            Montreal

    --  1755, boul. Rene-Levesque est                 Montreal

    --  26, route rurale 225                          Noyan

    --  1700, chemin Oka                              Oka

    --  150, boul. Rene-Levesque est #150             Quebec

    --  Chemin Albert                                 Sacre-Coeur

    --  3330, rue King ouest                          Sherbrooke

    --  571, rue Rhimbault                            Sorel

    --  219E, chemin Riviere-Du-Nord                  St-Canut

    --  65, rue Des Fresnes                           Ste-Anne-Des-Plaines

    --  420, boul. Industriel                         St-Jean-sur-Richelieu

    --  662, Montee du Village                        St-Joseph-Du-Lac

    --  3598, rue Bernard-Pilon                       St-Mathieu-De-Beloeil

    --  Lot 122                                       St-Pascal de Kamouraska

    --  339, boul. St-Vallier                         St-Vallier

    --  90, rue Charbonneau                           Vaudreuil-Dorion

    II)  VIDEOTRON (LAURENTIEN) LTEE (NOW VIDEOTRON (REGIONAL) LTEE)

    --  170, rue Edmonton                             Hull

    III) LE SUPERCLUB VIDEOTRON LTEE ET GROUPE DE DIVERTISSEMENT SUPERCLUB INC. (QUEBEC, NEW-BRUNSWICK)

    --  Les Terrasses Langelier, Siege social,        Province de Quebec
        suite 500

    --  4245, rue Jean-Talon Est                      St-Leonard H1S 1J9

    --  3101, rue Masson                              Montreal H1Y 1X9

    --  100, boul. Brien, local 100                   Repentigny J6A 5N4

    --  180, boul. d'Anjou                            Chateauguay J6K 4Y7

    --  2930, Chemin Chambly                          Longueuil J4L 1N2

    --  2151, boul. des Laurentides                   Vimont H7M 4M2

    --  3476, boul. Des Sources                       Dollard-Des-Ormeaux H9B 1Z9

    --  1027, boul. St-Joseph                         Drummondville J2C 2C4

    --  1330, av. du Mont-Royal Est                   Montreal H2J 1Y5

    --  1, rue Dufferin                               Valleyfield J6S 1X9

    --  481, boul. des Laurentides                    St-Antoine J7Z 4L9

    --  2309, rue St-Hubert                           Jonquiere G7X 5N6

    --  803A, Cure-Labelle                            Blainville J7C 3P5

    --  5500, boul. de la Rive-Sud, bureau 140        Levis G6V 4Z2

    --  8256, Maurice Duplessis                       Riviere-des-Prairies H1E 3A3

    --  5101, Henri-Bourassa                          Montreal-Nord H1G 2S4

    --  10410, Pie-IX                                 Montreal-Nord H1H 3Z8

    --  8675 Viau                                     St-Leonard H1R 2T9

    --  9501, Christophe-Colomb                       Montreal H2M 2E3

    --  6112 Sherbrooke ouest                         Montreal H4A 1Y3

    --  66 Jacques Cartier Nord                       Sherbrooke J1J 2Z8

    --  5852, Leger                                   Montreal-Nord H1G 1K8

    --  965, d'Auteuil                                Duvernay, Laval H7E 5J7

    --  6425, rue Beaubien                            Montreal H1M 1B1

    --  2575, Provost                                 Lachine H8S 1R2

    --  2635, Van Horne, loc. 028                     Montreal H3S 2L2

    --  4260, Ste-Catherine est                       Montreal H1V 1X6

    --  16, rue St-Paul Est                           Ste-Agathe-des-Monts J8C 3M3

    --  100, Dresden                                  Ville Mont-Royal H3P 2B6

    --  5253, avenue du Parc                          Montreal H2V 4P2

    --  305 Sherbrooke ouest                          Montreal H2X 1Y1

    --  400, boul. du Seminaire                       St-Jean J3B 5L2

    --  5178, Queen Mary                              Montreal H3W 1X5

    --  5245, boul. Cousineau                         St-Hubert J3Y 6J8

    --  96, rue Principale Est                        Ste-Agathe-des-Monts J8C 1J8

    --  2033 rue Principale, local 106                Ste-Julie J3E 1W1

    --  168, 25e Avenue                               St-Eustache J7P 2V2

    --  354, boul. Arthur-Sauve                       St-Eustache J7R 2J3

    --  241, boul. Samson, local 20                   Ste-Dorothee H7X 3B4

    --  400 route 132, local 150                      St-Constant J5A 2J8

    --  2020, boul. Rene-Gaultier, Galerie Varennes   Varennes J3X 1N9

    --  5800, Cavendish, local D-1B                   Cote St-Luc H4W 2T5

    --  405, rue St-Jovite                            Mont-Tremblant J8E 2Z9

    --  690, chemin de St-Jean                        La Prairie J5R 2L4

    --  7579, boul. Newman                            LaSalle H8N 1X3

    --  541, boul. Cure-Labelle                       Chomedey H7V 2T3

    --  4230, boul. St-Jean #105                      Dollard-des-Ormeaux H9H 1X3

    --  11857, boul. Pierrefonds                      Pierrefonds H9A 1A1

    --  1770, de L'Eglise                             Ville-Emard H4E 3W1

    --  5000, Wellington                              Verdun H4G 1X9

    --  3698, boul. Taschereau                        Greenfield Park J4V 2H8

    --  4326, 1ere Avenue                             Charlesbourg G1H 2S6

    --  1300, boul. St-Jean Baptiste                  Montreal HlB 4A4

    --  2588, Chemin Chambly                          Longueuil J4L 1M5

    --  3730, rue Ontario                             Montreal H1W 1S2

    --  5645 Grande-Allee                             Brossard J4Z 3G3

    --  8200, boul. Taschereau, local 1255            Brossard J4X 1C2

    --  1747, Fleury Est                              Montreal H2C 1T3

    --  150, boul. des Laurentides                    Pont-Viau H7G 2T5

    --  6072, Sherbrooke Est                          Montreal H1N 1C1

    --  4600, boul. Samson                            Chomedey H7W 2H3

    --  5144, rue Frontenac                           Lac Megantic G6B 1H3

    --  1116, Vachon Nord Galeries de la Chaudiere    Ste-Marie de Beauce G6E 1N7

    --  5224, boul. de la Rive-Sud                    Levis G6V 4Z2

    --  1600, avenue Dollard                          LaSalle H8N 1T6

    --  4526, rue St-Laurent                          Montreal H2T 1R3

    IV) CABLAGE QMI INC., VIDEOTRON TVN INC. AND SOCIETE D'EDITION ET DE TRANSCODAGE T.E. LTEE

       Ces entites sont tous des sous-locataires dans le 300, rue Viger est.

    V)  VIDEOTRON (1998) LTEE

       Aucune propriete n'appartient ou n'est occupee par cette entite.

                              SCHEDULE I (PART 2)
                LIST OF NON-MATERIAL REAL ESTATE (SECTION 13.3)

---------------------------------------------------------------------------------------------------------------
NO         ADRESSE DE L'IMMEUBLE                  VILLE                  CIRCONSCRIPTION FONCIERE       VALEUR
---------------------------------------------------------------------------------------------------------------
022   495, rue Grand Boulevard est     Saint-Bruno                    Chambly (IN PROCESS TO SELL)      2 220 $
---------------------------------------------------------------------------------------------------------------
055   14165, rue Cherrier              Montreal                       Montreal (IN PROCESS TO SELL)    71 900 $
---------------------------------------------------------------------------------------------------------------
062   Lot 556-13, 556-14               Cap-de-la-Madeleine            (IN PROCESS TO SELL)             52 000 $
---------------------------------------------------------------------------------------------------------------
067   Lot 601-1-2                      Nontre-Dame-des-Laurentides    Charlesbourg (IN PROCESS         36 000 $
                                                                      TO SELL)
---------------------------------------------------------------------------------------------------------------
177   535, boul. Frontenac (route      Black Lake                     Thetford (IN PROCESS TO SELL)    13 000 $
      112)
---------------------------------------------------------------------------------------------------------------
348   Lot 981-2 canton de Shefford     Warterloo                      Shefford (IN PROCESS TO SELL)    14 700 $
---------------------------------------------------------------------------------------------------------------
362                                    St-Honore                      N/P (IN PROCESS TO SELL)         15 800 $
---------------------------------------------------------------------------------------------------------------
380   Lots 7 & 8                       Saint-Honore                   Temiscouata (IN PROCESS TO          400 $
                                                                      SELL)
---------------------------------------------------------------------------------------------------------------
383   Lot-189-11                       Saint-Donat                    Rimouski (OPERATION)             10 000 $
---------------------------------------------------------------------------------------------------------------
385   Partie lot 44 rang du            Village de Cap-a-l'Aigle       Charlevoix No. 1 (IN PROCESS TO   7 000 $
      Cap-a-l'Aigle                                                   SELL)
---------------------------------------------------------------------------------------------------------------
388   rue Saint-Charles                Armagh                         Bellechasse (IN PROCESS TO        1 500 $
                                                                      SELL)
---------------------------------------------------------------------------------------------------------------

                SCHEDULE "J"_--_OFFICER'S COMPLIANCE CERTIFICATE

TO: ROYAL BANK OF CANADA, AS AGENT

    We have reviewed the Credit Agreement originally dated as of November 28, 2000 entered into among VIDEOTRON LTEE, Royal Bank of Canada, as Agent and the Lenders (as defined in the Credit Agreement, as amended and restated on November 19, 2004, and as modified, supplemented, amended or amended and restated from time to time, the "CREDIT AGREEMENT") and hereby certify that:

     (i) with the exceptions listed below (if any), as of the date of this certificate, the Borrower has complied with all the terms and conditions of the Credit Agreement; and

    (iii) no Default has occurred and is continuing and no Event of Default has occurred or exists under the Credit Agreement [OR, IF A DEFAULT OR EVENT OF DEFAULT EXISTS, SET OUT THE DETAILS AND PROPOSED SOLUTIONS].

    We attach a Compliance Certificate demonstrating the Borrower's compliance with the financial covenants listed in subsections 12.11.1, 12.11.2 and 12.11.3 of the Credit Agreement for the latest period required under subsection {12.15.1 -- quarterly} {12.15.2 -- annual} {CHOOSE ONE}. In addition, we attach a list of any increases in the maximum amount of any Guarantee provided by a member of the VL Group that is limited by applicable Law.

------------------------------------------------
Name and Title

Date:
       -------------------------------------------

List of Defaults or Events of Default (either list or state "none". If any exist, set out particulars, period of existence and actions proposed)

------------------------------------------------

------------------------------------------------

------------------------------------------------

                             COMPLIANCE CERTIFICATE
                     MAINTENANCE OF RATIOS (SECTION 12.11)
                        QUARTER ENDING ________________

1.  LEVERAGE RATIO (DEBT TO EBITDA)

    (A)  Debt of the VL Group          $

    (B)  EBITDA                        $

    *Ratio of Debt to EBITDA (A/B) =

2.  INTEREST COVERAGE RATIO

    (B)  EBITDA                        $

    (D)  Interest Expense              $

    Ratio of EBITDA to Interest Expense (B/D) =

3.  SENIOR SECURED DEBT COVERAGE RATIO

    Senior Secured Debt under: (a) Credit Agreement            $

    (b)  CF Cable Notes                                        $

    (c)  Negative Value of Derivative Instruments              $

    (d)  Other Debt supported by a Charge                      $

    (B)  EBITDA                     $

    Ratio of Debt under the Credit Agreement to EBITDA =                      $

CALCULATION OF DEBT (A)

        Borrowed money (excluding QMI Subordinated Debt)             $
PLUS
        Negative Value of Derivative Instruments                     $
PLUS
        Deferred purchase price                                      $
PLUS
        Obligations secured by Charges                               $
PLUS
        Capital and Synthetic Leases                                 $
PLUS
        Contingent Obligations                                       $
PLUS
        B/A's, letters of credit and Guarantees                      $
EQUALS
        DEBT (A):                                                                   $

CALCULATION OF EBITDA

        (i)    Net income or loss of VL Group              $
PLUS
        (ii)   non-controlling interests                   $
PLUS
        (iii)  extraordinary items                         $
PLUS
        (iv)   Interest Expense                            $
PLUS
        (v)    Income tax expense
PLUS
        (vi)   Depreciation and amortization               $
PLUS OR MINUS
        (vi)   Forex translation gains/losses              $
PLUS
        (vi)   Non-cash financial charges                  $
EQUALS
        EBITDA (B)                                                        $

LIST OF INCREASES IN ANY LIMITED GUARANTEES

       NAME OF GUARANTOR          AMOUNT OF EXISTING GUARANTEE          INCREASE IN AMOUNT
       -----------------          ----------------------------          ------------------

[PLEASE SEE ATTACHED OFFICER'S CERTIFICATE FOR COMPUTATIONS AND DETAILS]

      SCHEDULE "K" -- LIMITS TO CERTAIN GUARANTEES AS AT THE PHASE II DATE

                             [PREVIOUSLY DELIVERED]

  SCHEDULE "K" (PART 2, SUBSECTION 10.2.5) -- LIMITS TO CERTAIN GUARANTEES AS
                     AT THE SEVENTH AMENDMENT CLOSING DATE

                        ABILITY TO
GUARANTOR                PAY DEBTS                        REALIZABLE                           ISSUED AND
(QUEBEC                  WHEN DUE        BOOK VALUE        VALUE OF                          PAID-UP SHARE
-------------------------------------------------------------------------------------------------------------------------------
COMPANIES ONLY)            (Y/N)         OF ASSETS          ASSETS        LIABILITIES       CAPITAL ACCOUNT          RESULT
-------------------------------------------------------------------------------------------------------------------------------
Videotron TVN Inc.           Y         $  77,919,000    $ 208,724,050    $   22,944,000       $ 31,557,000       $  154,223,050
-------------------------------------------------------------------------------------------------------------------------------
Le SuperClub                 Y         $ 109,537,000    $ 211,748,201    $   96,298,000       $      1,000       $  115,449,201
Videotron ltee
-------------------------------------------------------------------------------------------------------------------------------
Les Proprietes               Y         $           1    $           1    $            0       $          1       $            0
SuperClub Inc.
-------------------------------------------------------------------------------------------------------------------------------
SuperClub Videotron          Y         $  52,607,000    $  52,605,001    $   52,261,000       $        100       $      345,900
Canada Inc.
-------------------------------------------------------------------------------------------------------------------------------
Groupe de                    Y         $ 133,001,000    $ 133,001,000    $            0       $133,001,000       $            0
divertissement
SuperClub Inc.
-------------------------------------------------------------------------------------------------------------------------------
Videotron (1998) ltee        Y         $1,420,036,000   $2,267,458,572   $1,244,049,000       $165,000,000       $  858,409,572
-------------------------------------------------------------------------------------------------------------------------------
CF Cable TV Inc.             Y         $ 695,118,000    $ 759,049,154    $  580,092,000       $165,000,000       $   13,957,154
(federal)
-------------------------------------------------------------------------------------------------------------------------------
Videotron (Regional)         Y         $ 457,667,000    $ 495,722,046    $  163,903,000       $213,631,000       $  118,188,046
  ltee (federal)
-------------------------------------------------------------------------------------------------------------------------------
9139-3256 Quebec Inc.        Y         $ (49,579,000)   $2,267,458,672   $  558,493,000       $        100       $1,708,965,572
-------------------------------------------------------------------------------------------------------------------------------

Note:

(1) Based on unaudited unconsolidated balance sheet as at October 31, 2004

                 SCHEDULE "L" -- GUARANTORS AS AT JUNE 29, 2001

                             [PREVIOUSLY DELIVERED]

                                  SCHEDULE "M"
                       MEMBERS OF THE VL GROUP AS AT THE
                         SEVENTH AMENDMENT CLOSING DATE

VIDEOTRON LTEE
VIDEOTRON TVN INC.
LE SUPERCLUB VIDEOTRON LTEE
LES PROPRIETES SUPERCLUB INC./SUPERCLUB PROPERTIES INC.
SUPERCLUB VIDEOTRON CANADA INC.
GROUPE DE DIVERTISSEMENT SUPERCLUB INC.
VIDEOTRON (1998) LTEE
SOCIETE D'EDITION ET DE TRANSCODAGE T.E. LTEE
CF CABLE TV INC./CF CABLE TV INC.
VIDEOTRON (REGIONAL) LTEE/VIDEOTRON (REGIONAL) LTD.
9139-3256 QUEBEC INC.

              GUARANTORS AS AT THE SEVENTH AMENDMENT CLOSING DATE

VIDEOTRON TVN INC.
LE SUPERCLUB VIDEOTRON LTEE
LES PROPRIETES SUPERCLUB INC./SUPERCLUB PROPERTIES INC.
SUPERCLUB VIDEOTRON CANADA INC.
GROUPE DE DIVERTISSEMENT SUPERCLUB INC.
VIDEOTRON (1998) LTEE
CF CABLE TV INC./CF CABLE TV INC.
VIDEOTRON (REGIONAL) LTEE/VIDEOTRON (REGIONAL) LTD.
9139-3256 QUEBEC INC.
QUEBECOR MEDIA INC., under a limited recourse guarantee (limited to a pledge of the shares of the Borrower).

---------

Note: Videotron Telecom Limited is to become a Guarantor and a member of the VL Group at the time of the Merger.

  SCHEDULE "N" -- FORM OF SUBORDINATION AGREEMENT FOR BACK-TO-BACK SECURITIES

This SUBORDINATION AGREEMENT is dated as of   -  , 200  -  (the "AGREEMENT").

    To: Royal Bank of Canada, for itself and as Agent under the Credit Agreement (defined below) for the Lenders (the "AGENT"), Videotron Ltee, a Quebec company
(the "OBLIGOR"), as obligor under the   -  dated as of   -  , and   -  in the
principal amount of $  -  and $  -  , respectively, made by the Obligor in
favour of   -  (the "SUBORDINATED NOTES"), and   -  , as holder (the "HOLDER")
of the Subordinated Notes, for ten dollars and other good and valuable consideration received by each of the Obligor and the Holder from the Agent and by each of the Obligor and the Holder from the other, agree as follows:

    1.  INTERPRETATION.

       (a) "CASH, PROPERTY OR SECURITIES". "Cash, Property or Securities" shall not be deemed to include securities of the Obligor or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided herein with respect to the Subordinated Notes, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) all Senior Indebtedness is assumed by the new Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

       (b) "PAYMENT IN FULL". "payment in full", with respect to Senior Indebtedness, means the receipt on an irrevocable basis of cash in an amount equal to the unpaid principal amount of the Senior Indebtedness and premium, if any, and interest and any special interest thereon to the date of such payment, together with all other amounts owing with respect to such Senior Indebtedness.

       (c) "SENIOR INDEBTEDNESS". "Senior Indebtedness" means, at any date all indebtedness (including, without limitation, any and all amounts of principal, interest, special interest, additional amounts (including amounts owed under any Derivative Instrument entered into with a Lender, as defined in the Credit Agreement), premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy and any reimbursement of expenses) under (1) the Indenture described as
           the "US$335,000,000   -  % Indenture dated as of   -  , including,
           without limitation, the "Notes", the "Subsidiary Guarantees", the "Exchange Notes", the "Additional Notes" and any Guarantee of the Exchange Notes or the Additional Notes (in each case, as defined in the Indenture) and (2) the Amended and Restated Credit Agreement, originally dated as of November 28, 2000, as amended and restated as of October 8, 2003, among the Obligor, the Lenders as defined therein, and Royal Bank of Canada, as administrative agent (the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth therein).

    2. AGREEMENT ENTERED INTO PURSUANT TO CREDIT AGREEMENT. The Obligor, the Agent and the Lenders are entering into this Agreement pursuant to the provisions of the Credit Agreement, pursuant to which Videotron Ltee has borrowed Cdn. $368,130,000 and has additional borrowings available of Cdn.$100,000,000 (the "CREDIT").

    3. SUBORDINATION. The indebtedness represented by the Subordinated Notes shall be subordinated as follows:

       (a) AGREEMENT TO SUBORDINATE. The Obligor, for itself and its successors and assigns, and the Holder agree that the indebtedness evidenced by the Subordinated Notes (including, without limitation, principal, interest, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy (as same is interpreted under the US Bankruptcy Code) and any reimbursement of expenses) is subordinate and junior in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness. The provisions of this Section 3 are for the benefit of the Agent acting on behalf of the holders from time to time of Senior Indebtedness under the Credit Agreement, including the Lenders as defined therein, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly) may proceed to enforce such provisions.

       (b) LIQUIDATION, DISSOLUTION OR BANKRUPTCY.

             (i) Upon any distribution of assets of the Obligor to creditors or upon a liquidation or dissolution or winding-up of the Obligor or in a bankruptcy, arrangement, liquidation, reorganization, insolvency, receivership or similar case or proceeding relating to the Obligor or its property or other marshalling of assets of the Obligor:

              (A) the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of or interest on, or any other amount owing in respect of, the Subordinated Notes;

              (B) until payment in full of all Senior Indebtedness, any
                  distribution of assets of the Obligor of any kind or character to which the Holder would be entitled but for this Section 3 is hereby assigned to the holders of Senior Indebtedness absolutely and shall be paid by the Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Persons making such payment or distribution to, the Agent on behalf of the holders of Senior Indebtedness under the Credit Agreement, as their interests may appear; and

              (C) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Obligor of any kind or character, whether in Cash, Property or Securities, shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the Agent on behalf of the holders of Senior Indebtedness under the Credit Agreement, as their interests may appear, for application to the payment of all Senior Indebtedness under the Credit Agreement until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness under the Credit Agreement in respect of such Senior Indebtedness.

            (ii) If (A) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Obligor or its property (a "REORGANIZATION PROCEEDING") is commenced and is continuing and (B) the Holder does not file proper claims or proofs of claim in the form required in a Reorganization Proceeding prior to 45 days before the expiration of the time to file such claims, then (1) upon the request of the Agent, the Holder shall file such claims and proofs of claim in respect of the Subordinated Notes and execute and deliver such powers of attorney, assignments and proofs of claim or proxies as may be directed by the Agent to enable it to exercise in the sole discretion of the Agent any and all voting rights attributable to the Subordinated Notes which are capable of being voted (whether by meeting, written resolution or otherwise) in a Reorganization Proceeding and enforce any and all claims upon or in respect of the Subordinated Notes and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Notes, and (2) whether or not the Agent shall take the action described in clause (1) above, the Agent shall nevertheless be deemed to have such powers of attorney as may be necessary to enable the Agent to exercise such voting rights, file appropriate claims and proofs of claim and otherwise exercise the powers described above for and on behalf of the Holder.

       (c) RELATIVE RIGHTS. This Section 3 defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this
           Section 3 shall:

             (i) impair, as between the Obligor and the Holder, the obligation of the Obligor, which is absolute and unconditional, to pay the principal of and interest on the Subordinated Notes in accordance with their terms; or

            (ii) affect the relative rights of the Holder and creditors of the
                 Obligor other than the holders of Senior Indebtedness; or

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            (iii) affect the relative rights of the holders of Senior
                  Indebtedness among themselves or opposite the Obligor under the Credit Documents; or

            (iv) prevent the Holder from exercising its available remedies upon a default, subject to the rights of the holders of Senior Indebtedness to receive cash, property or other assets otherwise payable to the Holder.

       (d) SUBORDINATION MAY NOT BE IMPAIRED.

             (i) No right of any holder of Senior Indebtedness to enforce the subordination of indebtedness evidenced by the Subordinated Notes shall in any way be prejudiced or impaired by any act or failure to act by the Obligor or by any such holder or the Agent, or by any non-compliance by the Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which any such holder or the Agent may have or be otherwise charged with. Neither the subordination of the Subordinated Notes as herein provided nor the rights of the holders of Senior Indebtedness with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Senior Indebtedness or any exercise or non-exercise of any right, power or remedy with respect thereto.

            (ii) The Holder agrees that all indebtedness evidenced by the
                 Subordinated Notes will be unsecured by any Charge (as defined in the Credit Agreement) or by any Lien (as defined in the Indenture) upon or with respect to any property of the Obligor.

            (iii) The Holder agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness evidenced by the Subordinated Notes except to the extent payment of such indebtedness is permitted and will not assign or otherwise dispose of the Subordinated Notes or the indebtedness which it evidences unless the assignee or acquiror, as the case may be, agrees to be bound by the terms of this Agreement.

       (g) HOLDER ENTITLED TO RELY.

           Upon any payment or distribution pursuant to this Section 3, the Holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 3(b) are pending, (ii) upon a certificate if the liquidating trustee or agent or other person in such proceedings making such payment or distribution to the Holder or its representative, if any, or (iii) upon a certificate of the Agent or any representative (if any) of the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

    4. ENFORCEABILITY. Each of the Obligor and the Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by each of the Obligor and the Holder and constitutes a valid and legally binding obligation of each of the Obligor and the Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and on the date hereof, the Holder shall deliver an opinion or opinions of counsel to such effect to the Agent for the benefit of the Lenders.

    5.  MISCELLANEOUS.

       (a) Until payment in full of all the Senior Indebtedness, the Obligor and the Holder agree that no amendment shall be made to any of the Subordinated Notes which would affect the rights of the holders of the Senior Indebtedness.

       (b) This Agreement may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Obligor, the Holder and the Agent.

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       (c) This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Agent and each and every holder of Senior Indebtedness and their respective successors and assigns.

       (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       (e) The Holder and the Obligor each hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Agreement may be brought in any state or federal court sitting in The City of New York or any court in the Province of Quebec and submits and attorns to the non-exclusive jurisdiction of each such court.

       (f) The Holder and the Obligor will whenever and as often as reasonably requested to do so by the Agent, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to give complete effect to this Agreement.

       (g) Each of the Holder and the Obligor irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the addresses listed below, shall be deemed in every respect effective service of process upon the Holder or the Obligor, as applicable, in any such suit or proceeding.

    If to the Obligor:

      -

    If to the Holder:

      -

    Each of the Holder and the Obligor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.

    IN WITNESS WHEREOF, the Obligor and the Holder each have caused this Agreement to be duly executed.

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                                                   Title:   -

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                                                 by
                                                   Name:   -
                                                   Title:   -

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